Filed Pursuant to Rule 424(b)(3)

Registration No. 333-214825

United States 3x Oil Fund*

30,000,000 Shares

*Principal U.S. Listing Exchange: NYSE Arca, Inc.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The United States 3x Oil Fund (the “Fund”), a series of the USCF Funds Trust, is a fund that issues shares that trade on NYSE Arca Equities, Inc. (“NYSE”). The investment objective of the Fund is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect three times (3x) the daily change in percentage terms of the price of a specified short-term futures contract on light, sweet crude oil called the “Benchmark Oil Futures Contract.” The Benchmark Oil Futures Contract is the futures contract on light, sweet crude oil as traded on the New York Mercantile Exchange (the “NYMEX”), traded under the trading symbol “CL” (for WTI Crude Oil futures), that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire. The Fund seeks a return that is 300% of the return of the Benchmark Oil Futures Contract for a single day. The Fund should not be expected to provide 300% of the cumulative return for the Benchmark Oil Futures Contract for periods greater than a day.

The Fund will seek to achieve its investment objective by primarily investing in futures contracts for light, sweet crude oil that are traded on the NYMEX, ICE Futures Europe or other U.S. and foreign exchanges (collectively, “Oil Futures Contracts”).

The Fund will, to a lesser extent and in view of regulatory requirements and/or market conditions:

(i)	next invest in (a) cleared swap transactions based on the Benchmark Oil Futures Contract, (b) non-exchange traded (“over-the-counter” or “OTC”), negotiated swap contracts that are based on the Benchmark Oil Futures Contract, and (c) forward contracts for oil;

(ii)	followed by investments in futures contracts for other types of crude oil, diesel-heating oil, gasoline, natural gas, and other petroleum-based fuels, each of which are traded on the NYMEX, ICE Futures Europe or other U.S. and foreign exchanges as well as cleared swap transactions and OTC swap contracts valued based on the foregoing; and

(iii)	finally, invest in exchange-traded cash settled options on Oil Futures Contracts.

All such other investments are referred to as “Other Oil-Related Investments” and, together with Oil Futures Contracts, are “Oil Interests.” The Fund will support its investments by holding the amounts of its margin, collateral and other requirements relating to these obligations in short-term obligations of the United States of two years or less (“Treasuries”), cash and cash equivalents. The majority of the Fund’s assets will be held in Treasuries, cash and/or cash equivalents.

The Fund pays its sponsor, United States Commodity Funds LLC (“USCF”), a limited liability company, a management fee and incurs certain other costs. The address of both USCF and the Fund is 1999 Harrison Street, Suite 1530, Oakland, CA 94612. The telephone number for both USCF and the Fund is 510.522.9600. In order for a hypothetical investment in shares to breakeven over the next 12 months, assuming a selling price of $25.00 the investment would have to generate 0.91 % return or $ 0.23.

The Fund is an exchange traded fund. This means that most investors who decide to buy or sell shares of the Fund place their trade orders through their brokers and may incur customary brokerage commissions and charges. Shares of the Fund trade on NYSE under the ticker symbol “USOU” and are bought and sold throughout the trading day at bid and ask prices like other publicly traded securities.

Shares will trade on NYSE after they are initially purchased by “Authorized Participants,” institutional firms that purchase shares in blocks of 50,000 shares called “baskets” through the Fund’s marketing agent, ALPS Distributors, Inc. (the “Marketing Agent”). The initial price per share will be $25, the initial price per basket will be $1,250,000, and RBC Capital Markets, LLC is the initial Authorized Participant. Thereafter, the price of a basket will be equal to the NAV of 50,000 shares on the day that the order to purchase the basket is accepted by the Marketing Agent. The NAV per share will be calculated by taking the current market value of the Fund’s total assets (after close of NYSE) subtracting any liabilities and dividing that total by the total number of outstanding shares. Authorized Participants that do offer to the public shares from the baskets they create will do so at per-share offering prices that are expected to reflect, among other factors, the trading price of the shares on NYSE, the NAV of the shares at the time the Authorized Participant purchased the Creation Baskets, the NAV of the shares at the time of the offer of the shares to the public, the supply of and demand for shares at the time of sale, and the liquidity of the Oil Futures Contract market and the market for Other Oil-Related Investments. Please see below for additional information. The offering of the Fund’s shares will be a “best efforts” offering, which means that no Authorized Participant is required to purchase a specific number or dollar amount of shares nor is the Marketing Agent required to facilitate any specific number or dollar amount of creation or redemption orders for baskets.

USCF will pay the Marketing Agent a service fee. Aggregate compensation paid to the Marketing Agent and any affiliate of USCF for marketing and/or distribution-related services in connection with this offering of shares will not exceed ten percent (10%) of the gross proceeds of the offering.

The Fund is not appropriate for all investors and presents many different risks than other types of funds, including risks associated with the use of leverage. The Fund is intended to be a daily trading tool for sophisticated investors to manage daily trading risks. The Fund uses leverage and should produce returns for a single day that are more volatile than that of the Benchmark Oil Futures Contract. Additionally, the Fund is designed to achieve its stated investment objective on a daily basis, but its performance over different periods of time can differ significantly from its stated daily objective. The Fund is riskier than securities that have intermediate or long-term investment objectives, and may not be suitable for investors who plan to hold shares of the Fund for a period other than one day. The return of the Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ from the 300% of the performance of the Benchmark Oil Futures Contract for the same period. Daily compounding of the Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to the Fund’s return for a period as the return of the Benchmark Oil Futures Contract. Accordingly, the Fund should be purchased only by knowledgeable investors who understand the potential consequences of seeking daily compounding leveraged long investment results. Investors should actively and frequently monitor their investments in the Fund, even intra-day. It is possible that you will suffer significant losses in the Fund even if the long-term performance of the Benchmark Oil Futures Contract is positive.

Investors who buy or sell shares during the day from their broker may do so at a premium or discount relative to the market value of the underlying Benchmark Oil Futures Contracts in which the Fund invests due to supply and demand forces at work in the secondary trading market for shares. Investing in the Fund involves risks similar to those involved with leveraged exposure to the Benchmark Oil Futures Contracts, and other significant risks. See “Risk Factors Involved with an Investment in the Fund” beginning on page 6.

The offering of the Fund’s shares is registered with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Act of 1933 (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until all of the registered shares have been sold or three years from the date of the original offering, whichever is earlier, unless extended as permitted under the rules under the 1933 Act, although the offering may be temporarily suspended if and when no suitable investments for the Fund are available or practicable. The Fund is not an investment company registered under the Investment Company Act of 1940 (“1940 Act”) and is not subject to regulation under such Act.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Fund is a commodity pool and USCF is a commodity pool operator subject to regulation by the Commodity Futures Trading Commission (“CFTC”) and the National Futures Association (“NFA”) under the Commodities Exchange Act (“CEA”).

The date of this prospectus is July 19, 2017

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 56 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 57.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 6.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Fund and its shares, it does not contain or summarize all of the information about the Fund and its shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “Risk Factors Involved with an Investment in the Fund” beginning on page 6, before making an investment decision about the shares. For a glossary of defined terms, see Appendix A.

The Fund is not appropriate for all investors and present different risks than other types of funds, including risks associated with the effects of leveraged investing. An investor should only consider an investment in the Fund if he or she understands the consequences of seeking daily leveraged investment results. The Fund seeks to return (before fees and expenses) a multiple (3x) of the performance of the Benchmark Oil Futures Contract for a single day, not for any other period. The return of the Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ from the Fund’s multiple times the return of the Benchmark Oil Futures Contract for the same period. Daily compounding of the Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to the Fund’s return for a period as the return of the Benchmark Oil Futures Contract. The Fund uses leverage and should produce returns for a single day that are more volatile than that of the Benchmark Oil Futures Contract. For example, the return of the Fund for a single day should be approximately three times as volatile as the return of a fund for a single day with an objective of matching the same Benchmark Oil Futures Contract. Shareholders who invest in the Funds should actively manage and monitor their investments, as frequently as daily.

The Trust and the Fund

The USCF Funds Trust (the “Trust”) is a Delaware statutory trust formed on March 2, 2016 pursuant to the Delaware Statutory Trust Act. The United States 3x Oil Fund (the “Fund”) formed on June 23, 2017, is one of the series of the Trust (each such series, a “REX Fund” and together, the “REX Funds”). The Fund is a commodity pool that continuously issues common shares of beneficial interest that may be purchased and sold on NYSE. The Trust and the Fund operate pursuant to the Trust’s Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated as of June 23, 2017. Wilmington Trust, National Association, a national banking association, with its principal place of business in the State of Delaware, is the Delaware trustee of the Trust. The Trust and the Fund are managed and controlled by USCF. USCF is a limited liability company formed in Delaware on May 10, 2005, that is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”).

The Fund’s Investment Objective and Strategy

The investment objective of the Fund will be for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect three times (3x) the daily change in percentage terms of the price of a specified short-term futures contract on light, sweet crude oil (the “Benchmark Oil Futures Contract”) less the Fund’s expenses. To achieve this objective, USCF will endeavor to have the notional value of the Fund’s aggregate exposure to the Benchmark Oil Futures Contract at the close of each trading day approximately equal to 300% of the Fund’s NAV. The Fund will seek a return that is 300% of the return of the Benchmark Oil Futures Contract for a single day and does not seek to achieve its stated investment objective over a period of time greater than one day. The pursuit of daily leveraged investment goals means that the return of the Fund for a period longer than a full trading day may have no resemblance to 300% of the return of the Benchmark Oil Futures Contract for a period of longer than a full trading day because the aggregate return of the Fund is the product of the series of each trading day’s daily returns.

What Is the “Benchmark Oil Futures Contract”?

The Benchmark Oil Futures Contract is the futures contract on light, sweet crude oil as traded on the New York Mercantile Exchange (the “NYMEX”), traded under the trading symbol “CL” (for WTI Crude Oil futures), that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire.

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How Does the Fund Intend to Meet Its Investment Objectives?

The Fund will seek to achieve its investment objective by primarily investing in futures contracts for light, sweet crude oil that are traded on the NYMEX, ICE Futures Europe or other U.S. and foreign exchanges (collectively, “Oil Futures Contracts”).

 The Fund will, to a lesser extent and in view of regulatory requirements and/or market conditions:

(i)	next invest in (a) cleared swap transactions based on the Benchmark Oil Futures Contract, (b) non-exchange traded (“over-the-counter” or “OTC”), negotiated swap contracts that are based on the Benchmark Oil Futures Contract, and (c) forward contracts for oil;

(ii)	followed by investments in futures contracts for other types of crude oil, diesel-heating oil, gasoline, natural gas, and other petroleum-based fuels, each of which are traded on the NYMEX, ICE Futures Europe or other U.S. and foreign exchanges as well as cleared swap transactions and OTC swap contracts valued based on the foregoing; and

(iii)	finally, invest in exchange-traded cash settled options on Oil Futures Contracts.

All such other investments are referred to as “Other Oil-Related Investments” and, together with Oil Futures Contracts, are “Oil Interests.”

For the Fund to maintain a consistent 300% return versus the Benchmark Oil Futures Contract, the Fund’s holdings must be rebalanced on a daily basis by buying additional Oil Interests or selling Oil Interests that it holds. Such rebalancing will occur generally before or at the close of trading of the shares on the Exchange, at or as near as possible to that day’s settlement price, and will be disclosed on the Fund’s website as pending trades before the opening of trading on the Exchange the next business day and will be taken into account in the Fund’s intra-day Indicative Fund Value and reflected in the Fund’s end of day NAV on that business day.

 The Fund anticipates that, to the extent it invests in Oil Futures Contracts other than the Benchmark Oil Futures Contract or Other Oil-Related Investments, it will invest in futures, cleared and non-cleared swaps, and call and put options to hedge the short-term price movements of such Oil Futures Contracts and Other Oil-Related Investments against the price movements of the current Benchmark Oil Futures Contract. For example, if the Fund invested in diesel-heating oil futures contracts, it may also enter into a swap or forward contract that is valued based on the difference between the diesel-heating oil futures contract and the Benchmark Oil Futures Contract so that the investment in the diesel-heating oil futures contracts together with such swap would provide a return that more closely matches the movements in the price of the Benchmark Oil Futures Contract.

USCF currently anticipates that regulatory requirements such as accountability levels set by exchanges or position limits set by exchanges or by other regulators, such as the CFTC, and market conditions including those allowing the Fund to obtain greater liquidity or to execute transactions with more favorable pricing, could cause the Fund to invest in Other Oil-Related Investments.

The Fund will support its investments by holding the amounts of its margin, collateral and other requirements relating to these obligations in short-term obligations of the United States of two years or less (“Treasuries”), cash and cash equivalents. Cash equivalents are short-term instruments with maturities of less than three months and shall include the following: (i) certificates of deposit issued against funds deposited in a bank or savings and loan association; (ii) bankers’ acceptances, which are short-term credit instruments used to finance commercial transactions; (iii) repurchase agreements and reverse repurchase agreements; (iv) bank time deposits, which are monies kept on deposit with banks or savings and loan associations for a stated period of time at a fixed rate of interest; (v) commercial paper, which are short-term unsecured promissory notes; and (vi) money market funds.

The Fund may invest in money market funds, as well as Treasuries with a maturity date of two years or less, as an investment for assets not used for margin or collateral in the Oil Interests. The majority of the Fund’s assets will be held in Treasuries, cash and/or cash equivalents with the Custodian.

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The Fund will seek to invest in a combination of Oil Interests such that the daily changes in its NAV, measured in percentage terms, less the Fund’s expenses, will track three times (3x) the daily changes in the price of the Benchmark Oil Futures Contract, also measured in percentage terms. As a specific benchmark, USCF will endeavor to place the Fund’s trades in Oil Interests and otherwise manage the Fund’s investments so that the difference between “A” and “B” will be plus/minus 0.30 percent (0.30%) of “B”, where:

•	A is the average daily percentage change in the Fund’s per share NAV for any period of thirty (30) successive valuation days, i.e., any NYSE trading day as of which the Fund calculates its per share NAV, less the Fund’s expenses; and

•	B is three times the average daily percentage change in the price of the Benchmark Oil Futures Contract over the same period.

The design of the Fund’s Benchmark Oil Futures Contract is such that every month it begins by using the near month contract to expire until the near month contract is within two weeks of expiration, when, over a four day period, it transitions to the next month contract to expire as its benchmark contract and keeps that contract as its benchmark until it becomes the near month contract and close to expiration. In the event of a crude oil futures market where near month contracts trade at a higher price than next month to expire contracts (“backwardation” ), then, absent the impact of the overall movement in crude oil prices, the value of the benchmark contract would tend to rise as it approaches expiration. Conversely, in the event of a crude oil futures market where near month contracts trade at a lower price than next month contracts (“contango”), then, absent the impact of the overall movement in crude oil prices, the value of the benchmark contract would tend to decline as it approaches expiration.

USCF believes that market arbitrage opportunities will cause daily changes in the Fund’s share price on NYSE on a percentage basis, to closely track the daily changes in the Fund’s per share NAV on a percentage basis. The Fund will not seek to achieve its stated investment objective over a period of time greater than one day. The pursuit of daily leveraged investment goals means that the return of the Fund for a period longer than a full trading day may have no resemblance to 300% of the return of the Benchmark Oil Futures Contract for a period of longer than a full trading day because the aggregate return of the Fund is the product of the series of each trading day’s daily returns. During periods of market volatility, the volatility of the Benchmark Oil Futures Contract may affect the Fund’s return as much as or more than the return of the Benchmark Oil Futures Contract. Further, the return for investors that invest for periods less than a full trading day or for a period different than a trading day will not be the product of the return of the Fund’s stated investment objective and the performance of the Benchmark Oil Futures Contract for the full trading day. Additionally, investors should be aware that the Fund’s investment objective is not for its NAV or market price of shares to equal, in dollar terms, the spot price of light, sweet crude oil. Natural market forces called contango and backwardation can impact the total return on an investment in the Fund’s shares relative to a hypothetical direct investment in crude oil and, in the future, it is likely that the relationship between the market price of the Fund’s shares and changes in the spot prices of light, sweet crude oil will continue to be so impacted by contango and backwardation. (It is important to note that the disclosure above ignores the potential costs associated with physically owning and storing crude oil, which could be substantial.)

Principal Investment Risks of an Investment in the Fund

An investment in the Fund involves a degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 6.

Investment Risk

Investors may choose to use the Fund as a means of investing indirectly in crude oil. There are significant risks and hazards inherent in the crude oil industry that may cause the price of crude oil to widely fluctuate.

Correlation Risk

To the extent that investors use the Fund as a means of indirectly investing in crude oil, there is the risk that the daily changes in the price of the Fund’s shares on the NYSE on a percentage basis, will not closely track the daily changes in the spot price of light, sweet crude oil on a percentage basis. This could happen if the price of shares traded on the NYSE does not correlate closely with the value of the Fund’s NAV; the changes in the Fund’s NAV do not correlate closely with the changes in the price of the Benchmark Oil Futures Contract; or the changes in the price of the Benchmark Oil Futures Contract do not closely correlate with the changes in the cash or spot price of crude oil. This is a risk because if these correlations do not exist, then investors may not be able to use the Fund as a cost-effective way to indirectly invest in crude oil or as a hedge against the risk of loss in crude oil-related transactions.

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The price relationship between the near month contract to expire and the next month contract to expire that compose the Benchmark Oil Futures Contract will vary and may impact both the total return over time of the Fund’s NAV, as well as the degree to which its total return tracks other crude oil price indices’ total returns. In cases in which the near month contract’s price is lower than the next month contract’s price (a situation known as “contango” in the futures markets), then absent the impact of the overall movement in crude oil prices the value of the benchmark contract would tend to decline as it approaches expiration. In cases in which the near month contract’s price is higher than the next month contract’s price (a situation known as “backwardation” in the futures markets), then absent the impact of the overall movement in crude oil prices the value of the benchmark contract would tend to rise as it approaches expiration.

Compounding Risk

The Fund has a single-day investment objective. Because of daily rebalancing and the compounding of each day’s return over time, the return of the Fund for periods longer than a single day will be the result of each day’s returns compounded over the period, which will very likely differ from 300% of the return of the Benchmark Oil Futures Contract over the same period. The Fund may lose money if the Benchmark Oil Futures Contract performance is flat over time, and as a result of daily rebalancing, the volatility of the Benchmark Oil Futures Contract and the effects of compounding, it is even possible that the Fund will lose money over time while the level of the Benchmark Oil Futures Contract increases.

The Fund is designed to be utilized only by knowledgeable investors who understand the potential consequences of seeking daily leveraged investment results and are willing to monitor their portfolios frequently. The Fund is not intended to be used by, and is not appropriate for, investors who do not intend to actively monitor and manage their portfolios.

Tax Risk

The Fund is organized and operated as a Delaware statutory trust, in accordance with the provisions of its Trust Agreement and applicable state law, but is taxed in a manner similar to a limited partnership and therefore, has a more complex tax treatment than conventional mutual funds.

Over-the-Counter (“OTC”) Contract Risk

The Fund may also invest in negotiated “OTC” contracts, which are not as liquid as exchange-traded futures contracts. OTC contracts expose the Fund to the risk that the Fund’s counterparty may not be able to satisfy its obligations to the Fund.

Other Risks

The Fund pays fees and expenses that are incurred regardless of whether it is profitable.

Unlike mutual funds, commodity pools or other investment pools that manage their investments in an attempt to realize income and gains and distribute such income and gains to their investors, the Fund generally does not distribute cash to limited partners or other shareholders. You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your share of income and gains of the Fund, if any, or for any other reason.

The Fund has no operating history, so there is no performance history to serve as a basis for you to evaluate an investment in the Fund.

You will have no rights to participate in the management of the Fund and will have to rely on the duties and judgment of USCF to manage the Fund.

The Fund is subject to actual and potential inherent conflicts involving USCF, the Marketing Agent, various commodity futures brokers and Authorized Participants. USCF’s officers, directors and employees do not devote their time exclusively to the Fund. USCF’s personnel are directors, officers or employees of other entities that may compete with the Fund for their services, including other commodity pools (funds) that USCF manages (these funds are referred to in this prospectus as the “Related Public Funds” and are identified in the Glossary). USCF could have a conflict between its responsibilities to the Fund and to those other entities. As a result of these and other relationships, parties involved with the Fund have a financial incentive to act in a manner other than in the best interest of the Fund and the shareholders.

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The Fund’s Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. You should note that you may pay brokerage fees on purchases and sales of the Fund’s shares, which are not reflected in the table. Authorized Participants will pay applicable creation and redemption fees. See “Creation and Redemption of Shares-Creation and Redemption Transaction Fee,” page 83.

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)

Fees and Expenses
Management Fee(1)	1.35%
Brokerage Fees(2)	0.49%
Total Annual Fund Operating Expenses	1.84%

(1)	The Fund is contractually obligated to pay USCF a management fee based on daily net assets and paid monthly of 1.35% per annum on average net assets. Average daily net assets are calculated daily by taking the average of the total net assets of the Fund over the calendar year, i.e., the sum of daily total net assets divided by the number of calendar days in the year. On days when markets are closed, the total net assets are the total net assets from the last day when the market was open.
(2)	The Fund determined this estimate as follows based on the Fund having two blocks of 50,000 shares (“Creation Baskets”) sold and 100,000 shares outstanding. Assuming the price of a share is $25.00, the Fund would receive $2,500,000 upon the sale of a Creation Basket (100,000 shares multiplied by $25.00). Assuming no change in the settlement price of the contracts, the Fund would be required to sell and purchase positions in 150 futures contracts each month to support shares sold in the Creation Basket ($2,500,000 divided by the total value of the futures contracts at an assumed settlement price for the futures contract of $50,000, multiplied by 3 for the leverage). Assuming futures commission merchants charge approximately $3.22 per futures contract for each buy or sale, the monthly futures commission merchant commission charge per contract would be approximately $6.44 (except on the first month in which it would be approximately $3.22 because there is no roll), and the annual futures commission merchant commission charge per contract would be approximately $74.06. Assuming no change in the settlement price of the contracts, the Fund would sell and buy 150 futures contracts each month to support a Creation Basket, which means that the Fund’s annual commission charge per two Creation Baskets without rebalancing would be approximately $11,109 (150 contracts bought and sold * approximately $6.44 per month *11.5 months). The estimated daily rebalancing cost of 1% of holdings is $1,217 (1% * 150 contracts * 252, the number of NYSE trading days * $3.22). The Fund’s annual commission charge per two Creation Baskets with rebalancing is $12,326 (the annual commission charge plus the rebalancing cost). As a percentage of the total investment of $2,500,000 to support the issuance of two Creation Baskets, the Fund’s annual commission expense would be approximately 0.49% ($12,326 divided by $2,500,000 per annum).

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RISK FACTORS INVOLVED WITH AN INVESTMENT IN THE FUND

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus as well as information found in our periodic reports, which includes the Trust’s and the Fund’s financial statements and related notes.

Risks Related to Leveraged Investments

Due to the compounding of daily returns, the Fund’s returns over periods longer than a single day will likely differ in amount and possibly even direction from the Fund multiple times the benchmark return for the period.

The investment objective of the Fund is for the daily changes in percentage terms of its per share NAV to reflect three times (3x) the daily change in percentage terms of the Benchmark Oil Futures Contract. The Fund seeks investment results for a single day only, as measured from NAV calculation time to NAV calculation time, and not for any other period. The return of the Fund for a period longer than a single day is the result of its return for each day compounded over the period, and usually will differ from three times (3x) the return of the Benchmark Oil Futures Contract for the same period. The Fund could lose money over time regardless of the performance of the Benchmark Oil Futures Contract, including as a result of daily rebalancing, the Benchmark Oil Futures Contract’s volatility, and compounding. Longer holding periods, higher volatility of the Benchmark Oil Futures Contract, and greater leverage each affect the impact of compounding on the Fund’s returns. Daily compounding of the Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to the Fund’s return for a period as the return of the Benchmark Oil Futures Contract.

The Fund uses leverage and should produce returns for a single day that are more volatile than that of the Benchmark Oil Futures Contract. For example, the return for a single day should be approximately three times as volatile for a single day as the return of a fund with an objective of matching the performance of the Benchmark Oil Futures Contract. The Fund is not appropriate for all investors and present different risks than other funds. The Fund uses leverage and is riskier than similarly benchmarked exchange-traded funds that do not use leverage. An investor should only consider an investment in the Fund if he or she understands the consequences of seeking daily leveraged investment results for a single day. Daily objective leveraged funds, if used properly and in conjunction with the investor’s view on the future direction and volatility of the markets, can be useful tools for investors who want to manage their exposure to various markets and market segments and who are willing to monitor and/or periodically rebalance their portfolios. Shareholders who invest in the Fund should actively manage and monitor their investments, as frequently as daily.

In general, during periods of higher volatility for the Benchmark Oil Futures Contract, compounding will cause the Fund’s results for periods longer than a single day to be less than three times (3x) the return of the Benchmark Oil Futures Contract. This effect becomes more pronounced as volatility increases. Conversely, in periods of lower volatility for the Benchmark Oil Futures Contract (particularly when combined with higher returns for the Benchmark Oil Futures Contract), the Fund’s returns over longer periods can be higher than three times (3x) the return of the Benchmark Oil Futures Contract. Actual results for a particular period, before fees and expenses, are also dependent on the magnitude of the return of the Benchmark Oil Futures Contract in addition to the volatility of the Benchmark Oil Futures Contract.

Intraday Price/Performance Risk.

The Fund is typically rebalanced at or about the time of its NAV calculation. As such, the intraday position of the Fund will generally be different from the Fund’s stated daily investment objective (i.e., 3x). When shares are bought intraday, the performance of the Fund’s shares until the Fund’s next NAV calculation will generally be greater than or less than the Fund’s stated daily multiple.

The use of leveraged positions could result in the total loss of an investor’s investment.

The Fund utilizes leverage in seeking to achieve its investment objective and will lose more money in market environments adverse to its respective daily investment objectives than funds that do not employ leverage. The use of leveraged positions could result in the total loss of an investor’s investment.

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For example, because the investment objective of the Fund is for the daily changes in percentage terms of its per share NAV to reflect three times (3x) the daily change in percentage terms of the Benchmark Oil Futures Contract, a single-day movement in the Benchmark Oil Futures Contract approaching 33% at any point in the day could result in the total loss or almost total loss of an investor’s investment if that movement is contrary to the investment objective of the Fund, even if the Benchmark Oil Futures Contract subsequently moves in an opposite direction, eliminating all or a portion of the movement. This would be the case with downward single-day or intraday movements in the Benchmark Oil Futures Contract, even if the Benchmark Oil Futures Contract maintains a level greater than zero at all times.

Investment Risk

The NAV of the Fund’s shares relates directly to the value of the Benchmark Oil Futures Contracts and other assets held by the Fund and fluctuations in the prices of these assets could materially adversely affect an investment in the Fund’s shares.

The net assets of the Fund consist primarily of investments in Oil Futures Contracts and, to a lesser extent, in Other Oil-Related Investments. The NAV of the Fund’s shares relates directly to the value of these assets (less liabilities, including accrued but unpaid expenses), which in turn relates to the price of light, sweet crude oil in the marketplace. Crude oil prices depend on local, regional and global events or conditions that affect supply and demand for oil.

Economic conditions impacting crude oil. The demand for crude oil correlates closely with general economic growth rates. The occurrence of recessions or other periods of low or negative economic growth will typically have a direct adverse impact on crude oil prices. Other factors that affect general economic conditions in the world or in a major region, such as changes in population growth rates, periods of civil unrest, government austerity programs, or currency exchange rate fluctuations, can also impact the demand for crude oil. Sovereign debt downgrades, defaults, inability to access debt markets due to credit or legal constraints, liquidity crises, the breakup or restructuring of fiscal, monetary, or political systems such as the European Union, and other events or conditions that impair the functioning of financial markets and institutions also may adversely impact the demand for crude oil.

Other crude oil demand-related factors. Other factors that may affect the demand for crude oil and therefore its price, include technological improvements in energy efficiency; seasonal weather patterns, which affect the demand for crude oil associated with heating and cooling; increased competitiveness of alternative energy sources that have so far generally not been competitive with oil without the benefit of government subsidies or mandates; and changes in technology or consumer preferences that alter fuel choices, such as toward alternative fueled vehicles.

Other crude oil supply-related factors. Crude oil prices also vary depending on a number of factors affecting supply. For example, increased supply from the development of new oil supply sources and technologies to enhance recovery from existing sources tends to reduce crude oil prices to the extent such supply increases are not offset by commensurate growth in demand. Similarly, increases in industry refining or petrochemical manufacturing capacity may impact the supply of crude oil. World oil supply levels can also be affected by factors that reduce available supplies, such as adherence by member countries to the Organization of the Petroleum Exporting Countries (“OPEC”) production quotas and the occurrence of wars, hostile actions, natural disasters, disruptions in competitors’ operations, or unexpected unavailability of distribution channels that may disrupt supplies. Technological change can also alter the relative costs for companies in the petroleum industry to find, produce, and refine oil and to manufacture petrochemicals, which in turn may affect the supply of and demand for oil.

Other factors impacting the crude oil market. The supply of and demand for crude oil may also be impacted by changes in interest rates, inflation, and other local or regional market conditions, as well as by the development of alternative energy sources.

Price Volatility May Possibly Cause the Total Loss of Your Investment. Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in the Fund.

Correlation Risk

Investors purchasing shares to hedge against movements in the price of crude oil will have an efficient hedge only if the price investors pay for their shares closely correlates with the price of crude oil. Investing in the Fund’s shares for hedging purposes involves the following risks:

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•	The market price at which the investor buys or sells shares may be significantly less or more than NAV.

•	Daily percentage changes in NAV may not closely correlate with daily percentage changes, on a leveraged basis in the price of the Benchmark Oil Futures Contract.

•	Daily percentage changes in the price of the Benchmark Oil Futures Contract may not closely correlate with daily percentage changes in the price of light, sweet crude oil.

Further, in order to achieve a high degree of correlation with the Benchmark Oil Futures Contract, the Fund seeks to rebalance its portfolios daily to keep exposure consistent with its investment objectives. Being materially under- or overexposed to the Benchmark Oil Futures Contract may prevent the Fund from achieving a high degree of correlation with the Benchmark Oil Futures Contract. Market disruptions or closures, large amounts of assets into or out of the Fund, regulatory restrictions or extreme market volatility will adversely affect the Fund’s ability to adjust exposure to requisite levels. The target amount of portfolio exposure is impacted dynamically by the Benchmark Oil Futures Contract’s movements during each day. Because of this, it is unlikely that the Fund will be perfectly exposed (i.e., 3x) at the end of each day, and the likelihood of being materially under- or overexposed is higher on days when the benchmark levels are volatile near the close of the trading day.

In addition, unlike other funds that do not rebalance their portfolios as frequently, the Fund may be subject to increased trading costs associated with daily portfolio rebalancing in order to maintain appropriate exposure to the underlying benchmarks. Such costs include commissions paid to the FCMs, and may vary by FCM.

The market price at which investors buy or sell shares may be significantly less or more than NAV.

The Fund’s NAV per share will change throughout the day as fluctuations occur in the market value of the Fund’s portfolio investments. The public trading price at which an investor buys or sells shares during the day from their broker may be different from the NAV of the shares. Price differences may relate primarily to supply and demand forces at work in the secondary trading market for shares that are closely related to, but not identical to, the same forces influencing the prices of the light, sweet crude oil and the Benchmark Oil Futures Contract at any point in time. USCF expects that exploitation of certain arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track NAV per share closely over time, but there can be no assurance of that.

The NAV of the Fund’s shares may also be influenced by non-concurrent trading hours between the NYSE and the various futures exchanges on which crude oil is traded. While the shares trade on the NYSE from 9:30 a.m. to 4:00 p.m. Eastern Time, the trading hours for the futures exchanges on which light, sweet crude oil trade may not necessarily coincide during all of this time. For example, while the shares trade on the NYSE until 4:00 p.m. Eastern Time, liquidity in the global light sweet crude market will be reduced after the close of the NYMEX at 2:30 p.m. Eastern Time. As a result, during periods when the NYSE is open and the futures exchanges on which light, sweet crude oil is traded are closed, trading spreads and the resulting premium or discount on the shares may widen and, therefore, increase the difference between the price of the shares and the NAV of the shares.

Daily percentage changes in the Fund’s NAV may not correlate with daily percentage changes, on a leveraged basis, in the price of the Benchmark Oil Futures Contract.

It is possible that the daily percentage changes in the Fund’s NAV per share may not closely correlate, on a leveraged basis, to daily percentage changes in the price of the Benchmark Oil Futures Contract. Non-correlation may be attributable to disruptions in the market for light, sweet crude oil, the imposition of position or accountability limits by regulators or exchanges, or other extraordinary circumstances. As the Fund approaches or reaches position limits with respect to the Benchmark Oil Futures Contract and other Oil Futures Contracts or in view of market conditions, the Fund may begin investing in Other Oil-Related Investments. In addition, the Fund is not able to replicate exactly the changes in the price of the Benchmark Oil Futures Contract because the total return generated by the Fund is reduced by expenses and transaction costs, including those incurred in connection with the Fund’s trading activities, and increased by interest income from the Fund’s holdings of Treasuries (defined below). Tracking the Benchmark Oil Futures Contract requires trading of the Fund’s portfolio with a view to tracking the Benchmark Oil Futures Contract over time and is dependent upon the skills of USCF and its trading principals, among other factors.

Daily percentage changes in the price of the Benchmark Oil Futures Contract may not correlate with daily percentage changes in the spot price of light, sweet crude oil.

The correlation between changes in prices of the Benchmark Oil Futures Contract and the spot price of crude oil may at times be only approximate. The degree of imperfection of correlation depends upon circumstances such as variations in the speculative oil market, supply of and demand for Oil Futures Contracts (including the Benchmark Oil Futures Contract) and Other Oil-Related Investments, and technical influences in oil futures trading.

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Natural forces in the oil futures market known as “backwardation” and “contango” may increase the Fund’s tracking error and/or negatively impact total return.

The design of the Fund’s Benchmark Oil Futures Contract is such that every month it begins by using the near month contract to expire until the near month contract is within two weeks of expiration, when, over a four day period, it transitions to the next month contract to expire as its benchmark contract and keeps that contract as its benchmark until it becomes the near month contract and close to expiration. In the event of a crude oil futures market where near month contracts trade at a higher price than next month to expire contracts, a situation described as “backwardation” in the futures market, then absent the impact of the overall movement in crude oil prices the value of the benchmark contract would tend to rise as it approaches expiration. Conversely, in the event of a crude oil futures market where near month contracts trade at a lower price than next month contracts, a situation described as “contango” in the futures market, then absent the impact of the overall movement in crude oil prices the value of the benchmark contract would tend to decline as it approaches expiration. When compared to total return of other price indices, such as the spot price of crude oil, the impact of backwardation and contango may cause the total return of the Fund’s per share NAV to vary significantly. Moreover, absent the impact of rising or falling oil prices, a prolonged period of contango could have a significant negative impact on the Fund’s per share NAV and total return and investors could lose part or all of their investment. See “Additional Information About the Fund, its Investment Objective and Investments” for a discussion of the potential effects of contango and backwardation.

Accountability levels, position limits, and daily price fluctuation limits set by the exchanges have the potential to cause tracking error, which could cause the price of shares to substantially vary from the price of the Benchmark Oil Futures Contract.

Designated contract markets, such as the NYMEX and ICE Futures Europe have established accountability levels and position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge, which an investment by the Fund is not) may hold, own or control. These levels and position limits apply to the futures contracts that the Fund invests in to meet its investment objective. In addition to accountability levels and position limits, the NYMEX and ICE Futures Europe also set daily price limits on futures contracts. The daily price fluctuation limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

The accountability levels for the Benchmark Oil Futures Contract and other Oil Futures Contracts traded on U.S.-based futures exchanges, such as the NYMEX, are not a fixed ceiling, but rather a threshold above which the NYMEX may exercise greater scrutiny and control over an investor’s positions. The current accountability level for investments for any one-month in the Benchmark Oil Futures Contract is 10,000 contracts and the all month accountability level is 20,000 contracts. The current ICE Futures Europe accountability level for any one month in the ICE WTI Crude Futures Contract (the most comparable future to the Benchmark Oil Futures contract) is 10,000 contracts and the all month accountability level is 20,000 contracts. If the Fund and the Related Public Funds exceed these accountability levels for investments in the Benchmark Oil Futures Contracts, the NYMEX and ICE Futures Europe will monitor such exposure and may ask for further information on their activities, including the total size of all positions, investment and trading strategy, and the extent of liquidity resources of the Fund and the Related Public Funds. If deemed necessary by the NYMEX and/or ICE Futures Europe, The Fund could be ordered to reduce its aggregate net futures contracts back to the accountability level. At this time, given the size of the oil futures market, it is unlikely that a fund or its Related Public Fund will exceed the above accountability levels.

USCF also serves as general partner or sponsor of the United States Natural Gas Fund, LP (“UNG”), the United States Oil Fund (“USO”), the United States 12 Month Oil Fund, LP (“USL”), the United States Gasoline Fund, LP (“UGA”), the United States Diesel-Heating Oil Fund, LP (“UHN”), the United States Short Oil Fund, LP (“DNO”), the United States 12 Month Natural Gas Fund, LP (“UNL”), the United States Brent Oil Fund, LP (“BNO”), the United States Commodity Index Fund (“USCI”), the United States Copper Index Fund (“CPER”), the United States Agriculture Index Fund (“USAG”), the United States 3X Short Oil Fund (“USOD”), and the USCF Canadian Crude Oil Index Fund (“UCCO”). UCCO is currently in registration and has not commenced operations. UNG, USO, USL, UGA, UHN, DNO, UNL, BNO, USCI, CPER, and USAG are actively operating funds and all are listed on the NYSE, and referred to collectively herein as the “Related Public Funds.” The REX Funds are not included in the Related Public Funds; provided that upon the effectiveness of this registration statement on Form S-1, the Fund shall become one of the Related Public Funds.

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Position limits differ from accountability levels in that they represent fixed limits on the maximum number of futures contracts that any person may hold and cannot allow such limits to be exceeded without express CFTC authority to do so. In addition to accountability levels and position limits that may apply at any time, the NYMEX and ICE Futures Europe impose position limits on contracts held in the last few days of trading in the near month contract to expire. The relevant exchange current spot limit for the Benchmark Oil futures Contract and the ICE WTI Crude Oil futures contract is 3,000 contracts. It is unlikely that the Fund will run up against such position limits because The Fund’s investment strategy is to close out its positions and “roll” from the near month contract to expire to the next month contract during a four-day period beginning two weeks from expiration of the contract.

The CFTC has proposed to adopt limits on speculative positions in certain physical commodity futures and option contracts related to such futures and swaps that are economically equivalent to such contract futures (including energy contracts, such as the Benchmark Oil Futures Contracts (the “Position Limit Rules”). The Position Limit Rules would, among other things: identify which contracts are subject to speculative position limits; set thresholds that restrict the size of speculative positions that a person may hold in the spot month, other individual months, and all months combined; create an exemption for positions that constitute bona fide hedging transactions; impose responsibilities on designated contract markets (“DCMs”) and swap execution facilities (“SEFs”) to establish position limits or, in some cases, position accountability rules; and apply to both futures and swaps across four relevant venues: OTC, DCMs, SEFs as well as certain non-U.S. located platforms. The CFTC’s first attempt at finalizing the Position Limit Rules, in 2011, was successfully challenged by market participants in 2012 and, since then, the CFTC has reproposed them and solicited comments from market participants multiple times. At this time, it is unclear how the Position Limit Rules may affect the Fund, but the effect may be substantial and adverse. By way of example, the Position Limit Rules may negatively impact the ability of the Fund to meet its investment objectives through limits that may inhibit USCF’s ability to sell additional Creation Baskets of the Fund.

Until such time as the Position Limit Rules are adopted, the regulatory architecture in effect prior to the adoption of the Position Limit Rules will govern transactions in commodities and related. Under that system, the CFTC enforces federal limits on speculation in nine agricultural products (e.g., corn, wheat and soy), while futures exchanges establish and enforce position limits and accountability levels for other agricultural products and certain energy products (e.g., oil and natural gas). As a result, the Fund may be limited with respect to the size of its investments in any commodities subject to these limits.

Under existing and recently adopted CFTC regulations, for the purpose of position limits, a market participant is generally required, subject to certain narrow exceptions, to aggregate all positions for which that participant controls the trading decisions with all positions for which that participant has a 10 percent or greater ownership interest in an account or position, as well as the positions of two or more persons acting pursuant to an express or implied agreement or understanding with that market participant (the “Aggregation Rules”). The Aggregation Rules will also apply with respect to the Position Limit Rules if and when such Position Limit Rules are adopted.

All of these limits may potentially cause a tracking error between the price of the Fund’s shares and the price of the Benchmark Oil Futures Contract. This may in turn prevent investors from being able to effectively use the Fund as a way to hedge against crude oil-related losses or as a way to indirectly invest in crude oil.

The Fund has not limited the size of its offering and is committed to utilizing substantially all of its proceeds to purchase Oil Futures Contracts and Other Oil-Related Investments. If the Fund encounters accountability levels, position limits, or price fluctuation limits for Oil Futures Contracts on the NYMEX or ICE Futures Europe, it may then, if permitted under applicable regulatory requirements, purchase Oil Futures Contracts on other exchanges that trade listed crude oil futures or enter into swaps or other transactions to meet its investment objective. In addition, if the Fund exceeds accountability levels on either the NYMEX or ICE Futures Europe and is required by such exchanges to reduce its holdings, such reduction could potentially cause a tracking error between the price of the Fund’s shares and the price of the Benchmark Oil Futures Contract.

Tax Risk

An investor’s tax liability may exceed the amount of distributions, if any, on its shares.

Cash or property will be distributed at the sole discretion of USCF. USCF does not currently intend to make cash or other distributions with respect to shares. Investors will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on their allocable share of the Fund’s taxable income, without regard to whether they receive distributions or the amount of any distributions. Therefore, the tax liability of an investor with respect to its shares may exceed the amount of cash or value of property (if any) distributed.

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An investor’s allocable share of taxable income or loss may differ from its economic income or loss on its shares.

Due to the application of the assumptions and conventions applied by the Fund in making allocations for U.S. federal income tax purposes and other factors, an investor’s allocable share of the Fund’s income, gain, deduction or loss may be different than its economic profit or loss from its shares for a taxable year. This difference could be temporary or permanent and, if permanent, could result in it being taxed on amounts in excess of its economic income.

Items of income, gain, deduction, loss and credit with respect to shares could be reallocated, and for taxable periods beginning after December 31, 2017, the Fund could be liable for U.S. federal income tax, if the U.S. Internal Revenue Service (“IRS”) does not accept the assumptions and conventions applied by the Fund in allocating those items, with potential adverse consequences for an investor.

The U.S. tax rules pertaining to entities taxed as partnerships are complex and their application to large, publicly traded entities such as the Fund is in many respects uncertain. The Fund applies certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects shareholders’ economic gains and losses. These assumptions and conventions may not fully comply with all aspects of the Internal Revenue Code (the “Code”) and applicable Treasury Regulations, however, and it is possible that the IRS will successfully challenge the Fund’s allocation methods and require the Fund to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects investors. If this occurs, investors may be required to file an amended tax return and to pay additional taxes plus deficiency interest.

In addition, for periods beginning after December 31, 2017, the Fund may be liable for U.S. federal income tax on any “imputed understatement” of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed understatement generally includes increases in allocations of items of income or gains to any investor and decreases in allocations of items of deduction, loss, or credit to any investor without any offset for any corresponding reductions in allocations of items of income or gain to any investor or increases in allocations of items of deduction, loss, or credit to any investor. If the Fund is required to pay any U.S. federal income taxes on any imputed understatement, the resulting tax liability would reduce the net assets of the Fund and would likely have an adverse impact on the value of the shares. Under certain circumstances, the Fund may be eligible to make an election to cause the investors to take into account the amount of any imputed understatement, including any interest and penalties. The ability of a publicly traded partnership such as the Fund to make this election is uncertain. If the election is made, the Fund would be required to provide investors who owned beneficial interests in the shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The investors would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued. For an additional discussion please see “U.S. Federal Income Tax Considerations – Other Tax Matters.”

The Fund could be treated as a corporation for U.S. federal income tax purposes, which may substantially reduce the value of the shares.

The Trust, on behalf of the Fund, has received an opinion of counsel that, under current U.S. federal income tax laws, the Fund will be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that (i) at least 90 percent of the Fund’s annual gross income consists of “qualifying income” as defined in the Code, (ii) the Trust and the Fund is organized and operated in accordance with its governing agreements and applicable law and (iii) the Trust and the Fund does not elect to be taxed as a corporation for U.S. federal income tax purposes. Although USCF anticipates that the Fund will satisfy the “qualifying income” requirement for all of its taxable years, that result cannot be assured. The Fund has not requested and nor will the Fund request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for U.S. federal income tax purposes. If the IRS were to successfully assert that the Fund is taxable as a corporation for U.S. federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to shareholders, the Fund would be subject to tax on its net income for the year at corporate tax rates. In addition, although the Fund currently does not intend to make any distributions with respect to the shares any distributions would be taxable to shareholders as dividend income to the extent of the Fund’s current or accumulated earnings and profits. Subject to holding period and other requirements, any such dividend would be a qualifying dividend subject to U.S. federal income tax at the lower maximum tax rates applicable to long-term capital gains. Taxation of the Trust and the Fund as a corporation could materially reduce the after-tax return on an investment in shares and could substantially reduce the value of the shares.

The Fund is organized and operated as a Delaware statutory trust in accordance with the provisions of its Trust Agreement and applicable state law, but is taxed in a manner similar to a limited partnership, and therefore, has a more complex tax treatment than conventional mutual funds.

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The Fund is organized and operated as a Delaware statutory trust in accordance with the provisions of its Trust Agreement and applicable state law, but is taxed in a manner similar to a limited partnership, and therefore, has a more complex tax treatment than conventional mutual funds. No U.S. federal income tax is paid by the Fund on its income. Instead, the Fund will furnish shareholders each year with tax information on IRS Schedule K-1 (Form 1065) and each U.S. shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss and deduction of the Fund. This must be reported without regard to the amount (if any) of cash or property the shareholder receives as a distribution from the Fund during the taxable year. A shareholder, therefore, may be allocated income or gain by the Fund but receive no cash distribution with which to pay the tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability.

In addition to U.S. federal income taxes, shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the shareholders reside. Although an analysis of those various taxes is not presented here, each prospective shareholder should consider their potential impact on its investment in the Fund. It is each shareholder’s responsibility to file the appropriate U.S. federal, state, local and foreign tax returns.

If the Fund is required to withhold tax with respect to any Non-U.S. shareholders, the cost of such withholding may be borne by all shareholders.

Under certain circumstances, the Fund may be required to pay withholding tax with respect to allocations to Non-U.S. shareholders. Although the Trust Agreement provides that any such withholding will be treated as being distributed to the Non-U.S. shareholder, the Fund may not be able to cause the economic cost of such withholding to be borne by the Non-U.S. shareholder on whose behalf such amounts were withheld since the Fund does not intend to make any distributions. Under such circumstances, the economic cost of the withholding may be borne by all shareholders, not just the shareholders on whose behalf such amounts were withheld. This could have a material impact on the value of the shares.

OTC Contract Risk

Currently, OTC transactions are subject to changing regulation.

A portion of the Fund’s assets may be used to trade OTC contracts, such as forward contracts, options, swaps or spot contracts. OTC contracts are typically contracts traded on a principal-to-principal, non-cleared basis through dealer markets that are dominated by major money center and investment banks and other institutions. The markets for OTC contracts rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. While certain regulations adopted over the past several years are intended to provide additional protections to participants in the OTC market, complying with such regulations could have substantial and adverse effects on the Fund.

The Fund will be subject to credit risk with respect to counterparties to OTC contracts entered into by the Trust on behalf of the Fund or held by special purpose or structured vehicles.

The Fund faces the risk of non-performance by the counterparties to the OTC contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. A counterparty may not be able to meet its obligations to the Fund, in which case the Fund could suffer significant losses on these contracts.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. The Trust on behalf of the Fund may obtain only limited recovery or may obtain no recovery in such circumstances.

Valuing OTC derivatives may be less certain than actively traded financial instruments.

In general, valuing OTC derivatives is less certain than valuing actively traded financial instruments such as exchange traded futures contracts and securities or cleared swaps because the price and terms on which such OTC derivatives are entered into or can be terminated are individually negotiated, and those prices and terms may not reflect the best price or terms available from other sources. In addition, while market makers and dealers generally quote indicative prices or terms for entering into or terminating OTC contracts, they typically are not contractually obligated to do so, particularly if they are not a party to the transaction. As a result, it may be difficult to obtain an independent value for an outstanding OTC derivatives transaction.

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Compounding Risk

The Fund has a single-day investment objective, and the Fund’s performance for periods greater than a single day will be the result of each day’s returns compounded over the period, which is likely to be either better or worse than the performance of the Benchmark Oil Futures Contract times the stated multiple in the Fund’s investment objective, before accounting for fees and fund expenses. Compounding affects all investments, but it has a more significant effect on a leveraged fund. Particularly during periods of higher Benchmark Oil Futures Contract volatility, compounding will cause results for periods longer than a single day to vary from three times (3x) of the return of the Benchmark Oil Futures Contract. This effect becomes more pronounced as volatility increases. Fund performance for periods greater than a single day will be affected by the following factors: (i) Benchmark Oil Futures Contract volatility, (ii) Benchmark Oil Futures Contract performance, (iii) period of time, (iv) financing rates associated with exposure and (v) other Fund expenses.

The Fund is designed to be utilized only by knowledgeable investors who understand the potential consequences of seeking daily leveraged investment results and are willing to monitor their portfolios frequently. The Fund is not intended to be used by, and is not appropriate for, investors who do not intend to actively monitor and manage their portfolios.

The Fund’s returns over periods longer than a single day will likely differ in amount and possibly even direction from three times the Benchmark Oil Futures Contract return for the period as a result of compounding of daily returns.

The Fund has an investment objective of corresponding (before fees and expenses) to 3x or for the Fund’s related inverse fund, (“United States 3X Short Oil Fund”), an inverse multiple of -3x the performance of the Benchmark Oil Futures Contract for a given day. The Fund seeks investment results for a single day only, as measured from the calculation of the NAV for a particular day to the calculation of the NAV for the next day (see “Calculating Per Share NAV”). The return of the Fund for a period longer than a single day is the result of its return for each day compounded over the period, and usually will differ from three times (3x) or three times the inverse (-3x) for the United States 3X Short Oil Fund, of the return of the Benchmark Oil Futures Contract for the same period. The Fund will lose money if the Benchmark Oil Futures Contract’s performance is flat over time, and it is possible for the Fund to lose money over time regardless of the performance of the Benchmark Oil Futures Contract, as a result of daily rebalancing, the Benchmark Oil Futures Contract’s volatility and compounding. Longer holding periods, higher Benchmark Oil Futures Contract volatility, inverse exposure and greater leverage each affect the impact of compounding on the Fund’s returns. Daily compounding of the Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to the Fund’s return for a period as the return of the Fund’s underlying Benchmark Oil Futures Contract.

The Fund uses leverage and should produce returns for a single day that are more volatile than that of the Benchmark Oil Futures Contract. For example, the return for a single day of the Fund with a 3x multiple should be approximately three times as volatile for a single day as the return of the Fund with an objective of matching the same Benchmark Oil Futures Contract. The return for a single day of the United States 3X Short Oil Fund, with a -3x multiple should be approximately three times the inverse (-3x) of the return that would be expected of a fund with an objective of matching the same Benchmark Oil Futures Contract. The Fund is not appropriate for all investors and presents different risks than other funds. The Fund uses leverage and is riskier than similarly benchmarked exchange-traded funds that do not use leverage. An investor should only consider an investment in the Fund or the United States 3X Short Oil Fund if he or she understands the consequences of seeking daily leveraged or daily inverse leveraged investment results for a single day. Leveraged funds, if used properly and in conjunction with the investor’s view on the future direction and volatility of the markets, can be useful tools for investors who want to manage their exposure to various markets and market segments and who are willing to monitor and/or periodically rebalance their portfolios. Shareholders who invest in the Fund should actively manage and monitor their investments, as frequently as daily.

The hypothetical examples below illustrate how a leveraged fund’s returns can behave for periods longer than a single day, e.g., a fund that seeks to triple the daily performance of benchmark contract. On each day, the Fund performs in line with its objective (three times (3x) the benchmark’s daily performance before fees and expenses). Notice that, in the first example where there has been an overall benchmark loss for the period, over the entire seven-day period, the Fund’s total return is more than three times the loss of the period return of the Benchmark Oil Futures Contract. For the seven-day period, benchmark lost -3.26% while the Fund lost -11.19%, not -9.78% (or 3 x -3.26%)).

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	Benchmark		Fund
	Level	Daily Performance	Daily Performance	Net Asset Value
Start	100.00			$100.00
Day 1	97.00	-3.00%	-9.00%	$91.00
Day 2	99.91	3.00%	9.00%	$99.19
Day 3	96.91	-3.00%	-9.00%	$90.26
Day 4	99.82	3.00%	9.00%	$98.39
Day 5	96.83	-3.00%	-9.00%	$89.53
Day 6	99.73	3.00%	9.00%	$97.59
Day 7	96.74	-3.00%	-9.00%	$88.81
Total Return		-3.26%	-11.19%

Similarly, in another example (showing an overall benchmark gain for the period), over the entire seven-day period, the Fund’s total return is considerably less than triple that of the period return of the benchmark. For the seven-day period, benchmark gained 2.72% while the Fund gained 6.37% (versus 8.16% (or 3 x 2.72%)).

	Benchmark		Fund
	Level	Daily Performance	Daily Performance	Net Asset Value
Start	100.00			$100.00
Day 1	103.00	3.00%	9.00%	$109.00
Day 2	99.91	-3.00%	-9.00%	$99.19
Day 3	102.91	3.00%	9.00%	$108.12
Day 4	99.82	-3.00%	-9.00%	$98.39
Day 5	102.81	3.00%	9.00%	$107.24
Day 6	99.73	-3.00%	-9.00%	$97.59
Day 7	102.72	3.00%	9.00%	$106.37
Total Return		2.72%	6.37%

These effects are caused by compounding, which exists in all investments, but has a more significant impact on leveraged funds. In general, during periods of higher benchmark volatility, compounding will cause the Fund’s results for periods longer than a single day to be less than three times (3x) the return of the Benchmark Oil Futures Contract (or for the Short Oil Fund, less than three times the inverse (-3x) of the return of the Benchmark Oil Futures Contract). This effect becomes more pronounced as volatility increases. Conversely, in periods of lower benchmark volatility (particularly when combined with higher Benchmark Oil Futures Contract returns), the Fund’s returns over longer periods can be higher than three times (3x) the return of the Benchmark Oil Futures Contract. Actual results for a particular period, before fees and expenses, are also dependent on the magnitude of the Benchmark Oil Futures Contract return in addition to the Benchmark volatility. These effects may be even greater with the United States 3X Short Oil Fund.

The graphs that follow illustrate this point. Each of the graphs shows a simulated hypothetical one year performance of the Benchmark Oil Futures Contract compared with the performance of the Fund and the United States 3X Short Oil Fund that perfectly achieves its daily investment objective on each day during the period. The graphs demonstrate that, for periods greater than a single day, the Fund is likely to underperform or outperform (but not match) the Benchmark Oil Futures Contract performance (or, for the United States 3X Short Oil Fund, the inverse of the Benchmark Oil Futures Contract) times the multiple stated as the daily Fund objective. Investors should understand the consequences of holding a daily rebalanced Fund for periods longer than a single day and should actively manage and monitor their investments, as frequently as daily. A one-year period is used solely for illustrative purposes. Deviations from the Benchmark Oil Futures Contract return times the Fund multiple can occur over periods as short as two days (each day as measured from daily NAV to the next daily NAV) and may also occur in periods shorter than a single day (when measured intraday as opposed to daily NAV to the next daily NAV) (see “Calculating Per Share NAV” below for additional details). To isolate the impact of daily leveraged, or for the United States 3X Short Oil Fund, inverse leveraged exposure, these graphs assume: a) no Fund expenses or transaction costs; b) borrowing/lending rates (to obtain required leveraged or inverse leveraged exposure) and cash reinvestment rates of zero percent; and c) the Fund consistently maintaining perfect exposure of 3x or, in the case of the United States 3X Short Oil Fund, -3x as of the fund’s NAV calculation time each day. If these assumptions were different, each funds’ performance would be different than that shown. If fund expenses, transaction costs and financing expenses greater than zero percent were included, each funds’ performance would also be different than shown. Each of the graphs also assumes a volatility rate of 33%, which is the approximate five-year historical volatility rate of the Benchmark Oil Futures Contract as of December 31, 2016. A benchmark’s volatility rate is a statistical measure of the magnitude of fluctuations in its returns. These graphs are presented to provide examples of what can occur if an investor choses to hold the funds for periods longer than one-day. They are not intended to suggest that longer holding periods such as one-year are an appropriate holding period.

14

The graph above shows a scenario where the Benchmark Oil Futures Contract, which exhibits day-to-day volatility, is flat or trendless over a year (i.e., provides a return of 0.1% over the course of the year), but the Fund (3x) and the United States 3X Short Oil Fund (-3x) are both significantly down.

The graph above shows a scenario where the Benchmark Oil Futures Contract, which exhibits day-to-day volatility, is down over the year, but the Fund (3x) is down less than three times the Benchmark Oil Futures Contract and the United States 3X Short Oil Fund (-3x) is up significantly less than three times the inverse of the Benchmark Oil Futures Contract.

15

The graph above shows a scenario where the Benchmark Oil Futures Contract, which exhibits day-to-day volatility, is up over the year, but the Fund (3x) is up significantly less than three times the Benchmark Oil Futures Contract and the United States 3X Short Oil Fund (-3x) is down less than three times the inverse of the Benchmark Oil Futures Contract.

The tables below illustrate the impact of two factors that affect a leveraged fund’s performance: benchmark volatility and benchmark return. Benchmark Oil Futures Contract volatility is a statistical measure of the magnitude of fluctuations in the returns of a benchmark and is calculated as the standard deviation of the natural logarithms of one plus the benchmark return (calculated daily), multiplied by the square root of the number of trading days per year (assumed to be 252). The tables show estimated Fund returns for a number of combinations of benchmark volatility and benchmark return over a one-year period. To isolate the impact of daily leveraged or inverse leveraged exposure, these tables assume: a) no fund expenses or transaction costs; b) borrowing/lending rates of zero percent (to obtain required leveraged or inverse leveraged exposure) and cash reinvestment rates of zero percent; c) the Fund consistently maintaining perfect 3x, or -3x exposure for the United States 3X Short Oil Fund, as of the Fund’s NAV time each day and d) the volatility of the Benchmark Oil Futures Contract remains constant over time. If these assumptions were different, the Fund’s performance would be different than that shown. If fund expenses, transaction costs and financing expenses were included, each funds’ performance would be different than shown. The first table below shows an example in which each fund has an investment objective to correspond (before fees and expenses) to three times (3x) the daily performance of its benchmark. The Fund might be incorrectly expected to achieve a 30% return on a yearly basis if the benchmark return was 10%, absent the effects of compounding. However, as the table shows, with a benchmark volatility of 40%, the Fund would return -17.6%. In the charts below, shaded areas represent those scenarios where the Fund and the United States 3X Short Oil Fund, each discussed in the chart with the investment objective as described below, will outperform (i.e., return more than) the benchmark performance times the stated multiple in the investment objective of the Fund or the United States 3X Short Oil Fund, as applicable; conversely areas not shaded represent those scenarios where the Fund or the United States 3X Short Oil Fund, as applicable, will underperform (i.e., return less than) the benchmark performance times the multiple stated as the daily fund objective with respect to the Fund or the United States 3X Short Oil Fund, as applicable.

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Expected Fund Return Over One Year for the Fund—(The Funds objective is only to seek daily investment results, before fees and expenses, that correspond to three times (3x) the daily performance of a benchmark. The Fund does not seek to match 3x the benchmark over a period longer than one day.)

				Benchmark Volatility
One Year Benchmark Performance	Three Times (3x) One Year Benchmark Performance	0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%	65%	70%
-60%	-180%	-93.6%	-93.6%	-93.8%	-94.0%	-94.3%	-94.7%	-95.1%	-95.6%	-96.0%	-96.5%	-97.0%	-97.4%	-97.8%	-98.2%	-98.5%
-55%	-165%	-90.9%	-91.0%	-91.2%	-91.5%	-91.9%	-92.4%	-93.0%	-93.7%	-94.4%	-95.0%	-95.7%	-96.3%	-96.9%	-97.4%	-97.9%
-50%	-150%	-87.5%	-87.6%	-87.9%	-88.3%	-88.9%	-89.6%	-90.5%	-91.3%	-92.3%	-93.2%	-94.1%	-95.0%	-95.8%	-96.5%	-97.1%
-45%	-135%	-83.4%	-83.5%	-83.9%	-84.4%	-85.2%	-86.2%	-87.3%	-88.5%	-89.7%	-90.9%	-92.1%	-93.3%	-94.3%	-95.3%	-96.2%
-40%	-120%	-78.4%	-78.6%	-79.0%	-79.8%	-80.8%	-82.1%	-83.5%	-85.0%	-86.6%	-88.2%	-89.8%	-91.3%	-92.7%	-93.9%	-95.0%
-35%	-105%	-72.5%	-72.7%	-73.3%	-74.3%	-75.6%	-77.2%	-79.0%	-81.0%	-83.0%	-85.0%	-87.0%	-88.9%	-90.7%	-92.3%	-93.7%
-30%	-90%	-65.7%	-66.0%	-66.7%	-67.9%	-69.6%	-71.6%	-73.8%	-76.2%	-78.8%	-81.3%	-83.8%	-86.2%	-88.4%	-90.3%	-92.1%
-25%	-75%	-57.8%	-58.1%	-59.1%	-60.6%	-62.6%	-65.0%	-67.8%	-70.8%	-73.9%	-77.0%	-80.1%	-83.0%	-85.7%	-88.1%	-90.3%
-20%	-60%	-48.8%	-49.2%	-50.3%	-52.1%	-54.6%	-57.6%	-60.9%	-64.5%	-68.3%	-72.1%	-75.8%	-79.3%	-82.6%	-85.6%	-88.2%
-15%	-45%	-38.6%	-39.0%	-40.4%	-42.6%	-45.5%	-49.1%	-53.1%	-57.5%	-62.0%	-66.5%	-71.0%	-75.2%	-79.1%	-82.7%	-85.9%
-10%	-30%	-27.1%	-27.6%	-29.3%	-31.9%	-35.3%	-39.6%	-44.3%	-49.5%	-54.9%	-60.3%	-65.6%	-70.6%	-75.2%	-79.5%	-83.2%
-5%	-15%	-14.3%	-14.9%	-16.8%	-19.9%	-24.0%	-28.9%	-34.5%	-40.6%	-46.9%	-53.3%	-59.5%	-65.4%	-70.9%	-75.9%	-80.3%
0%	0%	0.0%	-0.7%	-3.0%	-6.5%	-11.3%	-17.1%	-23.7%	-30.8%	-38.1%	-45.5%	-52.8%	-59.6%	-66.0%	-71.8%	-77.0%
5%	15%	15.8%	14.9%	12.3%	8.2%	2.7%	-4.0%	-11.6%	-19.8%	-28.4%	-36.9%	-45.3%	-53.3%	-60.7%	-67.4%	-73.4%
10%	30%	33.1%	32.1%	29.2%	24.4%	18.0%	10.3%	1.6%	-7.8%	-17.6%	-27.5%	-37.1%	-46.3%	-54.8%	-62.5%	-69.4%
15%	45%	52.1%	51.0%	47.6%	42.2%	34.9%	26.1%	16.1%	5.3%	-5.9%	-17.2%	-28.2%	-38.6%	-48.4%	-57.2%	-65.0%
20%	60%	72.8%	71.5%	67.7%	61.5%	53.3%	43.3%	31.9%	19.7%	6.9%	-5.9%	-18.4%	-30.3%	-41.3%	-51.4%	-60.3%
25%	75%	95.3%	93.9%	89.5%	82.6%	73.2%	61.9%	49.1%	35.2%	20.9%	6.4%	-7.7%	-21.2%	-33.7%	-45.0%	-55.1%
30%	90%	119.7%	118.1%	113.2%	105.4%	94.9%	82.1%	67.7%	52.1%	35.9%	19.7%	3.8%	-11.3%	-25.4%	-38.1%	-49.5%
35%	105%	146.0%	144.2%	138.8%	130.0%	118.2%	104.0%	87.8%	70.4%	52.2%	34.0%	16.2%	-0.7%	-16.4%	-30.7%	-43.4%
40%	120%	174.4%	172.3%	166.3%	156.5%	143.4%	127.5%	109.5%	90.0%	69.8%	49.5%	29.6%	10.7%	-6.8%	-22.7%	-36.9%
45%	135%	204.9%	202.6%	195.9%	185.0%	170.4%	152.7%	132.7%	111.1%	88.6%	66.1%	44.0%	23.0%	3.5%	-14.2%	-29.9%
50%	150%	237.5%	235.0%	227.5%	215.5%	199.3%	179.8%	157.6%	133.7%	108.8%	83.8%	59.4%	36.2%	14.6%	-5.0%	-22.4%
55%	165%	272.4%	269.6%	261.4%	248.1%	230.3%	208.7%	184.3%	157.9%	130.4%	102.8%	75.9%	50.3%	26.5%	4.8%	-14.4%
60%	180%	309.6%	306.5%	297.5%	282.9%	263.3%	239.6%	212.7%	183.6%	153.5%	123.1%	93.5%	65.3%	39.1%	15.3%	-5.8%

Expected Fund Return over One Year for the United States 3X Short Oil Fund —(The United States 3X Short Oil Fund’s objective is only to seek daily investment results, before fees and expenses, that correspond to three times the inverse (-3x) of the daily performance of a benchmark. The United States 3X Short Oil Fund does not seek to match 3x the inverse of the benchmark over a period longer than one day.

17

				Benchmark Volatility
One Year Benchmark Performance	Three Times the Inverse (-3x) of One Year Benchmark Performance	0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%	65%	70%
-60%	180%	1462.5%	1439.2%	1371.5%	1265.2%	1129.1%	973.9%	810.5%	649.2%	498.3%	363.6%	248.6%	154.4%	80.2%	23.8%	-17.4%
-55%	165%	997.4%	981.1%	933.5%	858.8%	763.2%	654.2%	539.5%	426.2%	320.2%	225.6%	144.9%	78.7%	26.6%	-13.0%	-42.0%
-50%	150%	700.0%	688.1%	653.4%	599.0%	529.3%	449.8%	366.2%	283.6%	206.3%	137.4%	78.5%	30.3%	-7.7%	-36.6%	-57.7%
-45%	135%	501.1%	492.1%	466.0%	425.1%	372.8%	313.1%	250.3%	188.2%	130.1%	78.3%	34.1%	-2.1%	-30.7%	-52.4%	-68.2%
-40%	120%	363.0%	356.1%	336.0%	304.5%	264.2%	218.2%	169.8%	122.0%	77.3%	37.4%	3.3%	-24.6%	-46.6%	-63.3%	-75.5%
-35%	105%	264.1%	258.7%	242.9%	218.1%	186.4%	150.3%	112.2%	74.6%	39.4%	8.0%	-18.8%	-40.7%	-58.0%	-71.1%	-80.7%
-30%	90%	191.5%	187.2%	174.6%	154.7%	129.3%	100.4%	69.9%	39.8%	11.6%	-13.5%	-34.9%	-52.5%	-66.4%	-76.9%	-84.6%
-25%	75%	137.0%	133.5%	123.2%	107.1%	86.5%	62.9%	38.1%	13.7%	-9.2%	-29.7%	-47.1%	-61.4%	-72.7%	-81.2%	-87.5%
-20%	60%	95.3%	92.4%	83.9%	70.6%	53.6%	34.2%	13.8%	-6.3%	-25.2%	-42.0%	-56.4%	-68.2%	-77.5%	-84.5%	-89.7%
-15%	45%	62.8%	60.4%	53.4%	42.3%	28.1%	11.9%	-5.1%	-21.9%	-37.7%	-51.7%	-63.7%	-73.5%	-81.2%	-87.1%	-91.4%
-10%	30%	37.2%	35.1%	29.2%	19.9%	7.9%	-5.7%	-20.1%	-34.2%	-47.5%	-59.3%	-69.4%	-77.7%	-84.2%	-89.1%	-92.7%
-5%	15%	16.6%	14.9%	9.8%	1.9%	-8.3%	-19.8%	-32.0%	-44.1%	-55.3%	-65.4%	-74.0%	-81.0%	-86.5%	-90.8%	-93.8%
0%	0%	0.0%	-1.5%	-5.8%	-12.6%	-21.3%	-31.3%	-41.7%	-52.0%	-61.7%	-70.3%	-77.7%	-83.7%	-88.5%	-92.1%	-94.7%
5%	-15%	-13.6%	-14.9%	-18.6%	-24.5%	-32.0%	-40.6%	-49.7%	-58.6%	-66.9%	-74.4%	-80.7%	-85.9%	-90.0%	-93.2%	-95.4%
10%	-30%	-24.9%	-26.0%	-29.2%	-34.4%	-40.9%	-48.4%	-56.2%	-64.0%	-71.2%	-77.7%	-83.2%	-87.8%	-91.3%	-94.0%	-96.0%
15%	-45%	-34.2%	-35.2%	-38.1%	-42.6%	-48.3%	-54.8%	-61.7%	-68.5%	-74.8%	-80.5%	-85.3%	-89.3%	-92.4%	-94.8%	-96.5%
20%	-60%	-42.1%	-43.0%	-45.5%	-49.4%	-54.5%	-60.2%	-66.3%	-72.3%	-77.8%	-82.8%	-87.1%	-90.6%	-93.3%	-95.4%	-96.9%
25%	-75%	-48.8%	-49.6%	-51.8%	-55.3%	-59.7%	-64.8%	-70.2%	-75.4%	-80.4%	-84.8%	-88.6%	-91.7%	-94.1%	-95.9%	-97.3%
30%	-90%	-54.5%	-55.2%	-57.1%	-60.2%	-64.2%	-68.7%	-73.5%	-78.2%	-82.6%	-86.5%	-89.8%	-92.6%	-94.8%	-96.4%	-97.6%
35%	-105%	-59.4%	-60.0%	-61.7%	-64.5%	-68.0%	-72.1%	-76.3%	-80.5%	-84.4%	-87.9%	-90.9%	-93.4%	-95.3%	-96.8%	-97.9%
40%	-120%	-63.6%	-64.1%	-65.7%	-68.2%	-71.3%	-75.0%	-78.8%	-82.5%	-86.0%	-89.2%	-91.9%	-94.1%	-95.8%	-97.1%	-98.1%
45%	-135%	-67.2%	-67.7%	-69.1%	-71.3%	-74.2%	-77.5%	-80.9%	-84.3%	-87.4%	-90.3%	-92.7%	-94.7%	-96.2%	-97.4%	-98.3%
50%	-150%	-70.4%	-70.8%	-72.1%	-74.1%	-76.7%	-79.6%	-82.7%	-85.8%	-88.7%	-91.2%	-93.4%	-95.2%	-96.6%	-97.7%	-98.4%
55%	-165%	-73.1%	-73.5%	-74.7%	-76.5%	-78.9%	-81.5%	-84.4%	-87.1%	-89.7%	-92.0%	-94.0%	-95.6%	-96.9%	-97.9%	-98.6%
60%	-180%	-75.6%	-75.9%	-77.0%	-78.7%	-80.8%	-83.2%	-85.8%	-88.3%	-90.7%	-92.8%	-94.6%	-96.0%	-97.2%	-98.1%	-98.7%

The foregoing tables are intended to isolate the effect of benchmark volatility and benchmark performance on the return of the Fund or the United States 3X Short Oil Fund. The actual returns of the Fund or the United States 3X Short Oil Fund may be significantly greater or less than the returns shown above as a result of any of the factors discussed above or under the below risk factor describing correlation risks.

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Other Risks

NYSE may halt trading in the Fund’s shares, which would adversely impact an investor’s ability to sell shares.

The Fund’s shares are listed for trading on NYSE under the market symbol “USOU.” Trading in shares may be halted due to market conditions or, in light NYSE rules and procedures, for reasons that, in the view of NYSE, make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Fund’s shares will continue to be met or will remain unchanged.

The lack of an active trading market for the Fund shares may result in losses on an investor’s investment in the Fund at the time the investor sells the shares.

Although the Fund’s shares are listed and traded on NYSE, there can be no guarantee that an active trading market for the shares will be maintained. If an investor needs to sell shares at a time when no active trading market for them exists, the price the investor receives upon sale of the shares, assuming they were able to be sold, likely would be lower than if an active market existed.

Certain of the Fund’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.

Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a foreign government taking political actions that disrupt the market for its currency, its crude oil production or exports, or another major export, can also make it difficult to liquidate a position. Because both Oil Futures Contracts and Other Oil-Related Investments may be illiquid, the Fund’s Oil Interests may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated. The large size of the positions that the Fund may acquire increases the risk of illiquidity both by making its positions more difficult to liquidate and by potentially increasing losses while trying to do so.

OTC contracts that are not subject to clearing may be even less marketable than futures contracts because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, they are not transferable without the consent of the counterparty. These conditions make such contracts less liquid than standardized futures contracts traded on a commodities exchange and could adversely impact the Fund’s ability to realize the full value of such contracts. In addition, even if collateral is used to reduce counterparty credit risk, sudden changes in the value of OTC transactions may leave a party open to financial risk due to a counterparty default since the collateral held may not cover a party’s exposure on the transaction in such situations.

The Fund is not actively managed and tracks the Benchmark Oil Futures Contract during periods in which the price of the Benchmark Oil Futures Contract is flat or declining as well as when the price is rising.

The Fund is not actively managed by conventional methods. Accordingly, if the Fund’s investments in Oil Interests are declining in value, the Fund will not close out such positions except in connection with paying the proceeds to an Authorized Participant upon the redemption of a basket or closing out futures positions in connection with the monthly change in the Benchmark Oil Futures Contract. USCF will seek to cause the NAV of the Fund’s shares to track the Benchmark Oil Futures Contract during periods in which its price is flat or declining as well as when the price is rising.

Regulation of the commodity interests and energy markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect the Fund.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and futures exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. Regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the energy markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Fund is impossible to predict, but it could be substantial and adverse.

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An investment in the Fund may provide little or no diversification benefits. Thus, in a declining market, the Fund may have no gains to offset losses from other investments, and an investor may suffer losses on an investment in the Fund while incurring losses with respect to other asset classes.

Historically, Oil Futures Contracts and Other Oil-Related Investments have generally been non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is a low statistically valid relationship between the performance of futures and other commodity interest transactions, on the one hand, and stocks or bonds, on the other hand.

However, there can be no assurance that such non-correlation will continue during future periods. If, contrary to historic patterns, the Fund’s performance were to move in the same general direction as the financial markets, investors will obtain little or no diversification benefits from an investment in the Fund’s shares. In such a case, the Fund may have no gains to offset losses from other investments, and investors may suffer losses on their investment in the Fund at the same time they incur losses with respect to other investments.

Variables such as drought, floods, weather, embargoes, tariffs and other political events may have a larger impact on crude oil prices and crude oil-linked instruments, including Oil Futures Contracts and Other Oil-Related Investments, than on traditional securities. These additional variables may create additional investment risks that subject the Fund’s investments to greater volatility than investments in traditional securities.

Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historical evidence that the spot price of crude oil and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

Trading in international markets could expose the Fund to credit and regulatory risk.

 The Fund invests primarily in Oil Futures Contracts, a significant portion of which are traded on United States exchanges, including the NYMEX. However, a portion of the Fund’s trades may take place on markets and exchanges outside the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. Trading on such non-U.S. markets or exchanges presents risks because they are not subject to the same degree of regulation as their U.S. counterparts, including potentially different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, the Fund is subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

USCF’s Limited Liability Agreement (“LLC Agreement”) provides limited authority to the Non-Management Directors, and any Director of USCF may be removed by USCF’s parent company, Wainwright Holdings, Inc. (“Wainwright”) which is a wholly owned subsidiary of Concierge Technologies Inc. (“Concierge”), a controlled public company where the majority of shares are owned by Nicholas Gerber along with certain other family members and certain other shareholders.

USCF’s Board of Directors currently consists of four Management Directors, each of whom are, also executive officers or employees of USCF, and three Non-Management Directors, each of whom are considered independent for purposes of applicable exchange and SEC rules. Under USCF’s LLC Agreement, the Non-Management Directors have only such authority as the Management Directors expressly confer upon them, which means that the Non-Management Directors may have less authority to control the actions of the Management Directors than is typically the case with the independent members of a company’s Board of Directors. In addition, any Director may be removed by written consent of Wainwright Holdings, Inc. (“Wainwright”), which is the sole member of USCF. The sole shareholder of Wainwright is Concierge Technologies Inc., a company publicly traded under the ticker symbol “CNCG”. Mr. Nicholas Gerber along with certain family members and certain other shareholders, own the majority of shares in Concierge, which is the sole shareholder of Wainwright, the sole member of USCF. Accordingly, although USCF is governed by the USCF Board of Directors, which consists of both Management Directors and Non-Management Directors, pursuant to the LLC Agreement, it is possible for Mr. Gerber to exercise his indirect control of Wainwright to effect the removal of any Director (including the Non-Management Directors which comprise the Audit Committee) and to replace that Director with another Director. Having control in one person could have a negative impact on USCF and the Fund, including their regulatory obligations.

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There is a risk that the Fund will not earn trading gains sufficient to compensate for the fees and expenses that it must pay and as such the Fund may not earn any profit.

The Fund is contractually obligated to pay a management fee to USCF, fees to brokers subject to a cap, and certain expenses regardless of whether the Fund’s activities are profitable. Accordingly, the Fund must earn trading gains sufficient to compensate for these fees and expenses before it can earn any profit.

Regulation of the commodity interests markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect the Fund.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and futures exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. Regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Fund is impossible to predict, but it could be substantial and adverse.

The Trust is not a registered investment company so shareholders do not have the protections of the 1940 Act.

The Trust is not an investment company subject to the 1940 Act. Accordingly, investors do not have the protections afforded by that statute, which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

The Fund will seek to achieve its investment objective by primarily investing in futures contracts for light, sweet crude oil that are traded on the NYMEX, ICE Futures Europe or other U.S. and foreign exchanges (collectively, “Oil Futures Contracts”).

The Fund will, to a lesser extent and in view of regulatory requirements and/or market conditions:

(i)	next invest in (a) cleared swap transactions based on the Benchmark Oil Futures Contract, (b) non-exchange traded (“over-the-counter” or “OTC”), negotiated swap contracts that are based on the Benchmark Oil Futures Contract, and (c) forward contracts for oil;

(ii)	followed by investments in futures contracts for other types of crude oil, diesel-heating oil, gasoline, natural gas, and other petroleum-based fuels, each of which are traded on the NYMEX, ICE Futures Europe or other U.S. and foreign exchanges as well as cleared swap transactions and OTC swap contracts valued based on the foregoing; and

(iii)	finally, invest in exchange-traded cash settled options on Oil Futures Contracts.

All such other investments are referred to as “Other Oil-Related Investments” and, together with Oil Futures Contracts, are “Oil Interests.”

None of the commodity-based derivatives noted above are considered to be “securities” as defined by Section 2(a)(1) of the Securities Act of 1933 or under the Securities Exchange Act of 1934. Moreover, these types of commodity-based derivatives have not been interpreted as being securities under the Investment Company Act of 1940 by the SEC in no action letters or other interpretive notices, or pursuant to the jurisdictional accord between the SEC and the Commodity Futures Trading Commission. In addition, the cash, cash equivalents and Treasuries are not “investment securities” for purposes of determining whether or not an entity is an investment company required to be registered under the Investment Company Act of 1940. As a result, the Fund will not be investing in securities and will not be considered an “investment company” for purposes of the Investment Company Act of 1940.

21

The Fund has no operating history so there is no performance history to serve as a basis for you to evaluate an investment in the Fund.

The Fund is new and has no operating history. Therefore, you do not have the benefit of reviewing the past performance of the Fund as a basis to evaluate an investment in the Fund. The Sponsor’s current experience involves managing the Related Public Funds. The Sponsor’s results with the Related Public Funds may not be directly applicable to the Fund since the Fund has a different investment objective than the Related Public Funds.

The Fund and USCF may have conflicts of interest, which may permit them to favor their own interests to the detriment of shareholders.

The Fund is subject to actual and potential inherent conflicts involving USCF, various commodity futures brokers, the Marketing Agent and any Authorized Participants. USCF’s officers, directors and employees do not devote their time exclusively to the Fund. These persons are directors, officers or employees of other entities that may compete with the Fund for their services. They could have a conflict between their responsibilities to the Fund and to those other entities. As a result of these and other relationships, parties involved with the Fund have a financial incentive to act in a manner other than in the best interests of the Fund and the shareholders. USCF has not established any formal procedure to resolve conflicts of interest. Consequently, investors are dependent on the good faith of the respective parties subject to such conflicts of interest to resolve them equitably. Although USCF attempts to monitor these conflicts, it is extremely difficult, if not impossible, for USCF to ensure that these conflicts do not, in fact, result in adverse consequences to the shareholders.

The Fund may also be subject to certain conflicts with respect to its Futures Commission Merchant (“FCM”), including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third party accounts traded through the FCM.

USCF’s officers, directors and employees do not devote their time exclusively to the Fund and could have a conflict between their responsibilities to the Fund and to the Related Public Funds.

The Fund and USCF may have inherent conflicts to the extent USCF attempts to maintain the Fund’s asset size in order to preserve its fee income and this may not always be consistent with the Fund’s objective of having the value of its shares’ NAV track, on a leveraged basis, changes in the value of the Benchmark Oil Futures Contracts.

USCF’s officers, directors and employees do not devote their time exclusively to the Fund. For example, USCF’s directors, officers and employees act in such capacity for other entities, including the Related Public Funds, that may compete with the Fund for their services. Accordingly, they could have a conflict between their responsibilities to the Fund and to other entities.

USCF has sole current authority to manage the investments and operations of the Fund. This authority to manage the investments and operations of the Fund may allow USCF to act in a way that furthers its own interests in conflict with the best interests of investors. Shareholders have very limited voting rights, which will limit the ability to influence matters such as amending the Trust Agreement, changing the Fund’s basic investment objective, dissolving the Fund, or selling or distributing the Fund’s assets.

The Fund and REX MLPshares, LLC (“REX”) may have conflicts of interest, which may permit REX to favor its own interests to the detriment of Fund shareholders.

REX may have conflicts of interest, which may permit it to favor its own interests to the detriment of shareholders. REX’s officers, directors and employees do not devote their time exclusively to the Fund or to REX MLPshares, LLC and also are directors, officers or employees of other entities that may compete with the Fund for their services. They could have a conflict between their responsibilities to the Fund and to those other entities. As a result of these and other relationships, parties involved with REX may have a financial incentive to act in a manner other than in the best interests of the Fund and the shareholders. USCF has not established any formal procedure to resolve REX conflicts of interest. Consequently, investors are dependent on the good faith of the respective parties subject to such conflicts of interest to resolve them equitably. Although USCF attempts to monitor these conflicts, it is extremely difficult, if not impossible, for USCF to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund’s shareholders.

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REX’s officers, directors and employees do not devote their time exclusively to the Fund and could have a conflict between their responsibilities to other entities.

REX’s officers, directors and employees do not devote their time exclusively to the Fund. Rather, REX’s directors, officers and employees act in various capacities for other entities, some of which may now, or in the future, compete with the Fund for their services. Accordingly, REX’s officers, directors and employees could have a conflict between their responsibilities to the Fund and to other entities.

USCF has sole current authority to manage the investments and operations of the Fund. However, REX may act in a way that furthers its own interests in conflict with the best interests of investors.

Investors cannot be assured of REX’s continued services, and discontinuance may be detrimental to the Fund.

Investors cannot be assured that REX will be willing or able to continue to service the Fund for any length of time. If REX discontinues its activities on behalf of the Fund, the Fund may be adversely affected.

Shareholders have only very limited voting rights and have the power to replace USCF only under specific circumstances. Shareholders do not participate in the management of the Fund and do not control USCF, so they do not have any influence over basic matters that affect the Fund.

Shareholders have very limited voting rights with respect to the Fund’s affairs and have none of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). Shareholders may elect a replacement sponsor only if USCF resigns voluntarily or loses its charter. Shareholders are not permitted to participate in the management or control of the Fund or the conduct of its business. Shareholders must therefore rely upon the duties and judgment of USCF to manage the Fund’s affairs. For example, the dissolution or resignation of USCF would cause the Fund to terminate unless, within 90 days of the event, shareholders holding shares representing at least 66 2/3% of the outstanding shares of the Fund elect to continue the Trust and appoint a successor sponsor. In addition, USCF may terminate the Fund if it determines that the Fund’s aggregate net assets in relation to its operating expenses make the continued operation of the Fund unreasonable or imprudent. However, no level of losses will require USCF to terminate the Fund. The Fund’s termination would result in the liquidation of its assets and the distribution of the proceeds thereof, first to creditors and then to the shareholders in accordance with their positive book capital account balances, after giving effect to all contributions, distributions and allocations for all periods, and the Fund could incur losses in liquidating its assets in connection with a termination.

The Fund could terminate at any time and cause the liquidation and potential loss of an investor’s investment and could upset the overall maturity and timing of an investor’s investment portfolio.

The Fund could terminate at any time, regardless of whether that the Fund has incurred losses, subject to the terms of the Trust Agreement. In particular, unforeseen circumstances, including the bankruptcy, dissolution, or removal of USCF as the sponsor of the Trust could cause the Fund to terminate unless a successor is appointed in accordance with the Trust Agreement. However, no level of losses will require USCF to terminate the Fund. The Fund’s termination would cause the liquidation and potential loss of an investor’s investment. Termination could also negatively affect the overall maturity and timing of an investor’s investment portfolio.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the Fund’s NAV.

If a substantial number of requests for redemption of a block of 50,000 shares (“Redemption Baskets”) are received by the Fund during a relatively short period of time, the Fund may not be able to satisfy the requests from the Fund assets not committed to trading. As a consequence, it could be necessary to liquidate positions in the Fund’s trading positions before the time that the trading strategies would otherwise dictate liquidation.

The Fund does not expect to make cash distributions.

The Fund does not intend to make any cash distributions and intends to reinvest any realized gains in additional Oil Interests rather than distributing cash to shareholders. Therefore, unlike mutual funds, commodity pools or other investment pools that actively manage their investments in an attempt to realize income and gains from their investing activities and distribute such income and gains to their investors, the Fund generally does not expect to distribute cash to shareholders. An investor should not invest in the Fund if the investor will need cash distributions from the Fund to pay taxes on its share of income and gains of the Fund, if any, or for any other reason. Nonetheless, although the Fund does not intend to make cash distributions, the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments in Oil Interests and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. If this income becomes significant then cash distributions may be made.

23

Money Market Reform

The SEC adopted Rule 2a-7 under the 1940 Act on July 23, 2014, which became effective on October 14, 2016, to reform money market funds (“MMFs”). While the new rule applies only to MMFs, it may indirectly affect institutional investors such as Fund. The new rule requires institutional prime MMFs to price their shares using market-based values instead of the amortized cost method (i.e., to use a “floating net asset value per share” or “floating NAV”). Government and retail funds can continue to use the amortized cost method to value their portfolio securities. Additionally, liquidity fees and gates allow an MMF’s board of directors to directly address runs on a fund. MMFs’ boards of directors are required to implement rules to discourage and prevent runs by investors through the use of redemption fees and gates (temporary suspension of redemptions). The fees and gates could be imposed on a fund whose portfolios fail to meet certain liquidity thresholds although they are optional for government MMFs. The Fund currently plans to invest in government MMFs, as well as Treasuries with a maturity date of two years or less, as an investment for assets not used for margin or collateral in the Futures Contracts. The Fund does not hold any non-government MMFs and, currently, does not anticipate investing in any non-government MMFs. The new rule further decreases the likelihood that the Fund would invest in any non-governmental MMFs. However, if the Fund were to make investments in non-government MMFs in the future, such investments could negatively impact the Fund because of the changes to MMFs resulting from the new rule.

The failure or bankruptcy of a clearing broker or the Fund’s Custodian could result in a substantial loss of the Fund’s assets and could impair the Fund in its ability to execute trades.

Under CFTC regulations, a clearing broker maintains customers’ assets in a bulk segregated account. If a clearing broker fails to do so, or even if the customers’ funds are segregated by the clearing broker but the clearing broker is unable to satisfy a substantial deficit in a customer account, the clearing broker’s other customers may be subject to risk of a substantial loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as the Fund, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. The bankruptcy of a clearing broker could result in the loss of the Fund’s assets posted with the clearing broker. The Fund may also be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which commodity interest contracts are traded.

In addition, to the extent the Fund’s clearing broker is required to post the Fund’s assets as margin to a clearinghouse, the margin will be maintained in an omnibus account containing the margin of all the clearing broker’s customers. If the Fund’s clearing broker defaults to a clearinghouse because of a default by one of the clearing broker’s other customers or otherwise, then the clearinghouse can look to all of the margin in the omnibus account, including margin posted by the Fund and any other non-defaulting customers of the clearing broker to satisfy the obligations of the clearing broker.

From time to time, clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear the Fund’s trades.

In addition, the majority of the Fund’s assets are held in Treasuries, cash and/or cash equivalents with BBH&Co. (the “Custodian”). The insolvency of the Custodian could result in a loss of the Fund’s assets held by the Custodian, which, at any given time, could comprise a substantial portion of the Fund’s total assets.

The liability of USCF and the Trustee are limited under the Trust Agreement, and the value of the shares will be adversely affected if the Fund is required to indemnify the Trustee or USCF.

Under the Trust Agreement, the Trustee and USCF are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or USCF or breach by USCF of the Trust Agreement, as the case may be. As a result, USCF may require the assets of the Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of the Fund and the value of its shares.

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Although the shares of the Fund are limited liability investments, certain circumstances such as bankruptcy or indemnification of the Fund by a shareholder will increase the shareholder’s liability.

The shares of the Fund are limited liability investments; shareholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Agreement. In addition, a number of states do not have “statutory trust” statutes such as the Delaware statutes under which the Trust has been formed in the State of Delaware. It is possible that a court in such state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. Finally, in the event the Trust or the Fund is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any shareholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or the Fund, as applicable, such shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust or the Fund, as applicable, for all such liability and expense incurred, including attorneys’ and accountants’ fees.

The Fund is a series of the Trust and, as a result, a court could potentially conclude that the assets and liabilities of the Fund are not segregated from those of another series of the Trust, thereby potentially exposing assets in the Fund to the liabilities of another series of the Trust.

The Fund is a series of a Delaware statutory trust and not itself a separate legal entity. The Delaware Statutory Trust Act provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred by a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof. Conversely, none of the debts, liabilities, obligations and expenses incurred with respect to any other series thereof shall be enforceable against the assets of such series. USCF is not aware of any court case that has interpreted this Inter-Series Limitation on Liability or provided any guidance as to what is required for compliance. USCF intends to maintain separate and distinct records for the Fund and account for the Fund separately from any other series of the Trust, but it is possible a court could conclude that the methods used do not satisfy the Delaware Statutory Trust Act, which would potentially expose assets in one series to the liabilities of another series of the Trust.

USCF and the Trustee are not obligated to prosecute any action, suit or other proceeding in respect of the Fund property.

Neither USCF nor the Trustee is obligated to, although each may in its respective discretion, prosecute any action, suit or other proceeding in respect of the Fund property. The Trust Agreement does not confer upon shareholders the right to prosecute any such action, suit or other proceeding.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that USCF has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

It is possible that third parties might utilize the Fund’s intellectual property or technology, including the use of its business methods, trademarks and trading program software, without permission. USCF has a patent for the Fund’s business method and has registered its trademarks. The Fund does not currently have any proprietary software. However, if it obtains proprietary software in the future, any unauthorized use of the Fund’s proprietary software and other technology could also adversely affect its competitive advantage. The Fund may not have adequate resources to implement procedures for monitoring unauthorized uses of its patents, trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of USCF or claim that USCF has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, USCF may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if USCF is successful and regardless of the merits, may result in significant costs, divert its resources from the Fund, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

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Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, the Fund is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of the Fund’s clearing broker or third party service provider (including, but not limited to, index providers, the administrator and transfer agent, the custodian), have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of Fund shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Fund and its shareholders could be negatively impacted as a result. While the Fund has established business continuity plans, there are inherent limitations in such plans.

ADDITIONAL INFORMATION ABOUT THE FUND, ITS INVESTMENT OBJECTIVE AND INVESTMENTS

The Fund is a series of the Trust. The Trust operates pursuant to the terms of the Amended and Restated Declaration of Trust and Trust Agreement dated as of June 23, 2017 (“Trust Agreement”) which grants full management control of the Fund to USCF. The Fund maintains its main business office at 1999 Harrison Street, Suite 1530, Oakland, California 94612.

The Fund will seek to achieve its investment objective by primarily investing in futures contracts for light, sweet crude oil that are traded on the NYMEX, ICE Futures Europe or other U.S. and foreign exchanges (collectively, “Oil Futures Contracts”).

The Fund will, to a lesser extent and in view of regulatory requirements and/or market conditions:

(i)	next invest in (a) cleared swap transactions based on the Benchmark Oil Futures Contract, (b) non-exchange traded (“over-the-counter” or “OTC”), negotiated swap contracts that are based on the Benchmark Oil Futures Contract, and (c) forward contracts for oil;

(ii)	followed by investments in futures contracts for other types of crude oil, diesel-heating oil, gasoline, natural gas, and other petroleum-based fuels, each of which are traded on the NYMEX, ICE Futures Europe or other U.S. and foreign exchanges as well as cleared swap transactions and OTC swap contracts valued based on the foregoing; and

(iii)	finally, invest in exchange-traded cash settled options on Oil Futures Contracts.

All such other investments are referred to as “Other Oil-Related Investments” and, together with Oil Futures Contracts, are “Oil Interests.”

For the Fund to maintain a consistent 300% return versus the Benchmark Oil Futures Contract, the Fund’s holdings must be rebalanced on a daily basis by buying additional Oil Interests or selling Oil Interests that it holds. Such rebalancing will occur generally before or at the close of trading of the Shares on the Exchange, at or as near as possible to that day’s settlement price, and will be disclosed on the Fund’s website as pending trades before the opening of trading on the Exchange the next business day and will be taken into account in the Fund’s intra-day Indicative Fund Value and reflected in the Fund’s end of day NAV on that business day.

The Fund anticipates that, to the extent it invests in Oil Futures Contracts other than the Benchmark Oil Futures Contract or Other Oil-Related Investments, it will invest in futures, cleared and non-cleared swaps, and call and put options to hedge the short-term price movements of such Oil Futures Contracts and Other Oil-Related Investments against the price movements of the current Benchmark Oil Futures Contract. For example, if the Fund invested in diesel-heating oil futures contracts, it may also enter into a swap or forward contract that is valued based on the difference between the diesel-heating oil futures contract and the Benchmark Oil Futures Contract so that the investment in the diesel-heating oil futures contracts together with such swap would provide a return that more closely matches the movements in the price of the Benchmark Oil Futures Contract. The daily holdings of the Fund are available on the Fund’s website at http://www.uscfinvestments.com.

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The Fund invests in Oil Interests to the fullest extent possible without being unable to satisfy its current or potential margin or collateral obligations with respect to its investments in Oil Interests. In pursuing this objective, the primary focus of USCF is the investment in futures contracts and the management of the Fund’s investments in Treasuries, cash and/or cash equivalents for margining purposes and as collateral.

The Fund seeks to invest in a combination of Oil Interests such that the daily changes in its NAV, measured in percentage terms, will track three times (3x) the daily changes in the price of the Benchmark Oil Futures Contract, also measured in percentage terms. As a specific benchmark, USCF endeavors to place the Fund’s trades in Oil Interests and otherwise manage the Fund’s investments so that the difference between “A” and “B” will be plus/minus 0.30 percent (0.30%) of “B”, where:

•	A is the average daily percentage change in the Fund’s per share NAV for any period of thirty (30) successive valuation days, i.e., any NYSE trading day as of which the Fund calculates its per share NAV; and

•	B is three times the average daily percentage change in the price of the Benchmark Oil Futures Contract over the same period.

USCF believes that market arbitrage opportunities will cause the daily change in the Fund’s share price on the NYSE exchange on a percentage basis to closely track the daily changes in the Fund’s per share NAV on a percentage basis. USCF further believes that the daily changes in the Fund’s NAV in percentage terms will track three times (3x) the daily changes in percentage terms in the Benchmark Oil Futures Contract, less the Fund’s expenses.

The Fund will not seek to achieve its stated investment objective over a period of time greater than one day. The pursuit of daily leveraged investment goals means that the return of the Fund for a period longer than a full trading day may have no resemblance to 300% of the return of the Benchmark Oil Futures Contract for such longer period because the aggregate return of the Fund is the product of the series of each trading day’s daily returns. During periods of market volatility, the volatility of the Benchmark Oil Futures Contract may affect the Fund’s return as much as or more than the return of the Benchmark Oil Futures Contract. Further, the return for investors that invest for periods less than a full trading day or for a period different than a trading day will not be the product of the return of the Fund’s stated investment objective and the performance of the Benchmark Oil Futures Contract for the full trading day. Additionally, investors should be aware that the Fund’s investment objective is not for its NAV or market price of shares to equal, in dollar terms, the spot price of light, sweet crude oil. Natural market forces called contango and backwardation can impact the total return on an investment in the Fund’s shares relative to a hypothetical direct investment in crude oil and, in the future, it is likely that the relationship between the market price of the Fund’s shares and changes in the spot prices of light, sweet crude oil will continue to be so impacted by contango and backwardation. (It is important to note that the disclosure above ignores the potential costs associated with physically owning and storing crude oil, which could be substantial.)

The Fund is designed to be utilized only by knowledgeable investors who understand the potential consequences of seeking daily leveraged investment results and are willing to monitor their portfolios frequently. The Fund is not intended to be used by, and is not appropriate for, investors who do not intend to actively monitor and manage their portfolios.

The Fund’s “neutral” investment strategy is designed to permit investors generally to purchase and sell the Fund’s shares for the purpose of investing indirectly in crude oil in a cost-effective manner, and/or to permit participants in the oil or other industries to hedge the risk of losses in their crude oil-related transactions. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in crude oil and/or the risks involved in hedging may exist. In addition, an investment in the Fund involves the risk that the daily changes in the price of the Fund’s shares, in percentage terms, will not accurately track the daily changes in the Benchmark Oil Futures Contract on a leveraged basis, in percentage terms, and that daily changes in the Benchmark Oil Futures Contract in percentage terms, will not closely correlate with daily changes in the spot prices of light, sweet crude oil, in percentage terms.

Impact of Contango and Backwardation on Total Returns

Several factors determine the total return from investing in futures contracts. One factor arises from “rolling” futures contracts that will expire at the end of the current month (the “near” or “front” month contract) forward each month prior to expiration. For a strategy that entails holding the near month contract, the price relationship between that futures contract and the next month futures contract will impact returns. For example, if the price of the near month futures contract is higher than the next futures month contract (a situation referred to as “backwardation”), then absent any other change, the price of a next month futures contract tends to rise in value as it becomes the near month futures contract and approaches expiration. Conversely, if the price of a near month futures contract is lower than the next month futures contract (a situation referred to as “contango”), then absent any other change, the price of a next month futures contract tends to decline in value as it becomes the near month futures contract and approaches expiration.

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Contango and backwardation are natural market forces that can impact the total return on an investment in the Fund’s shares relative to a hypothetical direct investment in crude oil. In the future, it is likely that the relationship between the market price of the Fund’s shares and changes in the spot prices of light, sweet crude oil will continue to be impacted by contango and backwardation. It is important to note that this comparison ignores the potential costs associated with physically owning and storing crude oil, which could be substantial.

As an example, assume that the price of crude oil for immediate delivery (the “spot” price), was $50 per barrel, and the value of a position in the near month futures contract was also $50. Over time, the price of the barrel of crude oil will fluctuate based on a number of market factors, including demand for oil relative to its supply. The value of the near month contract will likewise fluctuate in reaction to a number of market factors. If investors seek to maintain their position in a near month contract and not take delivery of the oil, every month they must sell their current near month contract as it approaches expiration and invest in the next month contract.

If the futures market is in backwardation, e.g., when the price of the near month futures contract is higher than the price of the next month futures contract, the investor would buy a next month futures contract for a lower price than the current near month futures contract. Assuming the price of the next month futures contract was $49 per barrel, or 2% cheaper than the $50 near month futures contract, then, hypothetically, and assuming no other changes (e.g., to either prevailing crude oil prices or the price relationship between the spot price, the near month contract and the next month contract, and, ignoring the impact of commission costs and the income earned on cash and/or cash equivalents), the value of the $49 next month futures contract would rise to $50 as it approaches expiration. In this example, the value of an investment in the next month futures contract would tend to outperform the spot price of crude oil. As a result, it would be possible for the new near month futures contract to rise 12% while the spot price of crude oil may have risen a lower amount, e.g., only 10%. Similarly, the spot price of crude oil could have fallen 10% while the value of an investment in the futures contract might have fallen another amount, e.g., only 8%. Over time, if backwardation remained constant, this difference between the spot price and the futures contract price would continue to increase.

If the futures market is in contango, an investor would be buying a next month futures contract for a higher price than the current near month futures contract. Again, assuming the near month futures contract is $50 per barrel, the price of the next month futures contract might be $51 per barrel, or 2% more expensive than the front month futures contract. Hypothetically, and assuming no other changes, the value of the $51 next month futures contract would fall to $50 as it approaches expiration. In this example, the value of an investment in the second month would tend to underperform the spot price of crude oil. As a result, it would be possible for the new near month futures contract to rise only 10% while the spot price of crude oil may have risen a higher amount, e.g., 12%. Similarly, the spot price of crude oil could have fallen 10% while the value of an investment in the second month futures contract might have fallen another amount, e.g., 12%. Over time, if contango remained constant, this difference between the spot price and the futures contract price would continue to increase.

Historically, the crude oil futures markets have experienced periods of contango and backwardation, with backwardation being in place roughly as often as contango since oil futures trading, started in 1982. Following the global financial crisis in the fourth quarter of 2008, the crude oil market moved into contango and remained in contango for a period of several years. During parts of 2009, the level of contango was unusually steep as a combination of slack U.S. and global demand for crude oil and issues involving the physical transportation and storage of crude oil at Cushing, Oklahoma, the primary pricing point for oil traded in the U.S., led to unusually high inventories of crude oil. A combination of improved transportation and storage capacity, along with growing demand for crude oil globally, moderated the inventory build-up and lead to reduced levels of contango by 2011. However, at the end of November, 2014, global crude oil inventories grew rapidly after OPEC decided to defend its market share against U.S. shale-oil producers, resulting in another period during which the crude oil market remained primarily in contango, sometimes steep contango. This period of contango continued through December 31, 2016. In addition, the crude oil markets are expected to remain in contango until U.S. and global oil inventories decline significantly. If OPEC’s recent cuts in oil production have their intended effect on the crude oil market then such a decline may occur in 2017.

Periods of contango or backwardation do not materially impact the Fund’s investment objective of having the daily percentage changes in its per share NAV track, on a leveraged basis, the daily percentage changes in the price of the Benchmark Oil Futures Contract since the impact of backwardation and contango tend to proportionally impact the daily percentage changes in price of both the Fund’s shares and the Benchmark Oil Futures Contract. It is impossible to predict with any degree of certainty whether backwardation or contango will occur in the future. It is likely that both conditions will occur during different periods.

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Trading Methodology

In managing the Fund’s assets, USCF does not use a technical trading system that issues buy and sell orders. USCF instead employs a quantitative methodology whereby each time a Creation Basket is sold, USCF purchases Oil Interests, such as the Benchmark Oil Futures Contract, that have an aggregate market value that approximates three times (3x) the amount of Treasuries and/or cash received upon the issuance of the Creation Basket. As of the NAV calculation time each trading day, the Fund will also seek to position its portfolio so that its exposure to the Benchmark Oil Futures Contract is consistent with its investment objective to provide investment results that correspond (before fees and expenses) to three times (3x) the performance of the Benchmark Oil Futures Contract.

The specific Oil Futures Contracts purchased depend on various factors, including a judgment by USCF as to the appropriate diversification of the Fund’s investments in futures contracts with respect to the month of expiration, and the prevailing price volatility of particular contracts. While USCF has made significant investments in NYMEX Oil Futures Contracts, for various reasons, including the ability to enter into the precise amount of exposure to the crude oil market, position limits or other regulatory requirements limiting the Fund’s holdings, and market conditions, it may invest in Oil Futures Contracts traded on other exchanges or invest in Other Oil-Related Investments. To the extent that the Fund invests in Other Oil-Related Investments, it would prioritize investments in contracts and instruments that are economically equivalent to the Benchmark Oil Futures Contract, including cleared swaps that satisfy such criteria, and then, to a lesser extent, it would invest in other types of cleared swaps and other contracts, instruments and non-cleared swaps, such as swaps in the over-the-counter market (or commonly referred to as the “OTC market”). If the Fund is required by law or regulation, or by one of its regulators, including a futures exchange, to reduce its position in the Benchmark Oil Futures Contracts to the applicable position limit or to a specified accountability level or if market conditions dictate it would be more appropriate to invest in Other Oil-Related Investments, a substantial portion of the Fund’s assets could be invested in accordance with such priority in Other Oil-Related Investments that are intended to replicate the return on the Benchmark Oil Futures Contract. As the Fund’s assets reach higher levels, it is more likely to exceed position limits, accountability levels or other regulatory limits and, as a result, it is more likely that it will invest in accordance with such priority in Other Oil-Related Investments at such higher levels. In addition, market conditions that USCF currently anticipates could cause the Fund to invest in Other Oil-Related Investments include those allowing the Fund to obtain greater liquidity or to execute transactions with more favorable pricing. See “Risk Factors Involved With an Investment in the Fund” for a discussion of the potential impact of regulation on the Fund’s ability to invest in OTC transactions and cleared swaps.

USCF may not be able to fully invest the Fund’s assets in Benchmark Oil Futures Contracts having an aggregate notional amount exactly equal to three times (3x) the Fund’s NAV. For example, as standardized contracts, the Benchmark Oil Futures Contracts are for a specified amount of a particular commodity, and the Fund’s NAV and the proceeds from the sale of a Creation Basket are unlikely to be an exact multiple of the amounts of those contracts. As a result, in such circumstances, the Fund may be better able to achieve the exact amount of exposure to changes in price of the Benchmark Oil Futures Contract through the use of Other Oil-Related Investments, such as OTC contracts that have better correlation with changes in price of the Benchmark Oil Futures Contract.

The Fund anticipates that to the extent it invests in Oil Futures Contracts other than contracts on light, sweet crude oil (such as futures contracts for diesel-heating oil, natural gas, and other petroleum-based fuels) and Other Oil-Related Investments, it will enter into various non-exchange-traded derivative contracts to hedge the short-term price movements of such Oil Futures Contracts and Other Oil-Related Investments against the current Benchmark Oil Futures Contract.

USCF does not anticipate letting the Fund’s Oil Futures Contracts expire and taking, or making, delivery of the underlying commodity. Instead, USCF will close existing positions, e.g., when it changes the Benchmark Oil Futures Contracts or Other Oil-Related Investments or it otherwise determines it would be appropriate to do so and reinvests the proceeds in new Oil Futures Contracts or Other Oil-Related Investments. Positions may also be closed out to meet orders for Redemption Baskets and in such case proceeds for such baskets will not be reinvested.

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The Benchmark Oil Futures Contract is changed from the near month contract to the next month contract over a four-day period. Each month, the Benchmark Oil Futures Contract changes starting at the end of the day on the date two weeks prior to expiration of the near month contract for that month. During the first three days of the period, the applicable value of the Benchmark Oil Futures Contract is based on a combination of the near month contract and the next month contract as follows: (1) day 1 consists of 75% of the then near month contract’s price plus 25% of the price of the next month contract, divided by 75% of the near month contract’s prior day’s price plus 25% of the price of the next month contract, (2) day 2 consists of 50% of the then near month contract’s price plus 50% of the price of the next month contract, divided by 50% of the near month contract’s prior day’s price plus 50% of the price of the next month contract and (3) day 3 consists of 25% of the then near month contract’s price plus 75% of the price of the next month contract, divided by 25% of the near month contract’s prior day’s price plus 75% of the price of the next month contract. On day 4, the Benchmark Oil Futures Contract is the next month contract to expire at that time and that contract remains the Benchmark Oil Futures Contract until the beginning of the following month’s change in the Benchmark Oil Futures Contract over a four-day period. On each day during the four-day period, USCF anticipates it will “roll” the Fund’s positions in Oil Interests by closing, or selling, a percentage of the Fund’s positions in Oil Interests and reinvesting the proceeds from closing those positions in new Oil Interests that reflect the change in the Benchmark Oil Futures Contract.

The anticipated dates that the monthly four-day roll period will commence are posted on the Fund’s website at www.uscfinvestments.com, and are subject to change without notice.

By remaining invested as fully as possible in Oil Futures Contracts or Other Oil-Related Investments, USCF believes that the daily changes in percentage terms of the Fund’s NAV will continue to closely track, on a leveraged basis, the daily changes in percentage terms in the price of the Benchmark Oil Futures Contract. USCF believes that certain arbitrage opportunities result in the price of the shares traded on the NYSE closely tracking the NAV of the Fund. Additionally, Oil Futures Contracts traded on the NYMEX have closely tracked the spot price of light, sweet crude oil. Based on these expected interrelationships, USCF believes that the changes in the price of the Fund’s shares as traded on the NYSE will closely track on a daily basis, the changes in the spot price of light, sweet crude oil on a percentage basis.

What are the Trading Policies of the Fund?

Investment Objectives

The Fund seeks, on a daily basis, to provide investment results that correspond (before fees and expenses) to three times (3x) the performance of the Benchmark Oil Futures Contract. The Fund does not seek to achieve its stated objective over a period greater than a single day. Because the Fund seeks investment results for a single day only (as measured from the time the Fund calculates its NAV to the time of the Fund’s next NAV calculation) and on a leveraged basis, the Fund is different from most exchange-traded funds.

As of the NAV calculation time each trading day, the Fund will seek to position its portfolio so that its exposure to the Benchmark Oil Futures Contract is consistent with its investment objective. The impact of a Benchmark Oil Futures Contract’s movements during the day will affect whether the Fund’s portfolio needs to be rebalanced. For example, the Fund’s long exposure will need to be increased on days when the Benchmark Oil Futures Contract rises and decreased on days the Benchmark Oil Futures Contract falls. Daily rebalancing and the compounding of each day’s return over time means that the return of the Fund for a period longer than a single day will be the result of each day’s returns compounded over the period, which will very likely differ from three times (3x) the return of the Benchmark Oil Futures Contract for the period. The Fund may lose money if the Benchmark Oil Futures Contract’s performance is flat over time, and it is possible for a Fund to lose money over time regardless of the performance of the Benchmark Oil Futures Contract, as a result of daily rebalancing, the Benchmark Oil Futures Contract’s volatility and compounding.

There can be no assurance that the Fund will achieve its investment objective or avoid substantial losses. The Fund does not seek to achieve its stated investment objective over a period of time greater than a single day because mathematical compounding prevents the Fund from achieving such results. Results for the Fund over periods of time greater than a single day should not be expected to be a simple multiple (3x) of the period return of the Benchmark Oil Futures Contract and will likely differ significantly from such. The Fund may lose money if the Benchmark Oil Futures Contract’s performance is flat over time, and it is possible for the Fund to lose money over time regardless of the performance of the Benchmark Oil Futures Contract, as a result of daily rebalancing, the Benchmark Oil Futures Contract’s volatility and compounding. Daily compounding of the Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to the Fund’s return for a period as the return of the Benchmark Oil Futures Contract.

Liquidity

The Fund invests only in Oil Futures Contracts and Other Oil-Related Investments that, in the opinion of USCF, are traded in sufficient volume to permit the ready taking and liquidation of positions in these financial interests and in Other Oil-Related Investments that, in the opinion of USCF, may be readily liquidated with the original counterparty or through a third party assuming the position of the Fund.

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Spot Commodities

While the crude Oil Futures Contracts traded can be physically settled, the Fund does not intend to take or make physical delivery. The Fund may from time to time trade in Other Oil-Related Investments, including contracts based on the spot price of crude oil.

Leverage

USCF endeavors to have the aggregate market value of its obligations under its Oil Futures Contracts and Other Oil-Related Investments equal to three times (3x) the Fund’s total net assets. Commodity pools’ trading positions in futures contracts or other related investments are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interest’s) entire market value.

Borrowings

Borrowings are not expected to be used by the Fund unless the Fund is required to borrow money in the event of physical delivery, if the Fund trades in cash commodities, or for short-term needs created by unexpected redemptions.

OTC Derivatives (Including Spreads and Straddles)

In addition to Oil Futures Contracts, there are also a number of listed options on the Oil Futures Contracts on the principal futures exchanges. These contracts offer investors and hedgers another set of financial vehicles to use in managing exposure to the crude oil market. Consequently, the Fund may purchase options on crude Oil Futures Contracts on these exchanges in pursuing its investment objective.

In addition to the Oil Futures Contracts and options on the Oil Futures Contracts, there also exists an active non-exchange-traded market in derivatives tied to crude oil. These derivatives transactions (also known as OTC contracts) are usually entered into between two parties in private contracts. Unlike most of the exchange-traded Oil Futures Contracts or exchange-traded options on the Oil Futures Contracts, each party to such contract bears the credit risk of the other party, i.e., the risk that the other party may not be able to perform its obligations under its contract. To reduce the credit risk that arises in connection with such contracts, the Fund will generally enter into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. (“ISDA”) that provides for the netting of its overall exposure to its counterparty.

USCF assesses or reviews, as appropriate, the creditworthiness of each potential or existing counterparty to an OTC contract pursuant to guidelines approved by USCF’s board.

The Fund may enter into certain transactions where an OTC component is exchanged for a corresponding futures contract (an “Exchange for Related Position” or “EFRP transaction”). In the most common type of EFRP transaction entered into by the Fund, the OTC component is the purchase or sale of one or more baskets of the Fund shares. These EFRP transactions may expose the Fund to counterparty risk during the interim period between the execution of the OTC component and the exchange for a corresponding futures contract. Generally, the counterparty risk from the EFRP transaction will exist only on the day of execution.

The Fund may employ spreads or straddles in its trading to mitigate the differences in its investment portfolio and its goal of tracking, on a leveraged basis, the price of the Benchmark Oil Futures Contract. The Fund would use a spread when it chooses to take simultaneous long and short positions in futures written on the same underlying asset, but with different delivery months.

The Fund does not anticipate engaging in trading in futures contracts listed on a foreign exchange, forward contracts or options on such contracts, but it may do so as outlined in the Fund’s listing exemptive order or as permitted under current regulations.

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Pyramiding

USCF has not employed, and will not employ, the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as variation margin for the purchase or sale of additional positions in the same or another commodity interest.

Prior Performance of the Fund and the Related Public Funds

None of the Related Pubic Funds listed below use leverage.

Performance of the Fund

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

Performance of the Related Public Funds

USO:

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The investment objective of the United States Oil Fund, LP (“USO”) is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the daily changes in the price of a specified short-term futures contract on light, sweet crude oil called the “Benchmark Oil Futures Contract,” less USO’s expenses. USO does not use leverage to meet its objective.

USCF manages USO which is a commodity pool that issues shares traded on the NYSE. The chart below shows, as of April 28, 2017, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for USO.

# of Authorized Participants	Baskets Purchased	Baskets Redeemed	Outstanding Shares
17	22,597	19,842	275,500,000

Since the commencement of the offering of USO shares to the public on April 10, 2006 to April 28, 2017, the simple average daily changes in relevant benchmark futures contract was (0.041)%, while the simple average daily change in the NAV of USO over the same time period was (0.041)%. The average daily difference was (0.000)% (or (0.01) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the relevant benchmark futures contract, the average error in daily tracking by the NAV was 0.051%, meaning that over this time period USO’s tracking error was within the plus or minus ten percent 10% range established as its benchmark tracking goal.

The table below shows the relationship between the trading prices of the shares and the daily NAV of USO, since inception through April 28, 2017. The first row shows the average amount of the variation between USO’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the shares continues on the NYSE until 4:00 p.m. New York time while regular trading in the relevant benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time.

USO
Average Difference	$(.01)
Max Premium %	9.38%
Max Discount %	(4.51)%

For more information on the performance of USO, see the Performance Tables below.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

COMPOSITE PERFORMANCE DATA FOR USO

Name of Pool: United States Oil Fund, LP

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: April 10, 2006

Aggregate Subscriptions (from inception through April 28, 2017): $60,647,704,331

Net Asset Value as of April 28, 2017: $2,830,793,130

Net Asset Value per Share as of April 28, 2017: $10.28

Worst Monthly Drawdown: July 2015 (21.48)%

Worst Peak-to-Valley Drawdown: June 2008 — February 2016 (92.07)%

Number of Shareholders (as of December 31, 2016): 274,294,809

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	Rates of Return*
Month	2012	2013	2014	2015	2016	2017
January	(0.60)%	5.63%	(1.22)%	(10.47)%	(12.34)%	(3.33)%
February	8.25%	(6.15)%	5.75%	1.39%	(6.93)%	1.24%
March	(4.27)%	5.01%	(0.52)%	(7.76)%	8.34%	(7.33)%
April	1.25%	(4.25)%	(0.96)%	21.52%	15.91%	(3.20)%
May	(17.83)%	(1.92)%	3.72%	(0.63)%	5.31%
June	(2.24)%	4.68%	3.32%	(2.16)%	(2.77)%
July	3.14%	9.15%	(6.38)%	(21.48)%	(15.31)%
August	9.18%	3.03%	(1.57)%	3.00%	(5.61)%
September	(4.82)%	(4.16)%	(4.19)%	(9.62)%	6.38%
October	(6.93)%	(5.75)%	(10.93)%	2.13%	(3.81)%
November	2.45%	(4.20)%	(17.87)%	(13.10)%	3.96%
December	2.55%	5.86%	(19.72)%	(14.77)%	6.45%
Annual Rate of Return	(12.21%)	5.42%	(42.80)%	(45.31)%	6.26%	(12.21	)%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

**	Through April 28, 2017.

Draw-down: Losses experienced by the fund over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained during the most recent five calendar years and year-to-date.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV is not equaled or exceeded by a subsequent month-end per share NAV.

UNG:

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The investment objective of the United States Natural Gas Fund, LP, (“UNG”) is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the price of natural gas delivered at the Henry Hub, Louisiana, as measured by the daily changes in the price of a specified short-term futures contract called the “Benchmark Futures Contract”, less UNG’s expenses. UNG does not use leverage to meet its objective.

USCF manages UNG which is a commodity pool that issues shares traded on the NYSE. The chart below shows, as of April 28, 2017, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for UNG.

# of Authorized Participants	Baskets Purchased	Baskets Redeemed	Outstanding Shares
16	17,927	17,259	66,766,476

Since the commencement of the offering of UNG’s shares to the public on April 18, 2007 to April 28, 2017, the simple average daily change in the relevant benchmark futures contract was 0.267%, while the simple average daily change in the per share NAV of UNG over the same time period was 0.265%. The average daily difference was (0.003)% (or (0.1) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the relevant benchmark futures contract, the average error in daily tracking by the per share NAV was (0.453)% meaning that over this time period UNG’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

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The table below shows the relationship between the trading prices of the shares and the daily NAV of UNG, since inception through April 28, 2017. The first row shows the average amount of the variation between UNG’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the shares continues on the NYSE until 4:00 p.m. New York time while regular trading in the relevant benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time.

UNG
Average Difference	$0.23
Max Premium %	19.03%
Max Discount %	(2.42)%

For more information on the performance of UNG, see the Performance Tables below.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

COMPOSITE PERFORMANCE DATA FOR UNG

Name of Commodity Pool: United States Natural Gas Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: April 18, 2007

Aggregate Subscriptions (from inception through April 28, 2017): $24,595,373,768

Total Net Assets as of April 28, 2017: $446,355,970

NAV per Share as of April 28, 2017: $7.57

Worst Monthly Percentage Draw-down: December 2014 (29.76)%

Worst Peak-to-Valley Draw-down: June 2008 - February 2016 (98.79)%

Number of Shareholders (as of February 28, 2017): 118,044

	Rates of Return*
Month	2012	2013	2014	2015	2016	2017
January	(17.62)%	(0.42)%	18.46%	(6.15)%	(2.99)%	(16.04)%
February	(2.49)%	2.18%	4.63%	0.95%	(28.00)%	(13.85)%
March	(22.99)%	14.22%	(4.58)%	(4.33)%	9.39%	12.65%
April	2.19%	7.02%	9.57%	2.49%	6.02%	0%
May	3.00%	(9.46)%	(5.88)%	(5.74)%	(1.85)%
June	14.36%	(11.11)%	(2.11)%	6.09%	25.18%
July	13.96%	(3.44)%	(14.00)%	(4.19)%	(0.69)%
August	(14.46)%	3.13%	4.87%	(2.38)%	(1.16)%
September	13.32%	(2.71)%	(0.32)%	(8.73)%	(1.88)%
October	1.78%	(3.01)%	(8.37)%	(15.69)%	(2.52)%
November	(6.58)%	8.85%	2.86%	(10.63)%	4.06%
December	(7.09)%	6.57%	(29.76)%	(0.57)%	9.94%
Annual Rate of Return	(27.09)%	9.11%	(28.95)%	(40.60)%	6.90%	(18.51)**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through April 28, 2017.

34

Draw-down: Losses experienced by the fund over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained during the most recent five calendar years and year-to-date.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV is not equaled or exceeded by a subsequent month-end per share NAV.

USL:

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The investment objective of the United States 12 Month Oil Fund, LP (“USL”) is for the daily changes in percentage terms of its per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the daily changes in the average of the prices of specified short-term futures contracts on light, sweet crude oil called the “Benchmark Oil Futures Contracts,” less USL’s expenses. USL does not use leverage to meet its objective.

USCF manages USL which is a commodity pool that issues shares traded on the NYSE. The chart below shows, as of April 28, 2017, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for USL.

# of Authorized Participants	Baskets Purchased	Baskets Redeemed	Outstanding Shares
9	328	251	5,700,000

Since the commencement of the offering of USL shares to the public on December 6, 2007 to April 28, 2017, the simple average daily change in the Benchmark Oil Futures Contracts was 0.008%, while the simple average daily change in the per share NAV of USL over the same time period was 0.006%. The average daily difference was (0.002)% (or (0.2) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the Benchmark Oil Futures Contracts, the average error in daily tracking by the per share NAV was (0.728)%, meaning that over this time period USL’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The table below shows the relationship between the trading prices of the shares and the daily NAV of USL, since inception through April 28, 2017. The first row shows the average amount of the variation between USL’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the shares continues on the NYSE until 4:00 p.m. New York time while regular trading in the relevant benchmark futures contracts on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contracts, for purposes of determining its end of day NAV, can be determined at that time.

USL
Average Difference	$(0.03)
Max Premium %	11.13%
Max Discount %	(9.72)%

For more information on the performance of USL, see the Performance Tables below.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

COMPOSITE PERFORMANCE DATA FOR USL

Name of Pool: United States 12 Month Oil Fund, LP

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: December 6, 2007

Aggregate Subscriptions (from inception through April 28, 2017: $654,822,847

Total Net Assets as of April 28, 2017: $102,393,699

NAV per Share as of April 28, 2017: $17.96

Worst Monthly Percentage Draw-down: July 2015 (17.96)%

Worst Peak-to-Valley Draw-down: April 2011 - February 2016 (70.22)%

Number of Shareholders (as of December 31, 2016): 14,014

35

Month	2012	2013	2014	2015	2016	2017
January	0.92%	5.05%	(2.76)%	(6.66)%	(6.53)%	(3.43)%
February	7.71%	(5.62)%	5.86%	5.40%	(3.71)%	0.20%
March	(3.03)%	3.95%	0.02%	(8.41)%	6.86%	(6.13)%
April	0.65%	(4.12)%	(0.50)%	16.15%	12.54%	(3.02)%
May	(16.94)%	(1.12)%	3.24%	(2.08)%	5.27%
June	(1.04)%	3.01%	4.13%	(1.50)%	(0.15)%
July	2.59%	7.04%	(5.26)%	(17.96)%	(12.51)%
August	8.54%	2.87%	(1.32)%	3.32%	4.61%
September	(4.27)%	(2.11)%	(5.22)%	(10.11)%	5.93%
October	(5.72)%	(2.36)%	(9.26)%	3.18%	(3.09)%
November	2.49%	(2.37)%	(16.48)%	(8.96)%	4.84%
December	1.97%	4.03%	(16.07)%	(11.50)%	7.03%
Annual Rate of Return	(8.40)%	7.59%	(37.92)%	(36.07)%	19.94%	(11.92)**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through April 28, 2017.

Draw-down: Losses experienced by the fund over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained during the most recent five calendar years and year-to-date.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV is not equaled or exceeded by a subsequent month-end per share NAV.

UGA:

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The investment objective of the United States Gasoline Fund, LP (“UGA”)is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the spot price of gasoline (also known as reformulated gasoline blendstock for oxygen blending, or “RBOB”), for delivery to the New York harbor, as measured by the daily changes in the price of a specified short-term futures contract on gasoline called the “Benchmark Futures Contract,” less UGA’s expenses. UGA does not use leverage to meet its objective.

USCF manages UGA which is a commodity pool that issues shares traded on the NYSE. The chart below shows, as of April 28, 2017, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for UGA.

# of Authorized Participants	Baskets Purchased	Baskets Redeemed	Outstanding Shares
11	259	213	2,300,000

Since the commencement of the offering of UGA’s shares to the public on February 26, 2008 to April 28, 2017, the simple average daily change in the relevant benchmark futures contract was (0.137)% while the simple average daily change in the per share NAV of UGA over the same time period was (0.137)%. The average daily difference was (0.001)% (or (0.1) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the relevant benchmark futures contract, the average error in daily tracking by the per share NAV was (0.812)%, meaning that over this time period UGA’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

36

The table below shows the relationship between the trading prices of the shares and the daily NAV of UGA, since inception through April 28, 2017. The first row shows the average amount of the variation between UGA’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the shares continues on the NYSE until 4:00 p.m. New York time while regular trading in the relevant benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time.

UGA
Average Difference	$0.00
Max Premium %	6.80%
Max Discount %	(4.50)%

For more information on the performance of UGA, see the Performance Tables below.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

COMPOSITE PERFORMANCE DATA FOR UGA

Name of Commodity Pool: United States Gasoline Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: February 26, 2008

Aggregate Subscriptions (from inception through April 28, 2017): $491,724,831

Total Net Assets as of April 28, 2017: $56,783,615

NAV per Share as of April 28, 2017: $24.69

Worst Monthly Percentage Draw-down: December 2014 (20.18)%

Worst Peak-to-Valley Draw-down: June 2008 — July 2016 (65.23)%

Number of Shareholders (as of December 31, 2016): 15,067

Month	2012	2013	2014	2015	2016	2017
January	8.37%	9.13%	(5.99)%	(1.89)%	(13.04)%	(8.80)%
February	6.83%	(3.63)%	6.73%	16.93%	(5.85)%	(2.27)%
March	1.59%	0.26%	(1.81)%	(10.34)%	6.92%	(2.50)%
April	(3.45)%	(9.75)%	2.53%	15.20%	9.55%	(9.43)%
May	(11.05)%	(1.22)%	0.78%	1.34%	.21%
June	(0.61)%	(1.04)%	3.38%	1.45%	(7.81)%
July	9.60%	12.87%	(7.30)%	(11.23)%	(12.63)%
August	13.02%	0.49%	(1.78)%	(6.22)%	5.51%
September	0.96%	(8.80)%	(5.18)%	(8.03)%	15.88%
October	(9.42)%	(1.14)%	(9.17)%	(0.22)%	(2.34)%
November	4.82%	3.58%	(14.06)%	(4.41)%	4.10%
December	1.27%	4.08%	(20.18)%	(2.85)%	11.28%
Annual Rate of Return	20.72%	2.57%	(43.40)%	(13.57)%	7.06%	(21.29	)%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through April 28, 2017.

37

Draw-down: Losses experienced over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained during the most recent five calendar years and year-to-date.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV is not equaled or exceeded by a subsequent month-end per share NAV.

UHN:

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

 The investment objective of the United States Diesel-Heating Oil Fund, LP (“UHN”) is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the spot price of heating oil (also known as No. 2 fuel) for delivery at the New York harbor, as measured by the daily changes in the price of a specified short-term futures contract on heating oil called the “Benchmark Futures Contract”, less UHN’s expenses. UHN does not use leverage to meet its objective.

USCF manages UHN which is a commodity pool that issues shares traded on the NYSE. The chart below shows, as of April 28, 2017, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for UHN.

# of Authorized	Baskets	Baskets	Outstanding
Participants	Purchased	Redeemed	Shares
11	27	22	250,000

Since the commencement of the offering of UHN’s shares to the public on April 9, 2008 to April 28, 2017, the simple average daily change in the relevant benchmark futures contract was (0.022)%, while the simple average daily change in the per share NAV of UHN over the same time period was (0.023)%. The average daily difference was (0.001)% (or (0.1) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the relevant benchmark futures contract, the average error in daily tracking by the per share NAV was (0.921)%, meaning that over this time period UHN’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The table below shows the relationship between the trading prices of the shares and the daily NAV of UHN, since inception through April 28, 2017. The first row shows the average amount of the variation between UHN’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the shares continues on the NYSE until 4:00 p.m. New York time while regular trading in the relevant benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time.

UHN
Average Difference	$0.01
Max Premium %	7.05%
Max Discount %	(3.85)%

For more information on the performance of UHN, see the Performance Tables below.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

COMPOSITE PERFORMANCE DATA FOR UHN

Name of Pool: United States Diesel-Heating Oil Fund, LP

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: April 9, 2008

Aggregate Subscriptions (from inception through April 28, 2017): $40,186,949

Total Net Assets as of April 28, 2017: $3,579,797

38

NAV per Share as of April 28, 2017: $14.32

Worst Monthly Percentage Draw-down: December 2015 (19.64)%

Worst Peak-to-Valley Draw-down: June 2008 — January 2016 (84.32)%

Number of Shareholders (as of February 28, 2017): 943

Month	2012	2013	2014	2015	2016	2017
January	4.73%	2.99%	0.00%	(5.67)%	(5.53)%	(6.47)%
February	5.62%	(4.74)%	2.56%	19.01%	0.08%	(0.13)%
March	(1.46)%	0.00%	(2.50)%	(12.49)%	7.54%	(4.32)%
April	0.17%	(6.76)%	0.15%	15.79%	15.84%	(4.91)%
May	(15.28)%	(1.88)%	(1.27)%	(1.71)%	7.55%
June	0.03%	2.64%	2.62%	(3.45)%	(1.14)%
July	4.98%	6.81%	(3.36)%	(16.70)%	(13.76)%
August	11.24%	2.38%	(1.26)%	6.25%	7.49%
September	(0.68)%	(5.38)%	(7.73)%	(10.99)%	7.04%
October	(2.76)%	(0.62)%	(5.10)%	(3.44)%	(3.55)%
November	(0.38)%	2.47%	(12.78)%	(12.16)%	3.81%
December	(0.94)%	1.10%	(12.16)%	(19.64)%	8.50%
Annual Rate of Return	2.99%	(1.87)%	(35.03)%	(42.03)%	35.02%	(15.01	)%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through April 28, 2017.

Draw-down: Losses experienced over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained during the most recent five calendar years and year-to-date.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV is not equaled or exceeded by a subsequent month-end per share NAV.

USCI:

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The investment objective of the United States Commodity Index Fund (“USCI”) is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the SummerHaven Dynamic Commodity Index Total ReturnSM (the “SDCI”), less USCI’s expenses. USCI does not use leverage to meet its objective.

USCF manages USCI which is a commodity pool that issues shares traded on the NYSE. The chart below shows, as of April 28, 2017, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for USCI. Please note that, prior to May 2012, a Creation Basket was composed of 100,000 shares, so the total number of outstanding shares does not reflect the difference between the number of baskets purchased and the number of baskets redeemed.

# of Authorized Participants	Baskets Purchased	Baskets Redeemed	Outstanding Shares
11	510	298	14,100,000

Since the commencement of the offering of USCI’s shares to the public on August 10, 2010 to April 28, 2017, the simple average daily change in the SDCI was (0.008)%, while the simple average daily change in the per share NAV of USCI over the same time period was (0.004)%. The average daily difference was (0.012)% (or (0.12) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the SDCI, the average error in daily tracking by the per share NAV was (8.95)%, meaning that over this time period USCI’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

39

The table below shows the relationship between the trading prices of the shares and the daily NAV of USCI, since inception through April 28, 2017. The first row shows the average amount of the variation between USCI’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the shares continues on the NYSE until 4:00 p.m. New York time while regular trading in the relevant benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time.

USCI
Average Difference	$0.02
Max Premium %	1.10%
Max Discount %	(1.34)%

For more information on the performance of USCI, see the Performance Tables below.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

COMPOSITE PERFORMANCE DATA FOR USCI

Name of Commodity Pool: United States Commodity Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: August 10, 2010

Aggregate Subscriptions (from inception through February 28, 2017): $1,701,069,397

Total Net Assets as of February 28, 2017: $548,302,448

NAV per Share as of February 28, 2017: $38.89

Worst Monthly Percentage Draw-down: December 2014 (8.58)%

Worst Peak-to-Valley Draw-down: Feb 2012 — January 2016 (37.80)%

Number of shareholders (as of December 31, 2016): 65,983

Month	2012	2013	2014	2015	2016	2017
January	4.45%	2.69%	(0.11)%	(4.77)%	(2.52)%	0.60%
February	4.01%	(3.73)%	3.59%	2.02%	0.03%	(0.35)%
March	(3.49)%	(1.53)%	1.02%	(4.12)%	2.28%	(2.27)%
April	(0.62)%	(2.53)%	2.58%	5.12%	4.70%	(0.77)%
May	(7.76)%	(0.16)%	0.05%	(2.48)%	(1.84)%
June	2.35%	(3.55)%	0.52%	2.28%	3.71%
July	6.52%	2.11%	(4.02)%	(7.00)%	(2.28)%
August	1.34%	4.01%	(0.93)%	(2.85)%	(1.43)%
September	(1.18)%	(1.16)%	(4.12)%	(1.60)%	0.02%
October	(3.44)%	(0.87)%	(1.58)%	0.21%	1.18%
November	0.89%	0.11%	(2.71)%	(3.64)%	(0.64)%
December	(2.21)%	0.59%	(8.58)%	0.17%	(4.07)%
Annual Rate of Return	(0.03)%	(4.09)%	(13.5)%	(16.00)%	(1.23)%	(2.77)**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through April 28, 2017.

Draw-down: Losses experienced over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained since inception of trading.

40

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of the Fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV that is not equaled or exceeded by a subsequent month-end per share NAV.

BNO:

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The investment objective of the United States Brent Oil Fund, LP (“BNO”) is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the spot price of Brent crude oil, as measured by the daily changes in the price of a specified short-term futures contract on Brent crude oil called the “Benchmark Futures Contract”, less BNO’s expenses. BNO does not use leverage to meet its objective.

USCF manages BNO which is a commodity pool that issues shares traded on the NYSE. The chart below shows, as of April 28, 2017, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for BNO.

# of Authorized
Participants	Baskets Purchased	Baskets Redeemed	Outstanding Shares
9	353	225	6,850,000

Since the commencement of the offering of BNO’s shares to the public on June 2, 2010 to April 28, 2017, the simple average daily change in the relevant benchmark futures contract was (0.018)%, while the simple average daily change in the per share NAV of BNO over the same time period was (0.020)%. The average daily difference was (0.001)% (or (0.1) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the relevant benchmark futures contract, the average error in daily tracking by the per share NAV was (0.932)% meaning that over this time period BNO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The table below shows the relationship between the trading prices of the shares and the daily NAV of BNO, since inception through April 28, 2017. The first row shows the average amount of the variation between BNO’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the shares continues on the NYSE until 4:00 p.m. New York time while regular trading in the relevant benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time.

BNO
Average Difference	$(0.01)
Max Premium %	4.825%
Max Discount %	(3.126)%

For more information on the performance of BNO, see the Performance Tables below.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

COMPOSITE PERFORMANCE DATA FOR BNO

Name of Commodity Pool: United States Brent Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: June 2, 2010

Aggregate Subscriptions (from inception through April 28, 2017): $663,832,570

Total Net Assets as of April 28, 2017: $95,648,529

NAV per Share as of April 28, 2017: $13.96

Worst Monthly Percentage Draw-down: December 2014 (18.85)%

41

Worst Peak-to-Valley Draw-down: Jun 2014 – Feb. 2016 (74.97)%

Number of Shareholders (as of February 28, 2017): 15,067

	Rates of Return*
Month	2012	2013	2014	2015	2016	2017
January	3.64%	5.02%	(3.77)%	(9.38)%	(6.87)%	(3.12)%
February	10.78%	(2.86)%	3.04%	15.87%	(0.26)%	1.05%
March	0.84%	(0.41)%	(0.87)%	(12.89)%	8.46%	(5.66)%
April	(2.36)%	(6.87)%	0.28%	18.75%	17.79%	(3.72)%
May	(14.59)%	(1.60)%	1.71%	(2.96)%	4.14%
June	(3.61)%	1.93%	3.26%	(4.11)%	(1.59)%
July	7.50%	5.94%	(5.67)%	(18.60)%	(13.39)%
August	10.61%	6.69%	(3.30)%	2.39%	6.99%
September	(1.55)%	(3.55)%	(8.82)%	(12.20)%	5.95%
October	(2.67)%	1.18%	(9.89)%	1.09%	(4.66)%
November	3.02%	0.79%	(18.83)%	(11.47)%	4.24%
December	0.65%	1.34%	(18.85)%	(17.54)%	8.28%
Annual Rate of Return	9.94%	6.92%	(48.89)%	(45.42)%	28.48%	(11.08	)%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through April 28 2017.

Draw-down: Losses experienced over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained during the most recent five calendar years and year-to-date.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV is not equaled or exceeded by a subsequent month-end per share NAV.

UNL:

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The investment objective of the United States 12 Month Natural Gas Fund, LP (“UNL”) is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the price of natural gas delivered at the Henry Hub, Louisiana, as measured by the daily changes in the price of a specified short-term futures contracts on natural gas called the “Benchmark Futures Contracts”, less UNL’s expenses. UNL does not use leverage to meet its investment objective.

USCF manages UNL which is a commodity pool that issues shares traded on the NYSE. The chart below shows, as of April 28, 2017, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for UNL.

# of Authorized Participants	Baskets Purchased	Baskets Redeemed	Outstanding Shares
9	85	81	1,000,000

Since the commencement of the offering of UNL shares to the public on November 18, 2009 to April 28, 2017, the simple average daily change in the average price of its relevant benchmark futures contracts was 0.250)%, while the simple average daily change in the per share NAV of UNL over the same time period was 0.252%. The average daily difference was (0.002)% (or (0.2) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the average price of the relevant benchmark futures contracts, the average error in daily tracking by the per share NAV was (0.302)%, meaning that over this time period UNL’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

42

The table below shows the relationship between the trading prices of the shares and the daily NAV of UNL, since inception through April 28, 2017. The first row shows the average amount of the variation between UNL’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the shares continues on the NYSE until 4:00 p.m. New York time while regular trading in the relevant benchmark futures contracts on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contracts, for purposes of determining its end of day NAV, can be determined at that time.

UNL

Average Difference	$0.00
Max Premium %	7.94%
Max Discount %	(6.52)%

For more information on the performance of UNL, see the Performance Tables below.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

COMPOSITE PERFORMANCE DATA FOR UNL

Name of Commodity Pool: United States 12 Month Natural Gas Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: November 18, 2009

Aggregate Subscriptions (from inception through April 28, 2017): $138,604,736

Total Net Assets as of April 28, 2017: $10,835,339

NAV per Share as of April 28, 2016: $10.84

Worst Monthly Percentage Draw-down: December 2014 (19.94)%

Worst Peak-to-Valley Draw-down: December 2009 - February 2016 (85.18)%

Number of Shareholders (as of December 31, 2016): 2,492

	Rates of Return*
Month	2012	2013	2014	2015	2016	2017
January	(12.16)%	0.23%	7.81%	(5.99)%	(1.95)%	(8.94)%
February	(0.32)%	1.22%	2.58%	1.09%	(16.37)%	(8.22)%
March	(11.85)%	10.30%	(3.11)%	(3.15)%	9.66%	8.45%
April	0.00%	6.74%	7.69%	1.19%	9.61%	1.78%
May	0.06%	(8.02)%	(6.34)%	(3.69)%	(0.63)%
June	6.11%	(9.09)%	(1.21)%	4.40%	11.76%
July	6.62%	(1.63)%	(10.38)%	(3.12)%	(0.75)%
August	(9.39)%	2.07%	3.76%	(3.95)%	(2.65)%
September	11.26%	(2.14)%	(0.82)%	(5.45)%	(1.36)%
October	1.55%	(3.13)%	(5.88)%	(9.04)%	1.78%
November	(5.22)%	6.67%	0.71%	(5.26)%	3.88%
December	(4.17)%	5.05%	(19.94)%	0.00%	9.61%
Annual Rate of Return	(18.76)%	6.33%	(25.27)%	(29.00)%	20.88%	(7.74	)%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through April 28, 2017.

Draw-down: Losses experienced by the fund over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

43

Worst Monthly Percentage Draw-down: The largest single month loss sustained during the most recent five calendar years and year-to-date.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV is not equaled or exceeded by a subsequent month-end per share NAV.

DNO:

* PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The investment objective of the United States Short Oil Fund, LP (“DNO”) is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to inversely reflect the daily changes in percentage terms of the spot price of West Texas Intermediate (“WTI”) light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the daily changes in the price of a specified short-term futures contract for WTI light, sweet crude oil called the “Benchmark Futures Contract,” less DNO’s expenses. DNO does not use leverage to meet its objective.

USCF manages DNO which is a commodity pool that issues shares traded on the NYSE. The chart below shows, as of April 28, 2017, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for DNO.

# of Authorized	Baskets	Baskets	Outstanding
Participants	Purchased	Redeemed	Shares
15	70	69	150,000

Since the commencement of the offering of DNO shares to the public on September 24, 2009 to April 28, 2017, the inverse of the simple daily change in the relevant benchmark futures contract was 0.012%, while the simple average daily change in the per share NAV of DNO over the same time period was 0.011%. The average daily difference was (0.0003)% (or (0.03) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the inverse of the daily movement of the relevant benchmark futures contract, the average error in daily tracking by the per share NAV was (0.934)%, meaning that over this time period DNO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The table below shows the relationship between the trading prices of the shares and the daily NAV of DNO, since inception through April 28, 2017. The first row shows the average amount of the variation between DNO’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the shares continues on the NYSE until 4:00 p.m. New York time while regular trading in the relevant benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time.

DNO
Average Difference	$0.05
Max Premium %	9.867%
Max Discount %	(4.129)%

For more information on the performance of DNO, see the Performance Tables below.

* PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

COMPOSITE PERFORMANCE DATA FOR DNO

Name of Commodity Pool: United States Short Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: September 24, 2009

Aggregate Subscriptions (from inception through April 28, 2017): $176,097,284

Total Net Assets as of April 28, 2017: $10,389,686

NAV per Share as of April 28, 2017: $69.26

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Worst Monthly Percentage Draw-down: April 2015 (19.29)%

Worst Peak-to-Valley Draw-down: August 2010 — June 2014 (39.55)%

Number of Shareholders (as of December 31, 2016): 4,159

	Rates of Return*
Month	2012	2013	2014	2015	2016	2017
January	0.11%	(5.52)%	0.82%	8.46%	10.67%	2.76%
February	(8.09)%	6.17%	(5.68)%	(4.34)%	2.62%	(1.49)%
March	3.88%	(5.08)%	0.12%	6.79%	(9.37)%	7.19%
April	(1.62)%	3.74%	0.64%	(19.29)%	(15.38)%	3.03%
May	20.85%	1.42%	(3.81)%	(0.32)%	(5.69)%
June	0.61%	(4.87)%	(3.45)%	1.47%	1.41%
July	(3.97)%	(8.81)%	6.50%	25.56%	16.52%
August	(8.92)%	(3.43)%	1.26%	(6.26)%	(6.57)%
September	4.59%	3.90%	3.74%	8.15%	(7.60)%
October	6.56%	5.69%	11.62%	(3.56)%	3.38%
November	(3.25)%	4.07%	19.74%	13.96%	(5.78)%
December	(2.82)%	(5.81)%	22.24%	15.32%	(6.56)%
Annual Rate of Return	4.78%	(9.66)%	62.66%	45.91%	(23.74)%	11.80%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through April 28, 2017.

Draw-down: Losses experienced by the fund over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained during the most recent five calendar years and year-to-date.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV is not equaled or exceeded by a subsequent month-end per share NAV.

USAG:

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The investment objective of the United States Agriculture Index Fund (“USAG”) is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the SummerHaven Dynamic Agriculture Index Total ReturnSM (the “SDAI”), less USAG’s expenses. USAG does not use leverage to meet its objective.

USCF manages USAG which is a commodity pool that issues shares traded on the NYSE. The chart below shows, as of April 28, 2017, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for USAG.

# of Authorized
Participants	Baskets Purchased	Baskets Redeemed	Outstanding Shares
11	4	2	100,000

Since the commencement of the offering of USAG’s shares to the public on April 13, 2012 to April 28, 2017, the simple average daily change in the SDAI was (0.085)%, while the simple average daily change in the per share NAV of USAG over the same time period was (0.083)%. The average daily difference was (0.002)% (or (0.2) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the SDAI, the average error in daily tracking by the per share NAV was 6.283%, meaning that over this time period USAG’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

45

The table below shows the relationship between the trading prices of the shares and the daily NAV of USAG, since inception through April 28, 2017. The first row shows the average amount of the variation between USAG’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the shares continues on the NYSE until 4:00 p.m. New York time while regular trading in the relevant benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time.

USAG
Average Difference	$(0.40)
Max Premium %	4.99%
Max Discount %	(20.49)%

For more information on the performance of USAG, see the Performance Tables below.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

COMPOSITE PERFORMANCE DATA FOR USAG

Name of Commodity Pool: United States Agriculture Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: April 13, 2012

Aggregate Subscriptions (from inception through April 28, 2017): $5,086,172

Total Net Assets as of April 28, 2017: $1,882,934

NAV per Share as of April 28, 2017: $18.83

Worst Monthly Percentage Draw-down: July 2015 (7.06)%

Worst Peak-to-Valley Draw-down: August 2012 — December 2016 (32.55)%

Number of Shareholders (as of December 31, 2016): 146

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2012		2013	2014	2015	2016	2017
January			0.43%	1.18%	(5.83)%	(2.68)%	3.00%
February			(4.75)%	8.80%	0.05%	(1.09)%	(1.02)%
March			(1.80)%	4.54%	(3.51)%	3.10%	(2.63)%
April	(1.68	)%**	0.87%	2.82%	0.05%	3.26%	(0.21)%
May	(4.88)%		(0.33)%	(4.00)%	(2.11)%	2.12%
June	9.20%		(3.44)%	(2.70)%	9.39%	2.94%
July	10.07%		(1.24)%	(4.13)%	(7.06)%	(6.42)%
August	0.25%		3.04%	(1.41)%	(2.65)%	(3.21)%
September	(2.80)%		(0.21)%	(4.33)%	0.10%	(0.41)%
October	(1.97)%		(1.31)%	4.26%	1.23%	3.01%
November	(1.38)%		(0.47)%	(0.51)%	(3.36)%	(1.97)%
December	(3.44)%		(1.98)%	(2.79)%	(0.15)%	(2.16)%
Annual Rate of Return	2.24%		(10.84)%	0.79%	(13.84)%	(3.99)%	(0.95)%

46

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from April 13, 2012.
***	Through April 28, 2017.

Draw-down: Losses experienced over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained since inception of trading.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of the Fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV that is not equaled or exceeded by a subsequent month-end per share NAV.

CPER:

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The investment objective of the United States Copper Index Fund (“CPER”) is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the SummerHaven Copper Index Total ReturnSM (the “SCI”), less CPER’s expenses. CPER does not use leverage to meet its objective.

USCF manages CPER which is a commodity pool that issues shares traded on the NYSE. The chart below shows, as of February 28, 2017, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for CPER.

# of Authorized
Participants	Baskets Purchased	Baskets Redeemed	Outstanding Shares
11	21	4	850,000

Since the commencement of the offering of CPER’s shares to the public on November 15, 2011 to April 28, 2017, the simple average daily change in the SCI was (0. 096)%, while the simple average daily change in the per share NAV of CPER over the same time period was (0.101)%. The average daily difference was (0.004)% (or (0.4) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the SCI, the average error in daily tracking by the per share NAV was (4.44)%, meaning that over this time period CPER’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The table below shows the relationship between the trading prices of the shares and the daily NAV of CPER, since inception through April 28, 2017. The first row shows the average amount of the variation between CPER’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the shares continues on the NYSE until 4:00 p.m. New York time while regular trading in the relevant benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time.

CPER
Average Difference	$(0.02)
Max Premium %	9.12%
Max Discount %	(5.45)%

For more information on the performance of CPER, see the Performance Tables below.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

COMPOSITE PERFORMANCE DATA FOR CPER

Name of Commodity Pool: United States Copper Index Fund

Type of Commodity Pool: Exchange traded security

47

Inception of Trading: November 15, 2011

Aggregate Subscriptions (from inception through April 28, 2017): 19,612,629

Total Net Assets as of April 28, 2017: $14,372,216

NAV per Share as of April 28, 2017: $16.91

Worst Monthly Percentage Draw-down: November 2015 (11.98)%

Worst Peak-to-Valley Draw-down: February 2012-August 2016 (50.31)%

Number of Shareholders (as of December 31, 2016): 1227

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2012	2013	2014	2015	2016	2017
January	10.13%	2.28%	(5.93)%	(11.68)%	(3.37)%	8.86%
February	2.00%	(5.15)%	0.00%	8.00%	2.83%	(0.84)%
March	(1.49)%	(3.97)%	(5.24)%	1.76%	2.69%	(1.98)%
April	(0.44)%	(7.13)%	0.10%	5.18%	4.20%	(2.31)%
May	(11.91)%	7.77%	3.08%	(5.28)%	(8.19)%
June	3.49%	(11.73)%	2.75%	(4.49)%	4.46%
July	(2.12)%	2.05%	1.15%	(9.69)%	1.17%
August	0.79%	3.14%	(2.51)%	(1.63)%	(7.01)%
September	8.45%	2.68%	(4.82)%	0.13%	6.44%
October	(6.43)%	(0.80)%	1.23%	(1.02)%	(0.28)%
November	3.29%	(3.34)%	(6.46)%	(11.98)%	(18.62)%
December	0.04%	5.67%	(0.78)%	4.17%	(4.88)%
Annual Rate of Return	3.92%	(9.87)%	(16.67)%	(25.45)%	(14.89)%	3.36	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from November 15, 2011.
***	Through April 28, 2017.

Draw-down: Losses experienced over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained since inception of trading.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of CPER. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV that is not equaled or exceeded by a subsequent month-end per share NAV.

The Fund’s Operations

USCF and its Management and Traders

USCF is a single member limited liability company that was formed in the state of Delaware on May 10, 2005. USCF maintains its main business office at 1999 Harrison Street, Suite 1530, Oakland, California 94612. USCF is a wholly-owned subsidiary of Wainwright Holdings, Inc., a Delaware corporation (“Wainwright”), which is a wholly owned subsidiary of Concierge Technologies, Inc. (publicly traded under the ticker CNCG) (“Concierge”). Mr. Nicholas Gerber (discussed below), along with certain family members and certain other shareholders, owns the majority of the shares in Concierge. Wainwright is a holding company that currently holds both USCF, as well as USCF Advisers LLC, an investment adviser registered under the Investment Advisers Act of 1940, as amended. USCF Advisers LLC serves as the investment adviser for the Stock Split Index Fund and USCF Restaurant Leaders Fund, each a series of the USCF ETF Trust, as well as the USCF Commodity Strategy Fund, a series of the USCF Mutual Funds Trust, and its wholly-owned trading subsidiary, USCF Cayman Commodity 1. USCF ETF Trust and USCF Mutual Funds Trust are registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Board of Trustees for the USCF ETF Trust and USCF Mutual Funds Trust consist of different independent trustees than those independent directors who serve on the Board of Directors of USCF. USCF is a member of the National Futures Association (the “NFA”) and registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (the “CFTC”) on December 1, 2005 and as a Swaps Firm on August 8, 2013.

48

USCF is the sponsor of the Trust, and each of its series: the Fund, the United States 3X Short Oil Fund, the REX S&P MLP Fund, and the REX S&P MLP Inverse Fund (each such series a “REX Fund” and together, the “REX Funds”), all of which are funds that are currently in registration and have not commenced operations.

USCF also serves as general partner the United States Natural Gas Fund, LP (“UNG”), the United States Oil Fund (“USO”), the United States 12 Month Oil Fund, LP (“USL”), the United States Gasoline Fund, LP (“UGA”), the United States Diesel-Heating Oil Fund, LP (“UHN”), the United States Short Oil Fund, LP (“DNO”), the United States 12 Month Natural Gas Fund, LP (“UNL”), the United States Brent Oil Fund, LP (“BNO”). In addition, USCF is the sponsor of the United States Commodity Index Funds Trust (“USCIFT”) and each series, the United States Commodity Index Fund (“USCI”), the United States Copper Index Fund (“CPER”), the United States Agriculture Index Fund (“USAG”), and the USCF Canadian Crude Oil Index Fund (“UCCO”). UCCO is currently in registration and has not commenced operations.

UNG, USO, USL, UGA, UHN, DNO, UNL, BNO, USCI, CPER, and USAG are actively operating funds and all are listed on the NYSE, and referred to collectively herein as the “Related Public Funds.” The REX Funds are not included in the Related Public Funds; provided that upon the effectiveness of this registration statement on Form S-1, the Fund shall become part of the Related Public Funds.

USCF is required to evaluate the credit risk of the Fund to the FCM, oversee the purchase and sale of the Fund shares by certain authorized participants (“Authorized Participants”), review daily positions and margin requirements of the Fund and manage the Fund’s investments. USCF also pays the service fees of the Marketing Agent and Brown Brothers Harriman & Co. (“BBH&Co.”) (the Administrator and Custodian). BBH&Co. also serves as the Fund’s registrar and transfer agent. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for marketing and/or distribution-related services in connection with this offering exceed ten percent (10%) of the gross proceeds of this offering.

The business and affairs of USCF are managed by a board of directors (the “Board”), which is comprised of four management directors (the “Management Directors”) some of whom are also its executive officers and three independent directors who meet the independent director requirements established by NYSE Rules and the Sarbanes-Oxley Act of 2002. All members of the Board are subject to certain qualification standards, including that they have appropriate skills, experiences and other characteristics to ensure that they represent shareholders’ interest in perpetuating a successful business and optimizing long-term financial results in a manner consistent with applicable legal requirements and ethical considerations. The Management Directors have the authority to manage USCF pursuant to the terms of the Sixth Amended and Restated Limited Liability Company Agreement of USCF, dated as of May 15, 2015 (as amended from time to time, the “LLC Agreement”). Through its Management Directors, USCF manages the day-to-day operations of the Trust and the Fund. The Board has an audit committee which is made up of the three independent directors (Gordon L. Ellis, Malcolm R. Fobes III and Peter M. Robinson). The audit committee is governed by an audit committee charter that is posted on the Fund’s website at http://www.uscfinvestments.com/. The Board has determined that each member of the audit committee meets the financial literacy requirements NYSE and the audit committee charter. The Board has further determined that each of Messrs. Ellis and Fobes have accounting or related financial management expertise, as required by NYSE, such that each of them is considered an “Audit Committee Financial Expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

The Fund has no executive officers. Pursuant to the terms of the Trust Agreement, the Fund’s affairs are managed by USCF.

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The following are individual Principals, as that term is defined in CFTC Rule 3.1, for USCF: John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Melinda D. Gerber, Andrew Ngim, Robert Nguyen, Peter Robinson, Scott Schoenberger, Gordon Ellis, Malcolm Fobes, Ray Allen, Kevin Baum, Carolyn Yu, and Wainwright Holdings Inc. The individuals who are Principals due to their positions are John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Andrew Ngim, Robert Nguyen, Peter Robinson, Gordon Ellis, Malcolm Fobes, Ray Allen, Kevin Baum and Carolyn Yu. In addition, Wainwright is a Principal because it is the sole member of USCF. None of the Principals owns or has any other beneficial interest in the Fund. Ray Allen and John P. Love make trading and investment decisions for the Fund. John P. Love and Ray Allen direct the execution of trades on behalf of the Fund. In addition, Nicholas D. Gerber, John P. Love, Robert Nguyen, Ray Allen, Kevin Baum, Kathryn Rooney, Maya Lowry, and Ryan Katz are registered with the CFTC as Associated Persons of USCF and are NFA Associate Members. John P. Love, Robert Nguyen, Ray Allen, Kevin Baum, Kathryn Rooney, Maya Lowry, and Ryan Katz are also registered with the CFTC as Swaps Associated Persons.

Ray W. Allen, 60, Portfolio Manager of USCF since January 2008. Mr. Allen was the portfolio manager of UGA from February 2008 until March 2010, the portfolio manager of UHN from April 2008 until March 2010 and the portfolio manager of UNL from November 2009 until March 2010. Mr. Allen has been the portfolio manager of DNO since September 2009, the portfolio manager of USO and USL since March 2010 and the manager of BNO since June 2010. Mr. Allen has been a principal of USCF listed with the CFTC and NFA since March 2009 and has been registered as an associated person of USCF since July 2015 and from March 2008 to November 2012. Additionally, Mr. Allen has been approved as an NFA swaps associated person of USCF since July 2015. As of February 2017, he also is an associated person and swap associated person of USCF Advisers LLC. USCF Advisers LLC, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Allen earned a B.A. in economics from the University of California at Berkeley and holds an NFA Series 3 registration.

Kevin A. Baum, 46, has served as a Portfolio Manager of USCF since March 2016 and as the Chief Investment Officer of USCF since September 1, 2016. Prior to joining USCF, Mr. Baum temporarily retired from December 2015 to March 2016. Mr. Baum served as the Vice President and Senior Portfolio Manager for Invesco PowerShares Capital Management LLC, an investment manager that manages a family of exchange-traded funds, from October 2014 through December 2015. Mr. Baum was temporarily retired from May 2012 through September 2014. From May 1993 to April 2012, Mr. Baum worked as the Senior Portfolio Manager, Head of Commodities for OppenheimerFunds, Inc., a global asset manager. Mr. Baum has been an NFA member since March 2016 and a principal, swap associated person, and associated person of USCF since April 2016 and, as of January 2017, a branch manager of USCF. As of February 2017, he also is an associated person, swap associated person, and branch manager of USCF Advisers LLC. USCF Advisers LLC, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Baum is a CFA Charterholder, CAIA Charterholder, and earned a B.B.A. in Finance from Texas Tech University.

Stuart P. Crumbaugh, 53, Chief Financial Officer, Secretary and Treasurer of USCF since May 2015. In addition, Mr. Crumbaugh has served as a director of Wainwright Holdings, Inc. (“Wainwright”), the parent and sole member of USCF, since December 2016. Mr. Crumbaugh has been a principal of USCF listed with the CFTC and NFA since July 1, 2015. In addition, as of January 2017, he is a principal of USCF Advisers LLC. USCF Advisers LLC, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Crumbaugh joined USCF as the Assistant Chief Financial Officer on April 6, 2015. Prior to joining USCF, Mr. Crumbaugh was the Vice President Finance and Chief Financial Officer of Sikka Software Corporation, a software service healthcare company providing optimization software and data solutions from April 2014 to April 6, 2015. Mr. Crumbaugh served as a consultant providing technical accounting, IPO readiness and M&A consulting services to various early stage companies with the Connor Group, a technical accounting consulting firm, for the periods of January 2014 through March 2014; October 2012 through November 2012; and January 2011 through February 2011. From December 2012 through December 2013, Mr. Crumbaugh was Vice President, Corporate Controller and Treasurer of Auction.com, LLC, a residential and commercial real estate online auction company. From March 2011 through September 2012, Mr. Crumbaugh was Chief Financial Officer of IP Infusion Inc., a technology company providing network routing and switching software enabling software-defined networking solutions for major mobile carriers and network infrastructure providers. Mr. Crumbaugh was the Global Vice President of Finance at Virage Logic Corporation, a semi-conductor IP and software company (acquired by Synopsys, Inc., a software company), from January 2010 through December 2010. Mr. Crumbaugh earned a B.A. in Accounting and Business Administration from Michigan State University in 1987 and is a Certified Public Accountant – Michigan (inactive).

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Nicholas D. Gerber, 54, Chairman of the Board of Directors of USCF since June 2005. Mr. Gerber also served as President and Chief Executive Officer of USCF from June 2005 through June 2015 and Vice President since June 2015. Mr. Gerber co-founded USCF in 2005 and prior to that, he co-founded Ameristock Corporation in March 1995, a California-based investment adviser registered under the Investment Advisers Act of 1940 from March 1995 until January 2013. From January 26, 2015 to the present, Mr. Gerber is also the Chief Executive Officer, President and Secretary of Concierge Technologies, Inc. (“Concierge”), which is a company publicly traded under the ticker symbol “CNGC.” Concierge is the sole shareholder of Wainwright. From August 1995 to January 2013, Mr. Gerber served as Portfolio Manager of Ameristock Mutual Fund, Inc. On January 11, 2013, the Ameristock Mutual Fund, Inc. merged with and into the Drexel Hamilton Centre American Equity Fund, a series of Drexel Hamilton Mutual Funds. Drexel Hamilton Mutual Funds is not affiliated with Ameristock Corporation, the Ameristock Mutual Fund, Inc. or USCF. From the period June 2014 to the present, Mr. Gerber also serves as Chairman of the Board of Trustees of USCF ETF Trust, an investment company registered under the Investment Company Act of 1940, as amended, and has previously served as President of USCF Advisers LLC. USCF Advisers LLC, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. In addition to his role as Chairman of the Board of USCF ETF Trust, he also served as its President and Chief Executive Officer from June 2014 until December 2015. In these roles, Mr. Gerber has gained extensive experience in evaluating and retaining third-party service providers, including custodians, accountants, transfer agents, and distributors. Mr. Gerber has been a principal of USCF listed with the CFTC and NFA since November 2005, an NFA associate member and associated person of USCF since December 2005 and a Branch Manager of USCF since May 2009. Mr. Gerber is a principal of USCF Advisers LLC as of January 2017. Additionally, as of February 2017, he is an associated person, swap associated person, and branch manager of USCF Advisers LLC. Mr. Gerber earned an MBA degree in finance from the University of San Francisco, a B.A. from Skidmore College and holds an NFA Series 3 registration.

John P. Love, 45, President and Chief Executive Officer of USCF since June 2015 and Management Director of USCF since October 2016. Mr. Love previously served as a Senior Portfolio Manager for the Related Public Funds from March 2010 through June 2015. Prior to that, while still at USCF, he was a Portfolio Manager beginning with the launch of USO in April 2006.  Mr. Love was the portfolio manager of USO from April 2006 until March 2010 and the portfolio manager for USL from December 2007 until March 2010.  Mr. Love has been the portfolio manager of UNG since April 2007, and the portfolio manager of UGA, UHN, and UNL since March 2010. Additionally, Mr. Love serves as President of USCF Advisers LLC. USCF Advisers LLC, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. He also has acted as co-portfolio manager of the Stock Split Index Fund, a series of the USCF ETF Trust for the period from September 2014 to December 2015, when he was promoted to the position of President and Chief Executive Officer upon Mr. Gerber’s resignation from those positions. In addition, Mr. Love has served as on the Board of Managers of USCF Advisers LLC since November 2016 and as a director of Wainwright Holdings Inc. since December 2016. Mr. Love has been a principal of USCF listed with the CFTC and NFA since January 17, 2006. Mr. Love has been registered as an associated person of USCF since February 2015 and from December 1, 2005 to April 16, 2009. Mr. Love has also been registered as a branch manager of USCF since March 2016. Additionally, Mr. Love has been approved as an NFA swaps associated person since February 2015. Mr. Love is a principal of USCF Advisers LLC as of January 2017. Additionally, as of February 2017, he is an associated person, swap associated person, and branch manager of USCF Advisers LLC. Mr. Love earned a B.A. from the University of Southern California, holds NFA Series 3 and FINRA Series 7 registrations and is a CFA Charterholder.

Andrew F Ngim, 56, co-founded USCF in 2005 and has served as a Management Director since May 2005 and, since August 15, 2016, has served as the Chief Operating Officer of USCF. Mr. Ngim has served as the portfolio manager for USCI, CPER and USAG since January 2013. Mr. Ngim also served as USCF’s Treasurer from June 2005 to February 2012. In addition, he has been on the Board of Managers and has served as the Assistant Secretary and Assistant Treasurer of USCF Advisers since its inception in June 2013. Prior to and concurrent with his services to USCF and USCF Advisers, from January 1999 to January 2013, Mr. Ngim served as a Managing Director for Ameristock Corporation, a California-based investment adviser, which he co-founded in March 1995, and was Co-Portfolio Manager of Ameristock Mutual Fund, Inc. from January 2000 to January 2013. From September 2014 to the present, Mr. Ngim also serves as portfolio manager of the Stock Split Index Fund, and, since November 2016, he also serves as portfolio manager of the USCF Restaurant Leaders Fund, each of which is a series of the USCF ETF Trust, as well as a Management Trustee of the USCF ETF Trust from August 2014 to the present. Mr. Ngim has been a principal of USCF listed with the CFTC and NFA since November 2005 and a principal of USCF Advisers LLC since January 2017. USCF Advisers LLC, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Ngim earned his B.A. from the University of California at Berkeley.

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Robert L. Nguyen, 57, Management Director and principal since July 2015. Mr. Nguyen served on the Board of Wainwright from December 2014 to December 2016. Mr. Nguyen co-founded USCF in 2005 and served as a Management Director until March 2012. Mr. Nguyen was an Investment Manager with Ribera Investment Management, a high net worth money management firm, from January 2013 to March 2015. Prior to and concurrent with his services to USCF, from January 2000 to January 2013, Mr. Nguyen served as a Managing Principal for Ameristock Corporation, a California-based investment adviser registered under the Investment Advisers Act of 1940, which he co-founded in March 1995. Mr. Nguyen was a principal of USCF listed with the CFTC and NFA from November 2005 through March 2012 and an associated person of USCF listed with the CFTC and NFA from November 2007 through March 2012. Mr. Nguyen has been a principal of USCF listed with the CFTC and NFA since July 2015 and an associated person and a swap associated person of USCF listed with the CFTC and NFA since December 2015. As of February 2017, he also is an associated person and swap associated person of USCF Advisers LLC. USCF Advisers LLC, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Nguyen earned his B.S. from California State University at Sacramento.

Carolyn M. Yu, 58, General Counsel and Chief Compliance Officer of USCF since May 2015 and February 2013, respectively, and from August 2011 through April 2015, Ms. Yu served as Assistant General Counsel. Since May 2015, Ms. Yu has served as Chief Legal Officer and Chief Compliance Officer of USCF Advisers LLC and USCF ETF Trust as well as Chief AML Officer of USCF ETF Trust. Prior to May 2015, Ms. Yu was the Assistant Chief Compliance Officer and AML Officer of the USCF ETF Trust. Previously, Ms. Yu served as Branch Chief with the Securities Enforcement Branch for the State of Hawaii, Department of Commerce and Consumer Affairs from February 2008 to August 2011. She has been a principal of USCF listed with the CFTC and NFA since August 2013 and a principal of USCF Advisers LLC since January 2017. USCF Advisers LLC, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Ms. Yu earned her JD from Golden Gate University School of Law and a B.S. in business administration from San Francisco State University.

Gordon L. Ellis, 70, Independent Director of USCF since September 2005. Previously, Mr. Ellis was a founder of International Absorbents, Inc., Director and Chairman since July 1985 and July 1988, respectively, and Chief Executive Officer and President since November 1996. He also served as Chairman of Absorption Corp., a wholly-owned subsidiary of International Absorbents, Inc., which is a leading developer and producer of environmentally friendly pet care and industrial products, from May July 1985 until July 2010 when it was sold to Kinderhook Industries, a private investment banking firm and remained as a director until March 2013 when Absorption Corp was sold again to J. Rettenmaier & Söhne Group, a German manufacturing firm. Concurrent with that, he founded and has served as Chairman from November 2010 to present of Lupaka Gold Corp., a firm that acquires, explores, develops, and evaluates gold mining properties in Peru, South America. Mr. Ellis has his Chartered Directors designation from The Director’s College (a joint venture of McMaster University and The Conference Board of Canada). He has been a principal of USCF listed with the CFTC and NFA since November 2005. Mr. Ellis is an engineer and earned an MBA in international finance.

Malcolm R. Fobes III, 52, Independent Director of USCF and Chairman of USCF’s audit committee since September 2005. He founded and is the Chairman and Chief Executive Officer of Berkshire Capital Holdings, Inc., a California-based investment adviser registered under the Investment Advisers Act of 1940 that has been sponsoring and providing portfolio management services to mutual funds since June 1997. Mr. Fobes serves as Chairman and President of The Berkshire Funds, a mutual fund investment company registered under the Investment Company Act of 1940. Since 1997, Mr. Fobes has also served as portfolio manager of the Berkshire Focus Fund, a mutual fund registered under the Investment Company Act of 1940, which concentrates its investments in the electronic technology industry. He was also contributing editor of Start a Successful Mutual Fund: The Step-by-Step Reference Guide to Make It Happen (JV Books, 1995). Mr. Fobes has been a principal of USCF listed with the CFTC and NFA since November 2005. He earned a B.S. in finance with a minor in economics from San Jose State University in California.

Peter M. Robinson, 59, Independent Director of USCF since September 2005. Mr. Robinson has been a Research Fellow since 1993 with the Hoover Institution, a public policy think tank located on the campus of Stanford University. He authored three books and has been published in the New York Times, Red Herring, and Forbes ASAP and is the editor of Can Congress Be Fixed?: Five Essays on Congressional Reform (Hoover Institution Press, 1995). Mr. Robinson has been a principal of USCF listed with the CFTC and NFA since December 2005. He earned an MBA from the Stanford University Graduate School of Business, graduated from Oxford University in 1982 after studying politics, philosophy, and economics and graduated summa cum laude from Dartmouth College in 1979.

The Fund’s Service Providers

REX MLPshares, LLC (“REX”) is a single member limited liability company that was formed in the state of Delaware on December 3, 2015. It maintains its main business office at 44 Post Road West, Westport, CT 06880. REX is a wholly-owned subsidiary of REX Shares, LLC, a Delaware limited liability company (“REX Shares”). REX Shares creates and delivers intelligently engineered investment products and is based in Westport, Connecticut.

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Pursuant to its agreement with USCF, REX provides services to USCF in connection with the development and launch of the Fund as well as certain other REX Funds. In addition, REX works with USCF to develop the investment methodology for the REX Funds, provide the appropriate benchmarks for the REX Funds, and assist in determining the strategy for satisfying the investment methodology. For certain other REX Funds, which do not include the Fund, REX will assist USCF in obtaining a license or sub-license for the applicable REX Funds, as needed, with respect to any relevant index.

USCF will pay a monthly fee to REX for services provided to the Fund that will be calculated according to the following formula (the “Monthly Fee”):

Monthly Fee = (A-B) x C

For purposes of calculating the Monthly Fee:

“A” equals the Management Fee payable by the Fund to USCF during the applicable calendar month; and,

“B” equals the amount of the Manager Expenses payable during the applicable calendar month where (i) “Manager Expenses” means: (a) all direct expenses incurred by USCF in connection with formation and operation of the Trust and the Fund, as set forth in the trust agreement for the Trust, (b) all expenses, including Fund Expenses, reimbursed by USCF to the Fund, and (c) such other expenses as REX and USCF may agree from time to time to designate as “Manager Expenses” provided that, for the avoidance of doubt, “Manager Expenses” shall specifically exclude Management Fees, and (ii) “Fund Expenses” means (a) the Management Fee payable to USCF, (b) brokerage fees, futures commission merchant fees and other fees and commissions incurred in connection with the trading activities of the Fund, (c) any costs and expenses related to registration of additional shares of the Fund, and (d) all other expenses allocated to the Fund by USCF in consultation with REX; and

“C” equals 40%.

In any month where “A” minus “B” equals zero (0) or a number less than zero (0), then the amount of the Monthly Fee paid to REX for such month shall be zero. USCF will pay the Monthly Fee on behalf of the Fund to REX on a monthly basis within thirty business days of the end of each calendar month.

Custodian, Registrar, Transfer Agent, and Administrator

In its capacity as the Custodian for the Fund, BBH&Co. (in such capacity, the “Custodian”) may hold the Fund’s Treasuries, cash and/or cash equivalents pursuant to a custodial agreement. BBH&Co. is also the registrar and transfer agent for the shares. In addition, in its capacity as Administrator for the Fund, BBH&Co. (in such capacity, the “Administrator”) performs certain administrative and accounting services for the Fund and prepares certain SEC, NFA and CFTC reports on behalf of the Fund.

Currently, USCF pays BBH&Co. for its services, in the foregoing capacities, a minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to each series of the Trust and each of the Related Public Funds, as well as a $20,000 annual fee for its transfer agency services. In addition, USCF pays BBH&Co. an asset-based charge of: (a) 0.06% for the first $500 million of the Related Public Funds’ combined net assets, (b)  0.0465% for the Related Public Funds’ combined net assets greater than $500 million but less than $1 billion, and (c)  0.035% once the Related Public Funds’ combined net assets exceed $1 billion. The annual minimum amount will not apply if the asset-based charge for all accounts in the aggregate exceeds $75,000. USCF also pays transaction fees ranging from $7 to $15 per transaction.

BBH&Co.’s principal business address is 50 Post Office Square, Boston, MA 02110. BBH&Co., a private bank founded in 1818, is neither a publicly held company nor insured by the Federal Deposit Insurance Corporation. BBH&Co. is authorized to conduct a commercial banking business in accordance with the provisions of Article IV of the New York State Banking Law, New York Banking Law §§160–181, and is subject to regulation, supervision, and examination by the New York State Department of Financial Services. BBH&Co. is also licensed to conduct a commercial banking business by the Commonwealths of Massachusetts and Pennsylvania and is subject to supervision and examination by the banking supervisors of those states.

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Delaware Trustee

Wilmington Trust, National Association, a national banking association, with its principal place of business in the State of Delaware, as Delaware trustee (the “Trustee”) serves as the Trust’s corporate trustee as required under the Delaware Statutory Trust Act (“DSTA”). USCF pays the Trustee $3,000 annually for its services to the Trust.

The Trustee is the sole trustee of the Trust. The rights and duties of the Trustee and USCF with respect to the offering of the shares and the Fund management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, USCF or the shareholders of the Fund. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware, 19890. The Trustee is unaffiliated with USCF.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by USCF. USCF has the discretion to replace the Trustee.

Only the assets of the Trust and USCF are subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, USCF has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of USCF, nor will the Trustee have any liability for the acts or omissions of USCF. The shareholders have no voice in the day to day management of the business and operations of the Fund and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Fund and the Trust, USCF may, in its sole and absolute discretion, appoint an affiliate or affiliates of USCF as additional sponsors and retain such persons, including affiliates of USCF, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

Marketing Agent

The Fund also employs ALPS Distributors, Inc. (“ALPS Distributors”) as the Marketing Agent, which is further discussed under “What is the Plan of Distribution?” USCF pays the Marketing Agent a fee for its services as marketing agent to the Fund equal to 0.06% on Fund assets up to the first $3 billion; and 0.04% on Fund assets in excess of $3 billion. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for marketing and/or distribution-related services in connection with the offering of shares exceed ten percent (10%) of the gross proceeds of the offering.

ALPS Distributors’ principal business address is 1290 Broadway, Suite 1100, Denver, CO 80203. ALPS Distributors is a broker-dealer registered with the U.S. Securities and Exchange Commission and is a member of the Financial Industry Regulatory Authority (“FINRA”) and Securities Investor Protection Corporation.

Relationship with Charles Schwab & Co., Inc.

USCF or the Marketing Agent, or an affiliate of USCF or the Marketing Agent, may directly or indirectly make cash payments to certain broker-dealers for participating in activities that are designed to make registered representatives and other professionals more knowledgeable about exchange-traded funds and exchange-traded products, including the Fund and the Related Public Funds, or for other activities, such as participation in marketing activities and presentations, educational training programs, conferences, the development of technology platforms and reporting systems. USCF and/or the Marketing Agent have, or may in the future have, arrangements to make payments, other than for the educational programs and marketing activities described above, to Charles Schwab & Co., Inc. (“Schwab”). Pursuant to the arrangement between USCF and Schwab, Schwab has agreed to promote certain exchange-traded funds and exchange-traded products to Schwab’s customers, which may include the Fund and certain of the Related Public Funds, and not to charge certain of its customers any commissions when those customers purchase or sell shares of participating exchange-traded funds and exchange-traded products. Payments to a broker-dealer or intermediary may create potential conflicts of interest between the broker-dealer or intermediary and its clients. These amounts, which may be significant, are paid by USCF and/or the Marketing from their own resources and not from the assets of the Fund or the Related Public Funds.

Futures Commission Merchant

The Fund, has entered into an agreement with RBC Capital Markets, LLC (“RBC Capital” or “RBC”) whereby RBC will serve as a Futures Commission Merchant (“FCM”) for the Fund. RBC Capital’s primary address is 3 World Financial Center 200 Vesey St. New York, New York 10281. RBC Capital is registered in the United States with FINRA as a broker-dealer and with the CFTC as a FCM. RBC Capital is a member of various U.S. futures and securities exchanges.

Although RBC, in its capacity as Broker-Dealer and/or FCM, has been subject to regulatory disciplinary matters involving fines or other sanctions, as of the date hereof neither RBC nor any of its principals has been the subject of any material administrative, civil or criminal action, including any action that has been pending, on appeal, or concluded within the last five years, except as follows:

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RBC FCM Litigation Disclosure

RBC is a large broker-dealer subject to many different complex legal and regulatory requirements. As a result, certain of RBC’s regulators may from time to time conduct investigations, initiate enforcement proceedings and/or enter into settlements with RBC with respect to issues raised in various investigations. RBC complies fully with its regulators in all investigations being conducted and in all settlements it reaches. In addition, RBC is and has been subject to a variety of civil legal claims in various jurisdictions, a variety of settlement agreements and a variety of orders, awards and judgments made against it by courts and tribunals, both in regard to such claims and investigations. RBC complies fully with all settlements it reaches and all orders, awards and judgments made against it.

RBC has been named as a defendant in various legal actions, including arbitrations, class actions and other litigation including those described below, arising in connection with its activities as a broker-dealer. Certain of the actual or threatened legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. RBC is also involved, in other reviews, investigations and proceedings (both formal and informal) by governmental and self-regulatory agencies regarding RBC’s business, including among other matters, accounting and operational matters, certain of which may result in adverse judgments, settlements, fines, penalties, injunctions or other relief.

RBC contests liability and/or the amount of damages as appropriate in each pending matter. In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases where claimants seek substantial or indeterminate damages or where investigations and proceedings are in the early stages, RBC cannot predict the loss or range of loss, if any, related to such matters; how or if such matters will be resolved; when they will ultimately be resolved; or what the eventual settlement, fine, penalty or other relief, if any, might be. Subject to the foregoing, RBC believes, based on current knowledge and after consultation with counsel, that the outcome of such pending matters will not have a material adverse effect on the consolidated financial condition of RBC.

On June 18, 2015, in connection with the SEC’s Municipalities Continuing Disclosure Cooperation (MCDC) initiative, the SEC commenced and settled an administrative proceeding against RBC Capital Markets, LLC for willful violations of Sections 17(a)(2) and 17(a)(3) of the Securities Act of 1933, as amended (“Securities Act”) after the firm self-reported instances in which it conducted inadequate due diligence in certain municipal securities offerings and as a result, failed to form a reasonable basis for believing the truthfulness of certain material representations in official statements issued in connection with those offerings. RBC Capital paid a fine of $500,000.

RBC and certain affiliates were named as defendants in a lawsuit relating to their role in transactions involving investments made by a number of Wisconsin school districts in certain collateralized debt obligations. These transactions were also the subject of a regulatory investigation, which was resolved in 2011. RBC reached a final settlement with all parties in the civil litigation, and the civil action against RBC was dismissed with prejudice on December 6, 2016.

Various regulators are conducting inquiries regarding potential violations of law by a number of banks and other entities, including RBC, regarding foreign exchange trading. Since 2015, RBC is a named defendant, along with many other entities, in pending putative class actions in the U.S. and Canada regarding foreign exchange trading. Based on the facts currently known, the ultimate resolution of these collective matters is not expected to have a material adverse effect on RBC.

On April 13, 2015, RBC’s affiliate, Royal Bank of Canada Trust Company (Bahamas) Limited (RBC Bahamas), was charged in France with complicity in tax fraud. RBC Bahamas believes that its actions did not violate French law and contested the charge in the French court. The trial of this matter has concluded and a verdict was delivered on January 12, 2017, acquitting the company and the other defendants.

Thornburg Mortgage Inc. (now known as TMST) and RBC were parties to a master repurchase agreement executed in September 2003 whereby TMST financed its purchase of residential mortgage-backed securities. Upon TMST’s default during the financial crisis, RBC valued TMST’s collateral at allegedly deflated prices. After TMST’s bankruptcy filing, TMST’s trustee brought suit against RBC in 2011 for breach of contract. In 2015, TMST was awarded more than $45 million in damages. RBC has appealed. The appeals court set a briefing schedule and simultaneously ordered the parties to participate in a mediation. The parties have subsequently reached an agreement to settle the matter; a motion to approve the settlement was filed with the bankruptcy court on January 10, 2016.

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On October 14, 2014, the Delaware Court of Chancery (the Court of Chancery) in a class action brought by former shareholders of Rural/Metro Corporation, held RBC Capital Markets, LLC liable for aiding and abetting a breach of fiduciary duty by three Rural/Metro directors, but did not make an additional award for attorney’s fees. A final judgment was entered on February 19, 2015 in the amount of US$93 million plus post judgment interest. RBC appealed the Court of Chancery’s determination of liability and quantum of damages, and the plaintiffs cross-appealed the ruling on additional attorneys’ fees. On November 30, 2015, the Delaware Supreme Court affirmed the Court of Chancery with respect to both the appeal and cross-appeal. RBC is cooperating with an investigation by the U.S. Securities and Exchange Commission relating to this matter. In particular, the SEC contended that RBC caused materially false and misleading information to be included in the proxy statement that Rural filed to solicit shareholder approval for the sale in violation of section 14(A) of the Exchange Act and Rule 14A-9 thereunder. On August 31, 2016, RBC was ordered by the SEC to cease and desist and paid $500,000 in disgorgement, plus interest of $77,759 and a civil penalty of $2 million.

On March 11, 2013, the New Jersey Bureau of Securities entered a consent order settling an administrative complaint against RBC, which alleged that RBC failed to follow its own procedures with respect to monthly account reviews and failed to maintain copies of the monthly account reviews with respect to certain accounts that James Hankins Jr. maintained at the firm in violation of N.J.S.A. 49:3-58(a)(2)(xi) and 49:3-59(b). Without admitting or denying the findings of fact and conclusions of law, RBC consented to a civil monetary penalty of $150,000 (of which $100,000 was suspended as a result of the firm’s cooperation) and to pay disgorgement of $300,000.

On June 12, 2012, the State of Illinois Secretary of State Securities Department consented to entry of a judgment enjoining the firm for violation of the Illinois Securities Law of 1953. RBC undertook to repurchase auction rate securities from certain customers before June 30, 2009. RBC also undertook to use best efforts to provide, by December 31, 2009, liquidity opportunities for customers ineligible for the buyback. RBC undertook to provide periodic reports to regulator. RBC paid a penalty of $1,400,139.82.

On May 10, 2012, FINRA commenced and settled an administrative proceeding against RBC for violations of FINRA Rules 1122 and 2010 and NASD Rules 2110 and 3010 for failing to establish, maintain and enforce written supervisory procedures reasonably designed to achieve compliance with applicable rules concerning short-term transactions in closed end funds. RBC paid a fine of $200,000.

On May 2, 2012, the Massachusetts Securities Division entered a consent order settling an administrative complaint against RBC, which alleged that RBC recommended unsuitable products to its brokerage and advisory clients and failed to supervise its registered representatives’ sales of inverse and leveraged ETFs in violation of Section 204(a)(2) of the Massachusetts Uniform Securities Act (“MUSA”). Without admitting or denying the allegations of fact, RBC consented to permanently cease and desist from violations of MUSA, pay restitution of $2.9 million to the investors who purchased the inverse and leveraged ETFs and pay a civil monetary penalty of $250,000.

Please see RBC’s Form BD, which is available on the FINRA BrokerCheck program, for more details.

RBC Capital will act only as clearing broker for the Fund and as such will be paid commissions for executing and clearing trades on behalf of the Fund. RBC Capital has not passed upon the adequacy or accuracy of this prospectus. RBC Capital will not act in any supervisory capacity with respect to USCF or participate in the management of USCF or the Fund.

RBC Capital is not affiliated with the Fund or USCF. Therefore, neither USCF nor the Fund believes that there are any conflicts of interest with RBC Capital or its trading principals arising from its acting as the Fund’s FCM.

Currently, USCF does not employ commodity trading advisors for the trading of the Fund contracts. USCF currently does, however, employ SummerHaven Investment Management, LLC as a trading Advisor for USCI, CPER and USAG. If, in the future, USCF does employ commodity trading advisors for the Fund, it will choose each advisor based on arm’s-length negotiations and will consider the advisor’s experience, fees and reputation.

RBC will only act as a clearing broker for the Fund and as such will be paid commissions for executing and clearing trades on behalf of the Fund. RBC will not act in any supervisory capacity with respect to USCF or participate in the management of USCF or the Fund.

RBC is not affiliated with USCF or the Fund. Therefore, neither USCF nor the Fund believe that there are any conflicts of interest with RBC or its trading principals arising from their acting as the Fund’s FCM.

The Fund’s Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. You should note that you may pay brokerage fees on purchases and sales of the Fund’s shares, which are not reflected in the table. Authorized Participants will pay applicable creation and redemption fees. See “Creation and Redemption of Shares-Creation and Redemption Transaction Fee,” page 83.

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Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)

Fees and Expenses
Management Fee(1)	1.35%
Brokerage Fees(2)	0.49%
Total Annual Fund Operating Expenses	1.84%

(1)	The Fund is contractually obligated to pay USCF a management fee based on daily net assets and paid monthly of 1.35% per annum on average net assets. Average daily net assets are calculated daily by taking the average of the total net assets of the Fund over the calendar year, i.e., the sum of daily total net assets divided by the number of calendar days in the year. On days when markets are closed, the total net assets are the total net assets from the last day when the market was open.

(2)	The Fund determined this estimate as follows based on the Fund having two Creation Baskets sold and 100,000 shares outstanding. Assuming the price of a share is $25.00, the Fund would receive $2,500,000 upon the sale of a Creation Basket (100,000 shares multiplied by $25.00). Assuming no change in the settlement price of the contracts, the Fund would be required to sell and purchase positions in 150 futures contracts each month to support shares sold in the Creation Basket ($2,500,000 divided by the total value of the futures contracts at an assumed settlement price for the futures contract of $50,000, multiplied by 3 for the leverage). Assuming futures commission merchants charge approximately $3.22 per futures contract for each buy or sale, the monthly futures commission merchant commission charge per contract would be approximately $6.44 (except on the first month in which it would be approximately $3.22 because there is no roll), and the annual futures commission merchant commission charge per contract would be approximately $74.06. Assuming no change in the settlement price of the contracts, the Fund would sell and buy 150 futures contracts each month to support a Creation Basket, which means that the Fund’s annual commission charge per two Creation Baskets without rebalancing would be approximately $11,109 (150 contracts bought and sold * approximately $6.44 per month * 11.5 months). The estimated daily rebalancing cost of 1% of holdings is $1,217 (1% * 150 contracts * 252, the number of NYSE trading days * $3.22). The Fund’s annual commission charge per two Creation Baskets with rebalancing is $12,326 (the annual commission charge plus the rebalancing cost). As a percentage of the total investment of $2,500,000 to support the issuance of two Creation Baskets, the Fund’s annual commission expense would be approximately 0.49% ($12,326 divided by $2,500,000 per annum).

Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical investment in a single share of the Fund to equal the amount invested twelve months after the investment was made. For purposes of this breakeven analysis, an initial selling price per share of $25.00 is assumed. In order for a hypothetical investment in shares to break even over the next 12 months, assuming a selling price of $25.00 per share, the investment would have to generate a 0.91% or $0.23 return. This breakeven analysis refers to the redemption of baskets by Authorized Participants and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only.

Assumed initial selling price per share	$25.00
Management Fee (1.35%)(1)	$0.34
Creation Basket Fee (0.04%)(2)	$(0.01)
Estimated Brokerage Fee (0.49%)(3)	$0.12
Interest Income (-0.89%)(4)	$(0.22)
Registration Fee (0.00%)(5)	$0.00
Amount of trading income (loss) required for the redemption value at the end of one year to equal the initial selling price of the share	$0.23
Percentage of initial selling price per share	0.91%

(1)	The Fund is contractually obligated to pay USCF a management fee based on daily net assets and paid monthly of 1.35% per annum on average net assets.
(2)	Authorized Purchasers are required to pay a Creation or Redemption Basket fee of $0.04% for each order they place to create or redeem one or more baskets. An order must be at least one basket, which is 50,000 shares. This breakeven analysis assumes a hypothetical investment in a single share so the Creation Basket fee is $.01 (0.04% * $25).
(3)	For more information on the Brokerage Fee, see “The Fund’s Fees and Expenses.”
(4)	The Fund will earn interest on funds it will deposit with the futures commission merchant and the custodian and it estimates that the interest rate will be 0.89 % based on the current interest rate on three-month Treasury Bills as of May 16, 2017. The actual rate may vary.
(5)	The Fund is not responsible for the SEC registration fees and related expenses in connection with its initial registration of shares. Payment of SEC registration fees and expenses for subsequent offerings of shares will be paid by the Fund.

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Conflicts of Interest

There are present and potential future conflicts of interest in the Fund’s structure and operation you should consider before you purchase shares. USCF will use this notice of conflicts as a defense against any claim or other proceeding made. If USCF is not able to resolve these conflicts of interest adequately, it may impact the Fund’s and the Related Public Funds’ ability to achieve their investment objectives.

The officers, directors and employees of USCF do not devote their time exclusively to the Fund. These persons are directors, officers or employees of other entities which may compete with the Fund for their services. They could have a conflict between their responsibilities to the Fund and to those other entities.

USCF has adopted policies that prohibit it and its principals, officers, directors and employees from trading futures and related contracts in which either the Fund or any of the Related Public Funds invests. These policies are intended to prevent conflicts of interest occurring where USCF or its principals, officers, directors or employees could give preferential treatment to their own accounts or trade their own accounts ahead of or against the Fund or any of the Related Public Funds.

USCF has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Shareholders have very limits voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Fund’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Fund’s assets.

USCF serves as the sponsor to the Trust, the Fund, and the other REX Funds that are series of the Trust, USCF is also the general partner or sponsor to the Related Public Funds, USCIFT and UCCO. USCF may have a conflict to the extent that its trading decisions for the Fund may be influenced by the effect they would have on the other funds it manages.

In addition, USCF is required to indemnify the officers and directors of the Related Public Funds, if the need for indemnification arises. This potential indemnification will cause USCF’s assets to decrease. If USCF’s other sources of income are not sufficient to compensate for the indemnification, then USCF may terminate and you could lose your investment.

The officers, directors and employees of REX do not devote their time exclusively to the Fund. These persons are directors, officers or employees of other entities which may compete with the Fund for their services. They could have a conflict between their responsibilities to the Fund and to those other entities.

REX has adopted policies that prohibit it and its principals, officers, directors and employees from trading futures and related contracts in which the Fund invests. These policies are intended to prevent conflicts of interest occurring where REX or its principals, officers, directors or employees could give preferential treatment to their own accounts or trade their own accounts ahead of or against the Fund.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between USCF or any of its affiliates, on the one hand, and the Trust, the Fund or any shareholders or any other person, on the other hand, USCF shall resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

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Interests of Named Experts and Counsel

USCF has employed Eversheds Sutherland (US) LLP to prepare this prospectus. None of Eversheds Sutherland (US) LLP, any other law firm nor any other expert hired by USCF on behalf of the Trust and the Fund, to give advice on the preparation of this offering document has been hired on a contingent fee basis. Nor does any such party have any present or future expectation of interest in USCF, Marketing Agent, Authorized Participants, Custodian, Administrator or other service providers to the Trust and the Fund.

Ownership or Beneficial Interest in the Fund

As of the date of this prospectus USCF owns 40 shares of the Fund.

Fiduciary and Regulatory Duties of USCF

The general fiduciary duties which would otherwise be imposed on USCF (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the shares, are deemed to consent).

Additionally, under the Trust Agreement USCF has the following obligations as a sponsor of the Trust:

•	Devote to the business and affairs of the Trust such of its time as it determines in its discretion (exercised in good faith) to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the shareholders;

•	Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

•	Appoint and remove independent public accountants to audit the accounts of the Trust and employ attorneys to represent the Trust;

•	Use its best efforts to maintain the status of the Trust as a statutory trust for state law purposes and as a partnership for U.S. federal income tax purposes;

•	Invest, reinvest, hold uninvested, sell, exchange, write options on, lease, lend and, to the extent permitted by the Trust Agreement, pledge, mortgage and hypothecate the assets of the Fund in accordance with the purposes of the Trust and this prospectus;

•	Have fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in USCF’s immediate possession or control;

•	Enter into and perform agreements with each Authorized Participant, receive from Authorized Participants and process properly submitted purchase orders, receive Creation Basket Deposits, deliver or cause the delivery of Creation Baskets to for the account of the Authorized Participant submitting a purchase order;

•	Receive from Authorized Participants and process, or cause the Marketing Agent to process, properly submitted redemption orders, receive from the redeeming Authorized Participants through the Depository, and thereupon cancel or cause to be cancelled, shares corresponding to the Redemption Baskets to be redeemed;

•	Interact with the Depository as required;

•	Delegate duties to one or more administrators, as USCF determines; and

•	Delegate duties to one or more commodity trading or other advisors, as USCF determines.

To the extent that, at law (common or statutory) or in equity, USCF has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Fund, the shareholders or to any other person, USCF will not be liable to the Trust, the Fund, the shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of USCF.

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Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from USCF where the losses result from a violation by USCF of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against USCF (a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Liability and Indemnification

Under the Trust Agreement, USCF, the Trustee and their respective affiliates (collectively, “Covered Persons”) (i) shall have no liability to the Trust, to the Fund, or to any shareholder for any loss suffered by the Trust or the Fund which arises out of any action or inaction of such Covered Person and (ii) shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any shareholder or assignee thereof, in both cases, provided that such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any Administrator or other delegatee selected by USCF with reasonable care, provided, however, that the Trustee and its affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any Administrator or other delegatee or any other person selected by USCF to provide services to the Trust.

The Trust Agreement also provides that USCF (and any other Covered Person performing services on behalf of the Trust or the Fund, as applicable, and acting within the scope of USCF’s authority as set forth in the Trust Agreement) shall be indemnified by the Trust (or by the Fund separately to the extent the matter in question relates to a single fund or disproportionately affects a specific fund in relation to another fund) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust or a fund, as applicable, provided that (i) USCF was acting on behalf of or performing services for the Trust or a fund, as applicable, and has determined, in good faith, that such course of conduct was in the best interests of the Trust or a fund, as applicable and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of USCF and (ii) any such indemnification will only be recoverable from the assets of the Trust or of the Fund. All rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of USCF, or the withdrawal, adjudication of bankruptcy or insolvency of USCF, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against USCF.

USCF shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of the U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation cost) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The payment of any indemnification shall be allocated, as appropriate, among the series funds in the Trust, including the Fund. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

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Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against USCF shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by USCF on behalf of the Trust or any fund, as applicable; (ii) the legal action is initiated by a party other than the Trust or any fund; and (iii) USCF undertakes to repay the advanced funds with interest to the Trust or any fund, as applicable, in cases in which it is not entitled to indemnification under the Trust Agreement.

In the event the Trust or any fund, as applicable, is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any shareholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or any fund, as applicable, such shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify, defend, hold harmless and reimburse or such fund, as applicable, for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

The Trustee will not be liable or accountable to the Trust or to any other person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. USCF also indemnifies the Trustee (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee under the Trust Agreement), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee, except for expenses resulting from the gross negligence or willful misconduct of any of the indemnified parties.

Provisions of Law

According to applicable law, indemnification of USCF is payable only if USCF determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the Fund and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by USCF, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Fund.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of USCF that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of USCF or any underwriter for the Fund may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, USCF or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

Provisions of the 1933 Act and NASAA Guidelines

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to USCF or its directors, officers, or persons controlling the Trust and the Fund, the Trust has been informed that the SEC and the various State administrators believe that such indemnification is against public policy as expressed in the 1933 Act and the North American Securities Administrators Association, Inc. (“NASAA”) commodity pool guidelines and is therefore unenforceable.

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Management; Voting by Shareholders

The shareholders of the Fund take no part in the management or control, and have no voice in the Trust’s operations or business. USCF generally has the right to amend the Trust Agreement as it applies to the Trust provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the shareholders by USCF in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

Meetings

Meetings of the Trust’s shareholders may be called by USCF and may be called by it upon the written request of shareholders holding at least 50% of the outstanding shares of the Trust or the Fund, as applicable. USCF shall deposit in the United States mail or electronically transmit written notice to all shareholders of the Fund of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. Where the meeting is called upon the written request of the shareholders such written notice shall be mailed or transmitted not more than 45 days after such written request for a meeting was received by USCF. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting. Shareholders may vote in person or by proxy at any such meeting.

Any action required or permitted to be taken by shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any shareholder to any action of the Trust, the Fund or any shareholder, as contemplated by the Trust Agreement, is solicited by USCF, the solicitation shall be effected by notice to each shareholder given in the manner provided in accordance with the Trust Agreement. The Trust Agreement provides that shareholders are deemed to have consented to any proposals recommended by USCF in the shareholder notice unless such shareholders timely object to the proposals. Therefore, a lack of a response by a shareholder will have the same effect as if that shareholder had provided affirmative written consent for the proposed action. USCF and all parties dealing with the Trust may act in reliance on such deemed activity.

Termination Events

The Trust will dissolve at any time upon the happening of any of the following events:

•	The filing of a certificate of dissolution or revocation of USCF’s charter (and the expiration of 90 days after the date of notice to USCF of revocation without a reinstatement of its charter) or upon written notice by USCF of its withdrawal as Sponsor, unless (i) at the time there is at least one remaining Sponsor and that remaining Sponsor carries on the business of the Trust or (ii) within 90 days of such event of withdrawal all the remaining shareholders agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor Sponsors. If the Trust is terminated as the result of an event of withdrawal and a failure of all remaining shareholders to continue the business of the Trust and to appoint a successor Sponsor as provided above within 120 days of such event of withdrawal, shareholders holding shares representing at least a majority (over 50%) of the net asset value (not including shares held by USCF and its affiliates) may elect to continue the business of the Trust by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Trust Agreement. Any such election must also provide for the election of a Sponsor to the reconstituted trust. If such an election is made, all shareholders of the Trust shall be bound thereby and continue as shareholders of the reconstituted trust.

•	The occurrence of any event which would make unlawful the continued existence of the Trust.

•	In the event of the suspension, revocation or termination of USCF’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining Sponsor whose registration or membership has not been suspended, revoked or terminated).

•	The Trust becomes insolvent or bankrupt.

•	The shareholders holding shares representing at least seventy-five percent (75%) of the net asset value (which excludes the shares of USCF) vote to dissolve the Fund, notice of which is sent to USCF not less than ninety (90) business days prior to the effective date of termination.

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•	The determination of USCF that the aggregate net assets of the Fund in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust.

•	The Trust is required to be registered as an investment company under the Investment Company Act of 1940, and USCF does not deem it advisable to register the Trust as an investment company under the Investment Company Act of 1940.

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

Books and Records

The Trust and the Fund keep their books of record and account at the office of USCF located at 1999 Harrison Street, Suite 1530, Oakland, CA, 94612, or at the offices of the Administrator located at 50 Post Office Square, Boston, Massachusetts, 02110, or such office, including of an administrative agent, as it may subsequently designate upon notice. These books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust and the Fund.

The Trust keeps a copy of the Trust Agreement on file in USCF’s office which will be available for inspection by any shareholder at all times during its usual business hours upon reasonable advance notice. Pool participants will not be permitted to review records of proprietary accounts traded by USCF or its principles, or any policies related thereto.

Statements, Filings, and Reports to Shareholders

At the end of each fiscal year, the Trust will furnish to DTC Participants for distribution to each person who is a shareholder at the end of the fiscal year an annual report containing the Trust’s audited financial statements and other information about the Trust and the Fund. USCF is responsible for the registration and qualification of the shares under the federal securities laws and federal commodities laws and any other securities and blue sky laws of the United States or any other jurisdiction as USCF may select. USCF is responsible for preparing all reports required by the SEC, NYSE and the CFTC, but has entered into an agreement with the Administrator to prepare these reports as required by the SEC, the CFTC and NYSE on the Trust’s behalf.

The financial statements of the Trust will be audited, as required by law and may be directed by USCF, by an independent registered public accounting firm designated from time to time by USCF. The accountants’ report will be furnished by the Trust to shareholders upon request. The Trust will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised by its counsel or accountants are from time to time required by applicable statute, rule or regulation.

In addition to periodic reports that will be filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, all of which can be assessed on the SEC’s website at www.sec.gov or on the Fund’s website at http://www.uscfinvestments.com, the Trust pursuant to the Trust Agreement, will provide the following reports to shareholders in the manner prescribed below:

Annual Reports. Within 90 days after the end of each fiscal year, USCF shall cause to be delivered an annual report containing the following:

(i)

financial statements of the Trust, including without limitation, a balance sheet as of the end of the of the Trust’s fiscal year and statements of income, Trust’s equity and changes in financial position, for such fiscal year, which shall be prepared in accordance with accounting principles generally accepted in the United States of America consistently applied and shall be audited by a firm of independent certified public accountants registered with the Public Company Accounting Oversight Board,

(ii)	a general description of the activities of the Trust during the period covered by the report, and
(iii)	a report of any material transactions between the Trust and USCF or any of its affiliates, including fees or compensation paid by the Trust and the services performed by USCF or any such affiliate for such fees or compensation.

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Quarterly Reports. Within 45 days after the end of each quarter of each fiscal year, USCF shall cause to be delivered, a quarterly report containing a balance sheet and statement of income for the period covered by the report, each of which may be unaudited but shall be certified by USCF as fairly presenting the financial position and results of operations of the Trust during the period covered by the report. The report shall also contain a description of any material event regarding the business of the partnership during the period covered by the report.

Monthly Reports. Within 30 days after the end of each month, USCF shall cause to be delivered, a monthly report containing an account statement, which will include a statement of income (loss) and a statement of changes in NAV, for the prescribed period. In addition, the account statement will disclose any material business dealings between the Trust, USCF, commodity trading advisor, FCM, or the principals thereof that previously have not been disclosed in this prospectus or any amendment thereto, other account statements or annual reports.

The Trust will provide information to its shareholders to the extent required by applicable SEC, CFTC and NYSE requirements. An issuer, such as the Trust, of exchange-traded securities may not always readily know the identities of the investors who own those securities. The Trust and the Fund will post the same information described above on http://www.uscfinvestments.com.

Fiscal Year

The fiscal year of the Fund is the calendar year. USCF may select an alternate fiscal year.

Governing Law; Consent to Delaware Jurisdiction

The rights of USCF, the Trust, the Fund, DTC (as registered owner of the Fund’s global certificate for shares) and the shareholders are governed by the laws of the State of Delaware. USCF, the Trust, the Fund and DTC and, by accepting shares, each DTC Participant and each shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over USCF, the Trust or the Fund.

Legal Matters

Litigation and Claims

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against USCF, the Trust or the Fund, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Richards, Layton & Finger, P.A. has been retained to advise the Trust and the Sponsor with respect to the shares being offered hereby and will pass upon the validity of the shares being issued hereunder. Eversheds Sutherland (US) LLP will provide the Sponsor with its opinion with respect to U.S. federal income tax matters addressed herein.

Experts

Spicer Jeffries LLP, an independent registered public accounting firm, will audit the financial statements of the Trust and the Fund that will appear in the annual report on Form 10-K and Form 8-K for the Trust, respectively. Spicer Jeffries LLP, an independent registered public accounting firm, has audited the statement of financial condition of the Fund at June 26, 2017. Such financial statements were included herein in reliance upon the report of Spicer Jeffries LLP dated June 26, 2017, given on its authority of such firm as experts in accounting and auditing.

U.S. Federal Income Tax Considerations

The following discussion summarizes certain U.S. federal income tax consequences of the purchase, ownership and disposition of shares of the Fund, and the U.S. federal income tax treatment of the Fund, as of the date hereof. In general, this discussion is applicable to a shareholder who holds its shares as a capital asset. This summary does not purport to be a complete description of the income tax considerations applicable to an investment in shares. For example, we have not described tax consequences that may be relevant to certain types of shareholders subject to special treatment under U.S. federal income tax laws, including dealers or traders in securities, commodities or currencies, financial institutions, tax-exempt entities, insurance companies, persons holding shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for U.S. federal income tax purposes, or holders of shares whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code, and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

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As used herein, the term “U.S. Shareholder” means a shareholder that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. Shareholder” is a holder that is not a U.S. Shareholder. If a partnership holds our shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our shares, you should consult your own tax advisor regarding the tax consequences.

USCF has received the opinion of Eversheds Sutherland (US) LLP, counsel to the Trust, that, subject to the conditions, limitations and assumptions stated in this discussion, the material U.S. federal income tax consequences to the Fund and to U.S. shareholders and Non-U.S. shareholders (as defined below) will be as described in the following paragraphs. In rendering its opinion, Eversheds Sutherland (US) LLP has relied on the facts and assumptions described in this prospectus as well as certain factual representations made by the Trust and USCF. This opinion is not binding on the IRS. No ruling has been requested from the IRS with respect to any matter affecting the Fund or prospective investors, and the IRS may disagree with the tax positions taken by the Trust. If the IRS were to challenge the Trust’s tax positions in litigation, they might not be sustained by the courts.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SHARES, AS WELL AS ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Status of the Trust and the Fund

The Trust is organized and operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law. Notwithstanding the Trust’s status as a statutory trust and the Fund’s status as a series of that trust, due to the nature of its activities, the Fund will be treated as a partnership rather than a trust for U.S. federal income tax purposes. In addition, the trading of shares on NYSE will cause the Fund to be classified as a “publicly traded partnership” for U.S. federal income tax purposes. Under the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity (such as the Fund) that is not registered under the Investment Company Act of 1940, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence. For this purpose, “qualifying income” is defined as including, in pertinent part, interest (other than from a financial business), dividends and gains from the sale or disposition of capital assets held for the production of interest or dividends. In addition, qualifying income includes any income that would satisfy the requirements of Code Section 851(b)(2), which includes dividends, interest, gains from the sale of stock or securities, net income derived from an interest in a qualified publicly traded partnership, and other income (including, but not limited to, gains from option, futures or forward contraction) derived with respect to its business of investment in securities. Further, in the case of a partnership a principal activity of which is the buying and selling of commodities (other than as inventory) or of futures, forwards and options with respect to commodities, “qualifying income” includes income and gains from commodities and futures, forwards, options and swaps and other notional principal contracts with respect to commodities. In connection with the opinion provided by Eversheds Sutherland (US) LLP, the Trust and USCF have represented, among other things, the following to Eversheds Sutherland (US) LLP:

•	At least 90% of the Fund’s gross income for each taxable year will be derived from (i) income and gains from commodities (not held as inventory) or futures, forwards, options, swaps and other notional principal contracts with respect to commodities, and (ii) interest income;

•	The Fund is organized and will be operated in accordance with its governing documents and applicable law; and

•	The Fund has not elected, and the Fund will not elect, to be classified as a corporation for U.S. federal income tax purposes.

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Based in part on these representations, Eversheds Sutherland (US) LLP is of the opinion that the Fund will be classified as a partnership that it is not taxable as a corporation for U.S. federal income tax purposes. The Fund’s taxation as a partnership rather than a corporation will require USCF to conduct the Fund’s business activities in such a manner that it satisfies the qualifying income exception on a continuing basis. No assurance can be given that the Fund’s operations for any given year will produce income that satisfies the requirements of the qualifying income exception. Eversheds Sutherland (US) LLP will not review the Fund’s ongoing compliance with these requirements and will have no obligation to advise the Trust, the Fund or the Fund’s shareholders in the event of any subsequent change in the facts, representations or applicable law relied upon in reaching its opinion.

If the Fund failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the Fund could be required to pay over amounts determined by the IRS), the Fund would be taxable as a corporation for U.S. federal income tax purposes and would pay U.S. federal income tax on its income at regular corporate rates. In that event, shareholders of the Fund would not report their share of the Fund’s income or loss on their returns. In addition, any distributions to shareholders would be treated as ordinary dividends to the extent of the Fund’s current and accumulated earnings and profits. Subject to holding period and other requirements, any such dividend would be a qualifying dividend subject to U.S. federal income tax at the lower maximum tax rates applicable to long-term capital gains. To the extent a distribution exceeded the Fund’s earnings and profits, it would be treated as a return of capital up to the amount of a shareholder’s basis in its shares and thereafter as gain from the sale of shares. Accordingly, if the Fund were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Fund and on the value of the shares.

The remainder of this summary assumes that the Fund is classified for U.S. federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Shareholders

Tax Consequences of Ownership of Shares

Taxation of the Fund’s Income. No U.S. federal income tax is paid by the Fund on its income. Instead, the Fund files annual partnership returns, and each U.S. Shareholder is required to report on its U.S. federal income tax return its allocable share of the Fund’s income, gain, loss, deduction and credit reported on the Fund’s partnership return. These items must be reported without regard to the amount (if any) of cash or property the shareholder receives as a distribution from the Fund during the taxable year. As a result, if, for example, the Fund recognizes ordinary income in the form of interest on Treasuries and other investments, and net capital gain from Oil Futures Contracts and Other Oil-Related Investments for a taxable year, shareholders must report their share of these items regardless of whether the Fund makes any distributions to shareholders. Consequently, a shareholder may be taxed on income or gain recognized by the Fund but receive no cash distribution with which to pay the resulting tax liability or a distribution that is insufficient to pay such liability. Because USCF currently does not intend to make distributions, it is likely that, a U.S. Shareholder that is allocated income or gain from the Fund will be required to pay taxes on its allocable share of such income or gain from sources other than the Fund distributions.

Monthly Conventions for Allocations of the Fund’s Profit and Loss and Capital Account Restatement. Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners. Subject to the discussion below, concerning certain conventions to be used by the Fund, allocations of the Fund income pursuant to the Trust Agreement should be considered as having substantial economic effect or as being in accordance with a shareholder’s interest in the Fund.

In situations where a partner’s interest in a partnership is sold or otherwise transferred during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. The Fund intends to allocate tax items using an interim closing of the books method under which income, gain, loss, deductions and credits will be determined on a monthly “mark-to-market” basis, taking into account the Fund’s accrued income and deductions and gains and losses (both realized and unrealized) for the month. The tax items for each month during the taxable year will then be allocated among the holders of shares in proportion to the number of shares owned by them as of the close of business on the last trading day of the previous month (the “monthly allocation convention”).

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Under the monthly allocation convention, if an investor who held a share as of the close of business on the last trading day of the previous month disposes of a share during the current month, such investor will be treated for purposes of making allocations as if it owned the share throughout the current month. For example, an investor who buys a share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because he is deemed to hold it through the last day of May) but will not be allocated any of the tax items attributable to April. The tax items attributable to that share for April will be allocated to the person who is the actual or deemed holder of the share as of the close of business on the last trading day of March. Under the monthly convention, an investor who purchases and sells a share during the same month, and therefore does not hold (and is not deemed to hold) the share at the close of business on the last trading day of either that month or the previous month, will receive no allocations with respect to that share for any period. Accordingly, investors may receive no allocations with respect to shares that they actually held, or may receive allocations with respect to shares attributable to periods that they did not actually hold the shares. Investors who hold a share on the last trading day of the first month of the Fund’s operation will be allocated the tax items for that month, as well as the tax items for the following month, attributable to the share.

By investing in shares, a U.S. Shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to shareholders by the Trust.

In addition, for any month in which a Creation Basket is issued or a Redemption Basket is redeemed, the Fund generally will credit or debit the “book” capital accounts of its existing shareholders with any unrealized gain or loss, on the Fund’s assets. For this purpose, unrealized gain or loss will be computed based on the lowest fair market value of the Fund’s assets during the month in which shares are issued or redeemed, which may be different than the value of the assets at the time of an issuance or redemption. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for the differences between the tax basis and fair market value of assets of the Fund at the time new shares are issued or outstanding shares are redeemed (so-called “reverse Code section 704(c) allocations”). The intended effect of these adjustments is to equitably allocate among shareholders any unrealized appreciation or depreciation in the Fund’s assets existing at the time of a contribution or redemption for book and tax purposes.

USCF believes that application of the conventions described above is consistent with the intent of the partnership provisions of the Code and applicable Treasury Regulations and that the resulting allocations should have substantial economic effect or otherwise should be respected as being in accordance with shareholders’ interests in the Fund for U.S. federal income tax purposes. The Code and existing Treasury Regulations do not expressly permit adoption of these conventions, although the monthly allocation convention described above is consistent with methods permitted under the applicable Treasury Regulations, as well as the legislative history for the provisions that requires allocations to appropriately reflect changes in ownership interests. It is possible that the IRS could successfully challenge the Fund’s allocation conventions on the ground that they do not satisfy the technical requirements of the Code or Treasury Regulations, requiring a shareholder to report a greater or lesser share of items of income, gain, loss, deduction, or credit than if our conventions were respected. USCF is authorized to revise our allocation method to conform to the requirements of future Treasury Regulations.

The conventions used by the Fund in making tax allocations may cause a shareholder to be allocated more or less income or loss for U.S. federal income tax purposes than its proportionate share of the economic income or loss realized by the Fund during the period it held its shares. This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later period when the shares are sold, but could be permanent.

Section 754 election. The Fund intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that when a secondary market sale of shares occurs, the Fund adjusts the purchaser’s proportionate share of the tax basis of its assets to fair market value, as reflected in the price paid for the shares, as if the purchaser had directly acquired an interest in the Fund’s assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax bases of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest. Depending on the price paid for shares and the tax bases of the Fund’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of shares may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost effective manner, the Fund will perform only one basis adjustment per month using the lowest closing price for Fund shares during that month regardless of the price a purchaser actually paid for the shares. As a result, the basis adjustments made with respect to a purchaser in accordance with the section 754 election may not conform to the price such purchaser paid for its shares, which may result in the purchaser being allocated additional gain or loss from the Fund compared to the gain or loss that would be allocated to such purchaser if the actual price of the acquired shares was used to perform the adjustment. It is possible the IRS will successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some shareholders.

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Section 1256 Contracts. For U.S. federal income tax purposes, the Fund generally is required to us a “mark-to-market” method of accounting under which unrealized gains and losses instruments constituting “section 1256 contracts” are recognized currently. A section 1256 contract is defined as including, in relevant part: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury, and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; (2) a forward contract on exchange-traded foreign currencies, where the contracts are traded in the interbank market; (3) a non-equity option traded on or subject to the rules of a qualified board or exchange; (4) a dealer equity option; or (5) a dealer securities futures contract.. Section 1256 contracts held at the end of each taxable year are treated as if they were sold for their fair market value on the last business day of the taxable year (i.e., are “marked to market”). In addition, any gain or loss realized from a disposition, termination or marking-to-market of a section 1256 contract generally is treated as long-term capital gain or loss to the extent of 60% thereof, and as short-term capital gain or loss to the extent of 40% thereof, without regard to the actual holding period (“60 – 40 treatment”).

Many of the Fund’s Oil Futures Contracts and some of its Other Oil-Related Investments will qualify as “section 1256 contracts” under the Code. Gain or loss recognized through disposition, termination or marking-to market of the Fund’s section 1256 contracts will be subject to 60 – 40 treatment and allocated to shareholders in accordance with the monthly allocation convention. Cleared swaps and other commodity swaps will most likely not qualify as section 1256 contracts. If a commodity swap is not treated as a section 1256 contract, any gain or loss on the swap recognized at the time of disposition or termination will be long-term or short-term capital gain or loss depending on the holding period of the swap.

Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to shareholders by the Fund, including but not limited to those described below.

A shareholder’s deduction of its allocable share of any loss of the Fund is limited to the lesser of (1) the tax basis in its shares or (2) in the case of a shareholder that is an individual or a closely held corporation, the amount which the shareholder is considered to have “at risk” with respect to the Fund’s activities. In general, the amount at risk will be a shareholder’s invested capital. Losses in excess of the lesser of tax basis or the amount at risk must be deferred until years in which the Fund generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. In addition, a non-corporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

Otherwise deductible expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, we believe the management fees that the Fund pays to USCF and other expenses of the Fund constitute investment-related expenses subject to the miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business, and will report these expenses consistent with that interpretation. The Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

Non-corporate shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a shareholder will generally include any interest accrued by the Fund and any interest paid or accrued on direct borrowings by a shareholder to purchase or carry its shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

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To the extent that the Fund allocates losses or expenses to you that must be deferred or disallowed as a result of these or other limitations in the Code, you may be taxed on income in excess of your economic income or distributions (if any) on your shares. As one example, you could be allocated and required to pay tax on your share of interest income accrued by the Fund for a particular taxable year, and in the same year allocated a share of a capital loss that you cannot deduct currently because of the limitations discussed above. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year, but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your shares. Shareholders are urged to consult their own professional tax advisors regarding the effect of limitations under the Code on their ability to deduct their allocable share of the Fund’s losses and expenses.

Tax Basis of Shares

A shareholder’s tax basis in its shares is important in determining (1) the amount of taxable gain it will realize on the sale or other disposition of its shares, (2) the amount of non-taxable distributions that it may receive from the Fund, and (3) its ability to utilize its distributive share of any losses of the Fund on its tax return. A shareholder’s initial tax basis of its shares will equal its cost for the shares plus its share of the Fund’s liabilities (if any) at the time of purchase. In general, a shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the Fund as to which the shareholder or an affiliate is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the Fund that are not partner nonrecourse liabilities as to any shareholder.

A shareholder’s tax basis in its shares generally will be (1) increased by (a) its allocable share of the Fund’s taxable income and gain and (b) any additional contributions by the shareholder to the Fund and (2) decreased (but not below zero) by (a) its allocable share of the Fund’s tax deductions and losses and (b) any distributions by the Fund to the shareholder. For this purpose, an increase in a shareholder’s share of the Fund’s liabilities will be treated as a contribution of cash by the shareholder to the Fund and a decrease in that share will be treated as a distribution of cash by the Fund to the shareholder. Pursuant to certain IRS rulings, a shareholder will be required to maintain a single, “unified” basis in all shares that it owns. As a result, when a shareholder that acquired its shares at different prices sells less than all of its shares, such shareholder will not be entitled to specify particular shares (e.g., those with a higher basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its shares to the shares sold.

Treatment of the Fund Distributions. If the Fund makes non-liquidating distributions to shareholders, such distributions generally will not be taxable to the shareholders for U.S. federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value (subject to certain exceptions and adjustments) of marketable securities distributed exceeds the shareholder’s adjusted basis of its interest in the Fund immediately before the distribution. Any cash distributions in excess of a shareholder’s tax basis generally will be treated as gain from the sale or exchange of shares.

Constructive Termination of the Partnership. The Fund will be considered to have been terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in its shares within a 12-month period. A termination would result in the closing of the Fund’s taxable year for all shareholders. In the case of a shareholder reporting on a taxable year other than a fiscal year ending December 31, the closing of the Fund’s taxable year may result in more than 12 months of our taxable income or loss being includable in its taxable income for the year of termination. We would be required to make new tax elections after a termination. A termination could result in tax penalties for the shareholders if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Tax Consequences of Disposition of Shares

If a shareholder sells its shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the shares sold. A shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of any the Fund debt outstanding.

Gain or loss recognized by a shareholder on the sale or exchange of shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that will allow shareholders to identify and use the actual holding periods for the shares sold for purposes of determining whether the gain or loss recognized on a sale of shares will give rise to long-term or short-term capital gain or loss. It is expected that most shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for shares sold. If a shareholder fails to make the election or is not able to identify the holding periods of the shares sold, the shareholder may have a split holding period in the shares sold. Under such circumstances, a shareholder will be required to determine its holding period in the shares sold by first determining the portion of its entire interest in the Fund that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The shareholder would then treat each share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the Fund.

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Under Section 751 of the Code, a portion of a shareholder’s gain or loss from the sale of shares (regardless of the holding period for such shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by the Fund. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by the Fund. However, the short term capital gain on section 1256 contracts resulting from 60 – 40 treatment, described above, should not be subject to this rule.

If some or all of a shareholder’s shares are lent by its broker or other agent to a third party — for example, for use by the third party in covering a short sale — the shareholder may be considered as having made a taxable disposition of the loaned shares, in which case —

•	the shareholder may recognize taxable gain or loss to the same extent as if it had sold the shares for cash;

•	any of the Fund’s income, gain, loss or deduction allocable to those shares during the period of the loan will not be reportable by the shareholder for U.S. federal income tax purposes; and

•	any distributions the shareholder receives with respect to the shares under the loan agreements will be fully taxable to the shareholder, most likely as ordinary income.

Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their shares should consider modifying any applicable brokerage account agreements to prohibit the lending of their shares.

Other Tax Matters

Information Reporting. The Trust will report tax information to the beneficial owners of shares and the IRS. Shareholders of the Fund are treated as beneficial owners for U.S. federal income tax purposes. Accordingly, the Fund will furnish its shareholders each year with tax information on IRS Schedule K-1 (Form 1065), which will be used by the shareholders in completing their tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered beneficial owners for U.S. federal income tax purposes. On the basis of such ruling, except as otherwise provided herein, we will treat as a shareholder any person whose shares are held on their behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the shares.

Persons who hold an interest in the Fund as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on shares they acquire, hold or transfer for their own account. A penalty of $260 per failure, up to a maximum of $3,193,000 per calendar year, is imposed by the Code for failure to report such information correctly to the Fund. If the failure to furnish such information correctly is determined to be willful, the per failure penalty increases to $530 or, if greater, 10% of the aggregate amount of items required to be reported, and the $3,193,000 maximum does not apply. The nominee is required to supply the beneficial owner of the shares with the information furnished to the Fund.

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Partnership Audit Procedures. The IRS may audit the U.S. federal income tax returns filed by the Fund. Under current law, adjustments resulting from any such audit may require each shareholder to adjust a prior year’s tax liability and could result in an audit of the shareholder’s own return. Any audit of a shareholder’s return could result in adjustments of non-partnership items as well as the Fund items. Partnerships are generally treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss, deduction and credit are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the shareholders. The Code provides for one shareholder to be designated as the “tax matters partner” and represent the partnership purposes of these proceedings. The Trust Agreement appoints USCF as the tax matters partner of the Fund.

In addition, for periods beginning after December 31, 2017, the Fund may be liable for U.S. federal income tax on any “imputed understatement” of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed understatement generally includes increases in allocations of items of income or gains to any shareholder and decreases in allocations of items of deduction, loss, or credit to any shareholder without any offset for any corresponding reductions in allocations of items of income or gain to any shareholder or increases in allocations of items of deduction, loss, or credit to any shareholder. If the Fund is required to pay any U.S. federal income taxes on any imputed understatement, the resulting tax liability would reduce the net assets of the Fund and would likely have an adverse impact on the value of the shares. Under certain circumstances, the Fund may be eligible to make an election (a “Push-Out Election”) to cause the shareholders to take into account the amount of any imputed understatement, including any interest and penalties. The ability of a publicly traded partnership such as the Fund to make this election is uncertain. If the election is made, the Fund would be required to provide shareholders who owned beneficial interests in the shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The shareholders would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued. The Code provides for one person to be designated as the “partnership representative” to represent a partnership in all matters related to the audit of any partnership year. The partnership representative is authorized to bind the partnership and all of its partners, including exclusive authority to settle any tax audit, contest any tax matter in a court proceeding, to extend the statute of limitations with respect to any tax matter, and to make certain elections, including the Push-Out Election. The Trust Agreement will appoint USCF as the partnership representative of the Fund.

Tax Shelter Disclosure Rules. In certain circumstances the Code and Treasury Regulations require that the IRS be notified of certain “reportable transactions” through a disclosure statement attached to a taxpayer’s U.S. federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Trust or shareholders if a shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its shares, or possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisors concerning the application of these reporting requirements to their specific situation.

Additional Tax on Investment Income. Individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). The income subject to the additional 3.8% tax also includes income from businesses involved in the trading of financial instruments or commodities.

Tax-Exempt Organizations. Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from U.S. federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If the Fund were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization shareholder of the Fund, then in computing its UBTI, the shareholder must include its share of (1) the Fund’s gross income from the unrelated trade or business, whether or not distributed, and (2) the Fund’s allowable deductions directly connected with that gross income.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. The Fund anticipates that it will employ leverage as part of its investment strategy. As a result, the Fund anticipates that a portion of its income will constitute UBTI. In addition, an exempt organization shareholder that incurs acquisition indebtedness to purchase its shares in the Fund may have UBTI.

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The federal tax rate applicable to an exempt organization shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the shareholder’s form of organization. The Fund may report to each such shareholder information as to the portion, if any, of the shareholder’s income and gains from the Fund for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Fund’s calculation of UBTI will be accepted by the IRS. An exempt organization shareholder will be required to make payments of estimated U.S. federal income tax with respect to its UBTI.

Regulated Investment Companies. Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in a qualified publicly traded partnership. The determination of whether a publicly traded partnership such as the Fund is a qualified publicly traded partnership is made on an annual basis. While the issue is not certain, the Fund does not expect to be treated a qualified publicly traded partnership.

Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest”) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is subject to a withholding tax at a rate of 39.6% for individual shareholders and a rate of 35% for corporate shareholders.

Withholding on Allocations and Distributions. The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer is such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. Although the matter is not free from doubt, the Fund believes that the activities directly conducted by the Fund will not result in the Fund being engaged in a trade or business within in the United States. However, there can be no assurance that the IRS would not successfully assert that the Fund’s activities constitute a U.S. trade or business.

In the event that the Fund’s activities were considered to constitute a U.S. trade or business, the Fund would be required to withhold at the highest rate specified in Code section 1 (currently 39.6%) on allocations of our income to individual Non-U.S. Shareholders and the highest rate specified in Code Section 11(b) (currently 35%) on allocations of our income to corporate Non-U.S. Shareholders, when such income is allocated or distributed. A Non-U.S. Shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such shareholder’s actual U.S. federal income tax liability. Any amount withheld by the Fund will be treated as a distribution to the Non-U.S. Shareholder.

If the Fund is not treated as engaged in a U.S. trade or business, a Non-U.S. Shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from the Fund or its allocable share of the Fund’s income. Amounts withheld on behalf of a Non-U.S. Shareholder will be treated as being distributed to such shareholder.

To the extent any interest income allocated to a Non-U.S. Shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. shareholder nor a subsequent distribution of such interest income to the Non-U.S. Shareholder will be subject to withholding, provided that the Non-U.S. Shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN, W-8BEN-E, or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

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The Trust expects that most of the Fund’s interest income will qualify as “portfolio interest.” In order for the Fund to avoid withholding on any interest income allocable to Non-U.S. Shareholders that would qualify as “portfolio interest,” it will be necessary for all Non-U.S. Shareholders to provide the Fund with a timely and properly completed and executed Form W-8BEN W-8BEN-E, or other applicable form.

Gain from Sale of Shares. Gain from the sale or exchange of shares may be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual will be subject to a 30% withholding tax on the amount of such individual’s gain.

Branch Profits Tax on Corporate Non-U.S. Shareholders. In addition to the taxes noted above, any Non-U.S. Shareholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the Non-U.S. Shareholder is a “qualified resident.”

Prospective Non-U.S. Shareholders should consult their own tax advisor with regard to these and other tax issues unique to Non-U.S. Shareholders.

Backup Withholding

The Fund may be required to withhold U.S. federal income tax (“backup withholding”) at a rate of 28% from all payments to: (1) any shareholder who fails to furnish the Fund with his, her or its correct taxpayer identification number or a certificate that the shareholder is exempt from backup withholding, and (2) any shareholder with respect to whom the IRS notifies the Fund that the shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular U.S. federal income tax liability if appropriate information is provided to the IRS.

Foreign Account Tax Compliance Act Provisions

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by United States persons (or held by foreign entities that have United States persons as substantial owners), certain information, or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and comply with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S.-source interest and dividends and, after December 31, 2018, the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends. The information to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not FFIs unless the foreign entities certify that they do not have a greater than 10% U.S. owner or provide the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. Shareholder and the status of the intermediaries through which they hold their shares, Non-U.S. Shareholders could be subject to this 30% withholding tax with respect to distributions on their shares and proceeds from the sale of their shares. Under certain circumstances, a Non-U.S. Shareholder might be eligible for refunds or credits of such taxes.

Other Tax Considerations

In addition to U.S. federal income taxes, shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the shareholders reside. Although an analysis of those various taxes is not presented here, each prospective shareholder should consider their potential impact on its investment in the Fund. It is each shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Eversheds Sutherland (US) LLP has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

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Investment by ERISA Accounts

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of: (i) an employee benefit plan as defined in ERISA; (ii) a plan as defined in Section 4975 of the Code; or (iii) any collective investment vehicle, business trust, investment partnership, pooled separate account or other entity the assets of which are treated as comprised (at least in part) of “plan assets” under the ERISA “plan assets” rules (“plan asset entity”) who has investment discretion should take into account before deciding to invest the plan’s assets in the Fund. Employee benefit plans under ERISA, plans under the Code and plan asset entities are collectively referred to below as “plans,” and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors. The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in the Fund and the manner in which shares should be purchased.

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the plan’s overall investment portfolio. Each plan fiduciary, before deciding to invest in the Fund, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses, and that an investment in the Fund complies with the terms of the plan.

The Fund and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a statutory trust will result in the underlying assets of the statutory trust being deemed plan assets for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a statutory trust will not be plan assets of a plan that purchases an equity interest in the statutory trust if the equity interest purchased is a publicly-offered security. If the underlying assets of a statutory trust are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that trust would be subject to and, in some cases, limited by the provisions of ERISA and Section 4975 of the Code.

The publicly-offered security exception described above applies if the equity interest is a security that is:

(1)	freely transferable (determined based on the relevant facts and circumstances);

(2)	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3)	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law; and (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security.

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USCF believes that the conditions described above are satisfied with respect to the shares of the Fund. USCF believes that the shares of the Fund therefore constitute publicly-offered securities, and the underlying assets of the Fund should not be considered to constitute plan assets of any plan that purchases shares.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving a plan and persons who have certain specified relationships to the plan. In general, shares may not be purchased with the assets of a plan if USCF, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

•	exercise any discretionary authority or discretionary control with respect to management of the plan;

•	exercise any authority or control with respect to management or disposition of the assets of the plan;

•	render investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the plan;

•	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

•	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in shares is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in shares constitutes an arrangement under which the Fund is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the shares, (3) the investing plan, by itself, has the authority or influence to cause the Fund to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause the Fund to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from the Fund and its custodial arrangement. If a separate qualifying custodial arrangement is not maintained, an investment in the shares will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and USCF makes no representation regarding whether an investment in shares is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the prohibited transaction provisions described above apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which are similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

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No view is expressed as to whether an investment in the Fund (and any continued investment in the Fund), or the operation and administration of the Fund, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in the Fund is not to be construed as a representation by the Trust, the Fund, USCF, any trading advisor, any clearing broker, the Marketing Agent or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in the Fund in light of the circumstances of the particular plan, current tax law and ERISA.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Administrator has been appointed registrar and transfer agent for the purpose of transferring shares in certificated form. The Administrator keeps a record of all Shareholders and holders of the shares in certificated form in the registry (“Register”). USCF recognizes transfer of shares in certified form only if done in accordance with the Trust Agreement. The beneficial interests in such shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the shares. Instead, shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of shares. DTC Participants acting on behalf of investors holding shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

The shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their shares through DTC by instructing the DTC Participant holding their shares (or by instructing the Indirect Participant or other entity through which their shares are held) to transfer the shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

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Inter-Series Limitation on Liability

Because the Trust was established as a Delaware statutory trust, each series established under the Trust will be operated so that it will be liable only for obligations attributable to such series and will not be liable for obligations of any other series or affected by losses of any other series. If any creditor or shareholder of any particular series asserts against the series a valid claim with respect to its indebtedness or shares, the creditor or shareholder will only be able to obtain recovery from the assets of that series and not from the assets of any other series or the Trust generally. The assets of each series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of shares in a series. This limitation on liability is referred to as the Inter-Series Limitation on Liability. The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally. In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, the Fund or USCF on behalf of the Trust or the Fund, will acknowledge and consent in writing to the Inter-Series Limitation on Liability with respect to such party’s claims.

The existence of a Trustee should not be taken as an indication of any additional level of management or supervision over the Fund. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority for the management and operation of the Fund and the Trust to USCF. The Trustee does not provide custodial services with respect to the assets of the Fund.

Recognition of the Trust in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect shareholders against any loss of limited liability, the Trust Agreement provides that each written obligation undertaken by USCF on behalf of the Trust or the Fund shall give notice that the obligation is not binding upon the shareholders individually but is binding only upon the assets and property of the Fund, and no resort shall be had to the shareholders’ personal property for satisfaction of such obligation. Furthermore, the Trust and the Fund indemnify all shareholders of the Fund against any liability that such shareholders might incur solely based on their status as shareholders of one or more shares (other than for taxes for which such shareholder is liable under the Trust Agreement).

What is the Plan of Distribution?

Buying and Selling Shares

Most investors will buy and sell shares of the Fund in secondary market transactions through brokers. Shares will trade on NYSE under the ticker symbol “USOU.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling shares through a broker, most investors will incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges.

Marketing Agent and Authorized Participants

The offering of the Fund’s shares will be a best efforts offering. The Fund intends to continuously offer Creation Baskets consisting of 50,000 shares through the Marketing Agent, to Authorized Participants. Authorized Participants will pay a transaction fee equal to 0.04% of total NAV of the Creation Baskets for each order they place to create or redeem one or more Creation Baskets. USCF will pay the Marketing Agent a service fee in consideration of its provision of marketing services. Authorized Participants will not receive from the Fund, USCF or any of their affiliates any fee or other compensation in connection with the sale of shares. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for marketing and/or distribution-related services in connection with this offering exceed ten percent (10%) of the gross proceeds of this offering.

The offering of baskets will be made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of shares.

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The per share price of shares offered in Creation Baskets on any subsequent day will be the total NAV of the Fund calculated shortly after the close of NYSE on that day divided by the number of issued and outstanding shares of the Fund. An Authorized Participant is not required to sell any specific number or dollar amount of shares.

By executing an Authorized Participant Agreement, an Authorized Participant will become part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, the Fund. An Authorized Participant will not be under any obligation to create or redeem baskets or to offer to the public shares of any baskets it does create.

The initial Authorized Participant of the Fund will be: RBC Capital Markets, LLC.

Because new shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Creation Baskets. In addition, any purchaser who purchases shares with a view towards distribution of such shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Fund, breaks the basket down into the constituent shares and sells the shares to its customers; or if it chooses to couple the creation of a supply of new shares with an active selling effort involving solicitation of secondary market demand for the shares. In contrast, Authorized Participants may engage in secondary market or other transactions in shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

USCF intends any broker-dealers selling shares will be members of FINRA. Investors intending to create or redeem baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker- dealer regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Participants may be indemnified by USCF, they will not be entitled to receive a discount or commission from the Trust or USCF for their purchases of Creation Baskets.

Calculating Per Share NAV

The Fund’s per share NAV will be calculated by:

•	Taking the current market value of its total assets;

•	Subtracting any liabilities; and

•	Dividing that total by the total number of outstanding shares.

The Administrator will calculate the NAV of each Fund once each NYSE trading day. The NAV for a normal trading day will be released after 4:00 p.m. Eastern time (“E.T.”). Trading during the Exchange’s Core Trading Session typically closes at 4:00 p.m. E.T. For futures contracts and options traded on exchanges the Administrator will use the closing or settlement price published by the applicable exchange or, in the case of a market disruption, the last traded price before settlement. In the case of the Benchmark Oil Futures Contract, the NYMEX closing price (determined at the earlier of the close of the NYMEX or 2:30 p.m. E.T.) for the contracts traded on the NYMEX will be used. Other investments’ values for purposes of determining the NAV for each Fund, including Treasuries, cash equivalents (other than money market funds), cleared and non-cleared swaps, forwards, options and swaps will be calculated by the Administrator using market quotations and market data, if available, or other information customarily used to determine the fair value of such investments as of the earlier of the close of the NYSE or 4:00 p.m. E.T. Money market funds will be valued at their end of day NAV. The Funds may hold cash in the form of U.S. dollars.

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Third parties supplying quotations or market data may include, without limitation, information vendors, dealers in the relevant markets, end-users of the relevant product, brokers and other sources of market information. Other information customarily used in determining fair value includes information consisting of market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other market data in the relevant market; or information of the types described above from internal sources if that information is of the same type used by a Fund in the regular course of business for the valuation of similar transactions. The information may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilized.

In addition, in order to provide updated information relating to the Fund for use by investors and market professionals, NYSE will calculate and disseminate throughout the core trading session on each trading day an updated indicative fund value. The indicative fund value will be calculated by using the prior day’s closing NAV per share of the Fund as a base and updating that value throughout the trading day to reflect changes in the most recently reported trade price for the active light, sweet Oil Futures Contract on the NYMEX. The prices reported for the active Oil Futures Contract month are adjusted based on the prior day’s spread differential between settlement values for that contract and the spot month contract. In the event that the spot month contract is also the Benchmark Oil Futures Contract, the last sale price for the Benchmark Oil Futures Contract is not adjusted. The indicative fund value share basis disseminated during NYSE core trading session hours should not be viewed as an actual real time update of the NAV, because the per share NAV is calculated only once at the end of each trading day based upon the relevant end of day values of the Fund’s investments.

The indicative fund value share basis disseminated during NYSE core trading session hours should not be viewed as an actual real time update of the NAV, because NAV is calculated only once at the end of each trading day based upon the relevant end of day values of the Fund’s investments.

The indicative fund value will be disseminated on a per share basis every 15 seconds during regular NYSE core trading session hours of 9:30 a.m. New York time to 4:00 p.m. New York time. The normal trading hours of the NYMEX are 9:00 a.m. New York time to 2:30 p.m. New York time. This means that there will be a gap in time at the end of each day during which the Fund’s shares are traded on the NYSE, but real-time NYMEX trading prices for oil futures contracts traded on the NYMEX are not available. During such gaps in time the indicative fund value will be calculated based on the end of day price of such Oil Futures Contracts from the NYMEX’s immediately preceding trading session. In addition, other Oil Futures Contracts, Other Oil-Related Investments and Treasuries held by the Fund will be valued by the Administrator, using rates and points received from client-approved third party vendors (such as Reuters and WM Company) and advisor quotes. These investments will not be included in the indicative fund value.

NYSE will disseminate the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value will be published on NYSE’ website and will be available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of the shares of the Fund on NYSE. Investors and market professionals will be able throughout the trading day to compare the market price of the Fund and the indicative fund value. If the market price of the shares of the Fund diverges significantly from the indicative fund value, market professionals will have an incentive to execute arbitrage trades. For example, if the Fund appears to be trading at a discount compared to the indicative fund value, a market professional could buy shares of the Fund on NYSE and sell short oil futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Fund and the indicative fund value and thus can be beneficial to all market participants.

Creation and Redemption of Shares

The Fund intends to create and redeem shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets will be made only in exchange for delivery to the Fund or the distribution by the Fund of the amount of Treasuries and/or cash represented by the baskets being created or redeemed, the amount of which will be equal to the combined NAV of the number of shares included in the baskets being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem baskets is properly received.

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Authorized Participants will be the only persons that may place orders to create and redeem baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with USCF. The Authorized Participant Agreement will provide the procedures for the creation and redemption of baskets and for the delivery of the Treasuries and any cash required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Fund, without the consent of any limited partner or Shareholder or Authorized Participant. Authorized Participants pay a transaction fee equal to 0.04% of total NAV of the Creation Baskets to the Fund for each order they place to create one or more Creation Baskets or to redeem one or more Redemption Baskets. The transaction fee may be reduced, increased or otherwise changed by USCF. Authorized Participants who make deposits with the Fund in exchange for baskets receive no fees, commission or other form of compensation or inducement of any kind from either the Fund or USCF, and no such person will have any obligation or responsibility to USCF or the Fund to effect any sale or resale of shares.

Certain Authorized Participants are expected to be capable of participating directly in the physical crude oil market and the crude oil futures market. In some cases, Authorized Participants or their affiliates may from time to time buy or sell crude oil or Oil Interests and may profit in these instances. USCF believes that the size and operation of the crude oil market make it unlikely that an Authorized Participant’s direct activities in the crude oil or securities markets will significantly affect the price of crude oil, Oil Interests or the price of the shares.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Participant Agreement, USCF, and the Trust under limited circumstances, agree to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement is attached to this prospectus. The form of Authorized Participant Agreement will be filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Marketing Agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when NYSE or any futures exchange upon which a Benchmark Oil Futures Contract is traded is closed for regular trading. Purchase orders must be placed by 12:00 p.m. New York time or the close of regular trading on NYSE, whichever is earlier. The day on which the Marketing Agent accepts a purchase order in satisfactory form and approves such order in accordance with the procedures set forth in the Authorized Participant Agreement is referred to as the purchase order date.

By placing a purchase order, an Authorized Participant agrees to deposit Treasuries, cash or a combination of Treasuries and cash with the Trust, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Participant must also have wired to the Custodian the non-refundable transaction fee due for the purchase order. Authorized Participants may not withdraw a creation request.

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. By placing a purchase order, an Authorized Participant agrees to (1) deposit Treasuries, cash, or a combination of Treasuries and cash with the Custodian of the Fund, and (2) if required by USCF in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other OTC transaction (through itself or a designated acceptable broker) with the Fund for the purchase of a number and type of futures contracts at the closing settlement price for such contracts on the purchase order date. If an Authorized Participant fails to consummate (1) and (2), the order shall be cancelled. The number and types of contracts specified shall be determined by USCF, in its sole discretion, to meet the Fund’s investment objective and shall be purchased as a result of the Authorized Participant’s purchase of shares.

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Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount of Treasuries and/or cash that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of shares to be created under the purchase order is in proportion to the total number of shares outstanding on the purchase order date. USCF intends to determine, directly in its sole discretion or in consultation with the Administrator, the requirements for Treasuries and cash, including the remaining maturities of the Treasuries and proportions of Treasuries and cash that may be included in deposits to create baskets. The Marketing Agent will publish an estimate of the Creation Basket Deposit requirements at the beginning of each business day. The amount of cash deposit required is the difference between the aggregate market value of the Treasuries required to be included in a Creation Basket Deposit as of 4:00 p.m. New York time on the date the order to purchase is properly received and the total required deposit.

Delivery of Required Deposits

An Authorized Participant who places a purchase order will be responsible for transferring to the Fund’s account with the Custodian the required amount of Treasuries and/or cash by noon New York time on the third business day following the purchase order date. Upon receipt of the deposit amount, the Administrator will direct DTC to credit the number of baskets ordered to the Authorized Participant’s DTC account on the third business day following the purchase order date. The expense and risk of delivery and ownership of Treasuries until such Treasuries have been received by the Custodian on behalf of the Fund shall be borne solely by the Authorized Participant.

Because orders to purchase baskets must be placed by 12:00 p.m., New York time, but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. The Fund’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

USCF acting by itself or through the Marketing Agent shall have the absolute right, but shall have no obligation, to reject any purchase order or Creation Basket Deposit if USCF determines that:

•	the purchase order or Creation Basket Deposit is not in proper form;

•	it would not be in the best interest of the shareholders of the Fund;

•	due to position limits or otherwise, investment alternatives that will enable the Fund to meet its investment objective are not available to the Fund at that time;

•	the acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Fund or its shareholders;

•	the acceptance or receipt of which would, in the opinion of counsel to USCF, be unlawful; or

•	circumstances outside the control of USCF, the Marketing Agent or the Custodian make it, for all practical purposes, not feasible to process Creation Baskets (including if USCF determines that the investments available to the Fund at that time will not enable it to meet its investment objective).

None of USCF, the Marketing Agent or the Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant will be able to redeem one or more baskets will mirror the procedures for the creation of baskets. On any business day, an Authorized Participant may place an order with the Marketing Agent to redeem one or more baskets. Redemption orders must be placed by 12:00 p.m. New York time or the close of regular trading on NYSE, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form and approved by the Marketing Agent (“Redemption Order Date”) in accordance with the procedures set forth in the Authorized Participant Agreement. The redemption procedures allow Authorized Participants to redeem baskets and do not entitle an individual shareholder to redeem any shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Participant.

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By placing a redemption order, an Authorized Participant agrees to deliver the baskets to be redeemed through DTC’s book-entry system to the Fund not later than noon New York time on the third business day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Participant must also have wired to USCF’s account at the Custodian the non-refundable transaction fee due for the redemption order. An Authorized Participant may not withdraw a redemption order.

The manner by which redemptions will be made will be dictated by the terms of the Authorized Participant Agreement. By placing a redemption order, an Authorized Participant will be agreeing to (1) deliver the Redemption Basket to be redeemed through DTC’s book-entry system to the Fund’s account with the Custodian no later than 3:00 p.m. New York time on the third business day following the effective date of the redemption order (“Redemption Order Date”), and (2) if required by USCF in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other OTC transaction (through itself or a designated acceptable broker) with the Fund for the purchase of a number and type of futures contracts at the closing settlement price for such contracts on the Redemption Order Date. If an Authorized Participant fails to consummate (1) and (2), the order shall be cancelled. The number and type of contracts specified shall be determined by USCF, in its sole discretion, to meet the Fund’s investment objective and shall be sold as a result of the Authorized Participant’s sale of shares.

Determination of Redemption Distribution

The redemption distribution from the Fund will consist of a transfer to the redeeming Authorized Participant of an amount of Treasuries and/or cash that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of shares to be redeemed under the redemption order is in proportion to the total number of shares outstanding on the date the order is received. USCF, directly or in consultation with the Administrator, determines the requirements for Treasuries and cash, including the remaining maturities of the Treasuries and proportions of Treasuries and cash that may be included in distributions to redeem baskets. The Marketing Agent will publish an estimate of the redemption distribution per basket as of the beginning of each business day.

Delivery of Redemption Distribution

The redemption distribution due from the Fund will be delivered to the Authorized Participant on the third business day following the redemption order date if, by 3:00 p.m., New York time on such third business day, the Fund’s DTC account has been credited with the baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole baskets received if USCF receives the fee applicable to the extension of the redemption distribution date which USCF may, from time to time, determine and the remaining baskets to be redeemed are credited to the Fund’s DTC account by 3:00 p.m., New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. Pursuant to information from USCF, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to the Fund’s DTC account by 3:00 p.m., New York time on the third business day following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as USCF may from time to time determine.

Suspension or Rejection of Redemption Orders

USCF may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which NYSE or any of the futures exchanges upon which a Benchmark Oil Futures Contract is traded is closed other than customary weekend or holiday closings, or trading on NYSE or such futures exchanges is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasuries is not reasonably practicable, or (3) for such other period as USCF determines to be necessary for the protection of the shareholders. For example, USCF may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Fund’s assets at an appropriate value to fund a redemption. If USCF has difficulty liquidating the Fund’s positions, e.g., because of a market disruption event in the futures markets or an unanticipated delay in the liquidation of a position in an over the counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of USCF, the Marketing Agent, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

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Redemption orders must be made in whole baskets. USCF acting by itself or through the Marketing Agent may, in its sole discretion, reject any Redemption Order (1) USCF determines that the Redemption Order is not in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of USCF, the Marketing Agent or the Custodian make it for all practical purposes not feasible for the shares to be delivered under the Redemption Order. USCF may also reject a redemption order if the number of shares being redeemed would reduce the remaining outstanding shares to 100,000 shares (i.e., two (2) baskets) or less.

Creation and Redemption Transaction Fee

To compensate the Fund for expenses in connection with the creation and redemption of baskets, an Authorized Participant is required to pay a transaction fee to the Fund equal to 0.04% of total NAV of the Creation Baskets to create or redeem baskets. The transaction fee may be reduced, increased or otherwise changed by USCF. USCF shall notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of baskets until thirty (30) days after the date of notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify USCF and the Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Fund will create and redeem shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of Treasuries and/or cash equal to the aggregate NAV of the number of shares included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Participants will be the only persons that may place orders to create and redeem baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant will be under no obligation to create or redeem baskets, and an Authorized Participant will be under no obligation to offer to the public shares of any baskets it does create. Authorized Participants that do offer to the public shares from the baskets they create will do so at per-share offering prices that are expected to reflect, among other factors, the trading price of the shares on NYSE, the NAV of the shares at the time the Authorized Participant purchased the Creation Baskets, the NAV of the shares at the time of the offer of the shares to the public, the supply of and demand for shares at the time of sale, and the liquidity of the Oil Futures Contract market and the market for Other Oil-Related Investments. Baskets will generally be redeemed when the price per share is at a discount to the NAV per share. Shares initially comprising the same basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Fund in exchange for baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Fund or USCF and no such person has any obligation or responsibility to USCF or the Fund to effect any sale or resale of shares. Shares trade in the secondary market on NYSE. Shares are expected to trade in the secondary market on NYSE. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per share. The amount of the discount or premium in the trading price relative to the NAV per share may be influenced by various factors, including the number of investors who seek to purchase or sell shares in the secondary market and the liquidity of the Oil Futures Contract market and the market for Other Oil-Related Investments. While the shares trade during the core trading session on the NYSE until 4:00 p.m. New York time, liquidity in the market for Oil Interests may be reduced after the close of the NYMEX at 2:30 p.m. New York time. As a result, during this time, trading spreads, and the resulting premium or discount, on the shares may widen.

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Use of Proceeds

USCF will cause the Fund to transfer the proceeds of the sale of Creation Baskets to the Custodian or another custodian for use in trading activities. USCF will invest the Fund’s assets in Oil Interests. When the Fund purchases Oil Interests that are exchange-traded, the Fund will be required to deposit typically 5% to 30% with the FCM on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under the Oil Interests at maturity. This deposit is known as initial margin. Counterparties in transactions in OTC contracts will generally impose similar collateral requirements on the Fund. USCF will invest the Fund’s assets that remain after margin and collateral is posted in Treasuries, cash and/or cash equivalents. Subject to these margin and collateral requirements, USCF has sole authority to determine the percentage of assets that will be:

•	held as margin or collateral with FCMs or other custodians;

•	used for other investments; and

•	held in bank accounts to pay current obligations and as reserves.

Approximately 15% to 90% of the Fund’s assets will be committed as margin for commodity futures contracts. However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. Ongoing margin and collateral payments will generally be required for both exchange-traded and OTC contracts based on changes in the value of the Oil Interests. Furthermore, ongoing collateral requirements with respect to OTC contracts are negotiated by the parties, and may be affected by overall market volatility, volatility of the underlying commodity or index, the ability of the counterparty to hedge its exposure under the Oil Interests, and each party’s creditworthiness. In light of the differing requirements for initial payments under exchange-traded and OTC contracts and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of the Fund’s assets will be posted as margin or collateral at any given time. The Treasuries, cash and cash equivalents held by the Fund will constitute reserves that will be available to meet ongoing margin and collateral requirements. All interest income will be used for the Fund’s benefit. USCF invests the balance of the Fund’s assets not invested in Oil Interests or held in margin as reserves to be available for changes in margin. All interest income is used for the Fund’s benefit.

An FCM, counterparty, government agency or exchange could increase margin or collateral requirements applicable to the Fund to hold trading positions at any time. Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held.

The assets of the Fund posted as margin for the Benchmark Oil Futures Contracts or other exchange-traded futures contracts will be held in segregation pursuant to the CEA and CFTC regulations.

If the Fund enters into a swap agreement, it must post both collateral and independent amounts to its swap counterparty(ies). The amount of collateral the Fund posts changes according to the amounts owed by the Fund to its counterparty on a given swap transaction, while independent amounts are fixed amounts posted by the Fund at the start of a swap transaction. Collateral and independent amounts posted to swap counterparties will be held by a third party custodian.

Additional Information About the Benchmark Oil Futures Contracts and the Fund’s Trading Program

The overall return on the Fund is generated by two components: (i) uncollateralized returns from the Benchmark Oil Futures Contracts, and (ii) a daily fixed income return reflecting the interest earned on hypothetical 3-month Treasuries, calculated using the weekly auction rate for 3-Month Treasuries published by the U.S. Department of the Treasury.

Table 1 below lists the Futures Exchange on which the Benchmark Oil Futures Contracts is listed and quotation details. Table 2 lists the other exchange-traded futures contracts in which the Fund expects to invest.

TABLE 1

Commodity	Designated Contract	Exchange	Commodity Symbol	Allowed Contracts	Units	Quote
Crude Oil	Light, Sweet Crude Oil	NYMEX	CL	Near Month and Next Month	1,000 barrels	USD/barrel

TABLE 2

Commodity	Designated Contract	Exchange	Commodity Symbol	Allowed Contracts	Units	Quote	Max. Tenor
Crude Oil	Light, Sweet Crude Oil	NYMEX	CL	All 12 Calendar Months	1,000 barrels	USD/barrel	12
Crude Oil	Light, Sweet Crude Oil	ICE	WTI	All 12 Calendar Months	1,000 barrels	USD/barrel	12

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INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the shares. You should rely only on the information contained in this prospectus or any applicable prospectus supplement. None of the Trust, the Fund or USCF has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the shares in any jurisdiction where the offer or sale of the shares is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

The Fund uses the following sales material that it has or will prepare:

•	The Fund’s website, http://www.uscfinvestments.com; and

•	The Fund Fact Sheet found on the Fund’s website.

The materials described above are not a part of this prospectus or the registration statement of which this prospectus is a part.

INTELLECTUAL PROPERTY

USCF owns trademark registrations for UNITED STATES COMMODITY FUNDS (U.S. Reg. No. 3600670) for “Fund investment services,” in use since June 24, 2008, USCF (U.S. Reg. No. 3638987) for “Fund investment services,” in use since June 24, 2008, and USCF UNITED STATES COMMODITY FUNDS LLC & Design (U.S. Reg. No. 4304004) for “Fund investment services,” in use since June 24, 2008. USCF relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as USCF continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations. USCF has been granted two patents Nos. 7,739,186 and 8,019,675, for systems and methods for an exchange traded fund (ETF) that tracks the price of one or more commodities.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of the Fund a registration statement on Form S-1 with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, the Fund or the shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Trust, the Fund and the shares can also be obtained from the Fund’s website, http://www.uscfinvestments.com. The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. USCF will file an updated prospectus annually on behalf of the Trust and the Fund pursuant to the 1933 Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

85

DEALER PROSPECTUS DELIVERY OBLIGATION

Until August 13, 2017, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the commodities markets and indexes that track such movements, the Fund’s operations, USCF’s plans and references to the Fund’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses USCF has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to USCF’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors Involved with an Investment in the Fund” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments USCF anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of the Fund’s shares.

Privacy Policy

The Fund and USCF may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in shares of the Fund.

The Fund and USCF do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Fund and USCF restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

The Fund and USCF maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor. Third-party service providers with whom the Fund and USCF share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Fund and USCF’s current Privacy Policy is provided to investors annually and is also available on the Fund’s website at www.uscfinvestments.com.

86

USCF FUNDS TRUST

CONTENTS

Page
USCF Funds Trust and 3x Oil Fund
Report of Independent Registered Accounting Firm	F-2
Statements of Financial Condition as of June 26, 2017	F-3
Notes to statement of financial condition	F-8

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholder of USCF Funds Trust:

We have audited the accompanying statements of financial condition of the USCF Funds Trust (the “Trust”), the REX S&P MLP Fund, the REX S&P MLP Inverse Fund, the United States 3x Oil Fund and the United States 3x Short Oil Fund (collectively, the “Series”), in total and for the Series as of June 26, 2017. These statements of financial condition are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. The Trust and the Series are not required to have, nor were we engaged to perform, audits of the internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s or the Series’ internal control over financial reporting. Accordingly, we express no opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the statements of financial condition referred to above presents fairly, in all material respects, the financial position of the USCF Funds Trust, the REX S&P MLP Fund, the REX S&P MLP Inverse Fund, the United States 3x Oil Fund and the United States 3x Short Oil Fund as of June 26, 2017, in conformity with accounting principles generally accepted in the United States of America.

/s/ Spicer Jeffries LLP

Greenwood Village, Colorado

July 14, 2017

F-2

USCF FUNDS TRUST - UNITED STATES 3x SHORT OIL FUND
STATEMENT OF FINANCIAL CONDITION
JUNE 26, 2017

Assets
Cash	$ 1,000

Capital
Sponsor	$ 1,000

The accompanying notes are an integral part of the Statement of Financial Condition.

F-3

USCF FUNDS TRUST - UNITED STATES 3x OIL FUND
STATEMENT OF FINANCIAL CONDITION
JUNE 26, 2017

Assets
Cash	$ 1,000

Capital
Sponsor	$ 1,000

The accompanying notes are an integral part of the Statement of Financial Condition.

F-4

USCF FUNDS TRUST - REX S&P MLP INVERSE FUND
STATEMENT OF FINANCIAL CONDITION
JUNE 26, 2017

Assets
Cash	$ 1,000

Capital
Sponsor	$ 1,000

The accompanying notes are an integral part of the Statement of Financial Condition.

F-5

USCF FUNDS TRUST - REX S&P MLP FUND
STATEMENT OF FINANCIAL CONDITION
JUNE 26, 2017

Assets
Cash	$ 1,000

Capital
Sponsor	$ 1,000

The accompanying notes are an integral part of the Statement of Financial Condition.

F-6

USCF FUNDS TRUST
COMBINED STATEMENT OF FINANCIAL CONDITION
JUNE 26, 2017

Assets
Cash	$ 4,000

Capital
Sponsor	$ 4,000

The accompanying notes are an integral part of the Statement of Financial Condition.

F-7

USCF FUNDS TRUST

NOTES TO STATEMENT OF FINANCIAL CONDITION

JUNE 26, 2017

NOTE 1 - ORGANIZATION

The USCF Funds Trust (the “Trust”) is a Delaware statutory trust formed on March 2, 2016. The Trust is a series trust formed pursuant to the Delaware Statutory Trust Act. The Trust contains four Funds within the series; REX S&P MLP Fund (“RMLP”), REX S&P MLP Inverse Fund (“MLPD”), United States 3x Oil Fund (“USOU”) and United States 3x Short Oil Fund (“USOD”) (each series, a “Fund” and collectively, the “Funds”). RMLP and MLPD are commodity pools that are expected to issue shares that would be purchased and sold on an exchange. USOU and USOD are commodity pools that continuously issues common shares of beneficial interest that may be purchased and sold on NYSE Arca Equities, Inc. stock exchange (“NYSE”). The Trust and the Funds operate pursuant to the Trust’s Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated as of June 23, 2017. The sole trustee of the Trust is Wilmington Trust Company, National Association, a national banking association, with its principal place of business in the State of Delaware (the “Trustee”). The Trust and the Funds are managed and operated by the United States Commodity Funds, LLC (“USCF” or the “Sponsor”). USCF is a limited liability company formed in Delaware on May 10, 2005, that is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”).

The Sponsor shall have the power and authority to establish and designate one or more series, or funds, and to issue shares thereof, from time to time as it deems necessary or desirable. The Sponsor shall have the exclusive power to fix and determine the relative rights and preferences as between the shares of any series as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the series shall have separate voting rights or no voting rights. The term for which the Trust will exist commenced on the date of the filing of the Certificate of Trust, and the Trust and any Fund will exist in perpetuity, unless earlier terminated in accordance with the provisions of the Trust Agreement. Each Fund is separate from all other Funds created as series of the Trust in respect of the assets and liabilities allocated to that Fund and each Fund represents a separate investment portfolio of the Trust. Separate and distinct records must be maintained for each Fund and the assets associated with a Fund shall be held in such separate and distinct records (directly or indirectly, including a nominee or otherwise) and accounted for in such separate and distinct records separately from the assets of any other Fund.

The Trustee is not affiliated with the Sponsor. The Trustee will accept legal service of process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee’s duties and liabilities with respect to the offering of Shares and the management of the Trust are limited to its express obligations under the Trust Agreement and the Trustee does not owe any other duties to the Trust, the Sponsor or the shareholders of the Fund.

The Sponsor, is also the general partner of the United States Oil Fund, LP (“USO”), the United States Natural Gas Fund, LP (“UNG”), the United States 12 Month Oil Fund, LP (“USL”), the United States Gasoline Fund, LP (“UGA”) and the United States Diesel-Heating Oil Fund, LP (“UHN”), which listed their limited partnership shares on the American Stock Exchange (the “AMEX”) under the ticker symbols “USO” on April 10, 2006, “UNG” on April 18, 2007, “USL” on December 6, 2007, “UGA” on February 26, 2008 and “UHN” on April 9, 2008, respectively. As a result of the acquisition of the AMEX by NYSE Euronext, each of USO’s, UNG’s, USL’s, UGA’s and UHN’s shares commenced trading on the NYSE on November 25, 2008. USCF is also the general partner of the United States Short Oil Fund, LP (“DNO”), the United States 12 Month Natural Gas Fund, LP (“UNL”) and the United States Brent Oil Fund, LP (“BNO”), which listed their limited partnership shares on the NYSE under the ticker symbols “DNO” on September 24, 2009, “UNL” on November 18, 2009 and “BNO” on June 2, 2010, respectively. USCF is also the sponsor of the United States Commodity Index Fund (“USCI”), the United States Copper Index Fund (“CPER”), the United States Agriculture Index Fund (“USAG”), and the USCF Canadian Crude Oil Index Fund (“UCCO”), each a series of the United States Commodity Index Funds Trust. USCI, CPER and USAG listed their shares on the NYSE under the ticker symbol “USCI” on August 10, 2010, “CPER” on November 15, 2011 and “USAG” on April 13, 2012, respectively. UCCO is currently in registration and has not commenced operations.

F-8

All funds listed previously, other than UCCO, are referred to collectively herein as the “Related Public Funds” and are also commodity pools. In addition, the Funds are currently in registration and have not commenced operations and are not included in the Related Public Funds.

The following summary of significant accounting policies will be followed by the Trust and the Funds once operations commence.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”), as detailed in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification. Each series of the Trust is an investment company and follows the accounting and reporting guidance in FASB Topic 946.

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities, and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts are reflected in the condensed statements of financial condition and represent the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the condensed financial statements. Changes in the unrealized gains or losses between periods are reflected in the condensed statements of operations. The Funds earn income on funds held at the custodian or futures commission merchant (“FCM”) at prevailing market rates earned on such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Income Taxes

The Funds are taxed in a manner similar to a limited partnership. The Funds are not subject to federal income taxes; each partner reports his/her allocable share of income, gain, loss deductions or credits on his/her own income tax return.

Creations and Redemptions

“Authorized Participants,” institutional firms that can purchase or redeem shares in blocks of 50,000 shares called “baskets” through the Fund’s marketing agent, may purchase or redeem baskets only in blocks of 50,000 shares at a price equal to the NAV of the shares calculated shortly after the close of the core trading session on the NYSE on the day the order is placed.

The Funds receive or pay the proceeds from shares sold or redeemed within three business days after the trade date of the purchase or redemption. The amounts due from Authorized Participants are reflected in the Funds’ condensed statements of financial condition as receivable for shares sold, and amounts payable to Authorized Participants upon redemption are reflected as payable for shares redeemed.

For USOU or USOD, Authorized Participants will pay a transaction fee equal to 0.04% of total NAV of baskets to the Fund for each order placed to create or redeem one or more baskets. For RMLP or MLPD, Authorized Participants will pay a transaction fee equal to 0.02% of total NAV of baskets to the Fund for each order placed to create or redeem one or more baskets.

F-9

Trust Capital and Allocation of Income and Losses

The Trust is a treated as partnership for tax purposes. Profit or loss shall be allocated among the partners of the Fund in proportion to the number of shares each partner holds as of the close of each month. USCF may revise, alter or otherwise modify this method of allocation as described in the Trust Agreement.

Calculation of Per Share NAV

RMLP and MLPD Funds’ per share NAV will be calculated on each exchange trading day by taking the current market value of its total assets, subtracting any liabilities and dividing the amount by the total number of shares issued and outstanding. Each Fund will use the closing prices on the relevant futures exchanges of the applicable Benchmark Futures Contracts (as defined in Note 3 below) that at any given time make up the applicable index (determined at the earlier of the close of such exchange or 4:00 p.m. New York time) for the contracts traded on the futures exchanges, but calculates or determines the value of all other investments of the Funds using market quotations, if available, or other information customarily used to determine the fair value of such investments.

USOU and USOD Funds’ per share NAV is calculated on each NYSE trading day by taking the current market value of its total assets, subtracting any liabilities and dividing that amount by the total number of shares outstanding. The Funds use the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Net Income (Loss) Per Share

Net income (loss) per share is the difference between the per share NAV at the beginning of each period and at the end of each period. The weighted average number of shares outstanding was computed for purposes of disclosing net income (loss) per weighted average share. The weighted average shares are equal to the number of shares outstanding at the end of the period, adjusted proportionately for shares added and redeemed based on the amount of time the shares were outstanding during such period.

Offering Costs

Offering costs incurred in connection with the registration of additional shares after the initial registration of shares are borne by each respective Fund. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated with such offerings. These costs are accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

Cash Equivalents

Cash equivalents include money market funds, overnight deposits and obligations of the United States with an original maturity of less than six months.

Use of Estimates

The preparation of condensed financial statements in conformity with U.S. GAAP requires USCF to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results may differ from those estimates and assumptions.

NOTE 3 - TRUST SERIES

The Sponsor contributed an aggregate of $4,000 to the Trust, $1,000 on March 31, 2016 for RMLP, $1,000 on April 15, 2016 for MLPD, $1,000 on June 20, 2017 for USOU and $1,000 on June 20, 2017 for USOD, representing an initial contribution of capital to the Trust for each series. Pursuant to the Trust Agreement, four series will be designated and the Funds will be designated as a series of the Trust. Following the designation of the Funds as a series of the Trust, an initial capital contribution of $1,000 will be made to each respective Fund and deemed an initial contribution of capital to each respective Fund. In connection with the planned commencement of trading for the Fund under the Funds ticker the initial offering of shares, USCF will receive 40 Sponsor Shares of each respective Fund in exchange for the previously received capital contribution, representing a beneficial ownership interest in each respective Fund.

F-10

Investment Objective of the Funds

RMLP

RMLP’s shares will trade on a to be determined exchange. The investment objective of RMLP is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the S&P MLP Total Return Index Futures (the “Benchmark Futures Contract”), less RMLP’s expenses and distributions made by RMLP. The S&P MLP Total Return Index (the “Index”) is designed to measure the total return performance of leading master limited partnerships (“MLPs”) and publicly traded limited liability companies (“LLCs”), which have a similar legal structure to MLPs and share the same tax benefits, that trade on major U.S. exchanges. As the vast majority of traded partnerships have operations in the oil and gas industries, the Index focuses on companies in the Global Industry Classification Standard’s (“GICS®”) Energy Sector and the GICS Gas Utilities Industry. The Index is owned, maintained, calculated, and published by S&P Dow Jones Indices, LLC (the “Index Sponsor”).

MLPD

MLPD’s shares will trade on a to be determined exchange. The investment objective of MLPD is for the daily changes in percentage terms of its shares’ per share NAV to reflect the inverse of the daily changes in percentage terms of the Benchmark Futures Contract, less MLPD’s expenses. MLPD seeks a return that is -100% of the return of the Benchmark Futures Contract for a single day. MLPD should not be expected to provide 100% of the inverse of the cumulative return for the Benchmark Futures Contract for periods greater than a day. The Index is designed to measure the total return performance of leading MLPs and publicly traded LLCs, which have a similar legal structure to MLPs and share the same tax benefits, that trade on major U.S. exchanges. As the vast majority of traded partnerships have operations in the oil and gas industries, the Index focuses on companies in the Global Industry Classification Standard’s (“GICS®”) Energy Sector and the GICS Gas Utilities Industry. The Index is owned, maintained, calculated, and published by the Index Sponsor.

Each of these Funds will seek to achieve its investment objective by primarily investing in Benchmark Futures Contracts. If constrained by regulatory requirements or in view of market conditions, each Fund will invest next in other exchange-traded futures contracts and options contracts, if available, based on the Index, other MLP indices or individual MLPs. If constrained by regulatory requirements or in view of market conditions, each of the Funds will invest next in over the counter (“OTC”) swaps on the Index, other MLP indices or individual MLPs. Other exchange-traded futures contracts, options contracts and OTC swaps based on the Index, other MLP indices or individual MLPs are collectively referred to as “Related Investments,” and together with Benchmark Futures Contracts, the “MLP Interests.”

USOU

USOU’s shares will trade on the NYSE. The investment objective of the Fund will be for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect three times (3x) the daily change in percentage terms of the price of a specified short-term futures contract on light, sweet crude oil (the “Benchmark Oil Futures Contract”) less the Fund’s expenses. To achieve this objective, USCF will endeavor to have the notional value of the Fund’s aggregate exposure to the Benchmark Oil Futures Contract at the close of each trading day approximately equal to 300% of the Fund’s NAV. The Fund will seek a return that is 300% of the return of the Benchmark Oil Futures Contract for a single day and does not seek to achieve its stated investment objective over a period of time greater than one day.

The pursuit of daily leveraged investment goals means that the return of the Fund for a period longer than a full trading day may have no resemblance to 300% of the return of the Benchmark Oil Futures Contract for a period of longer than a full trading day because the aggregate return of the Fund is the product of the series of each trading day’s daily returns.

F-11

USOD

USOD’s shares will trade on the NYSE. The investment objective of the Fund will be for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect three times the inverse (-3x) of the daily change in percentage terms of the price of a specified short-term futures contract on light, sweet crude oil (the “Benchmark Oil Futures Contract”) less the Fund’s expenses. To achieve this objective, USCF will endeavor to have the notional value of the Fund’s aggregate short exposure to the Benchmark Oil Futures Contract at the close of each trading day approximately equal to 300% of the Fund’s NAV. The Fund will seek a return that is -300% of the return of the Benchmark Oil Futures Contract for a single day and does not seek to achieve its stated investment objective over a period of time greater than one day.

The pursuit of daily inverse leveraged investment goals means that the return of the Fund for a period longer than a full trading day may have no resemblance to -300% of the return of the Benchmark Oil Futures Contract for a period of longer than a full trading day because the aggregate return of the Fund is the product of the series of each trading day’s daily returns.

NOTE 4 — FEES PAID BY THE FUND AND RELATED PARTY TRANSACTIONS

USCF Management Fee

Under the Trust Agreement, USCF is responsible for investing the assets of the Fund in accordance with the objectives and policies of the Fund. In addition, USCF has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to the Fund. For these services, the Fund is contractually obligated to pay USCF a fee, which is paid monthly, equal to 0.75%, 0.75%, 1.35% and 1.65%, respectively for RMLP, MLPD, USOU and USOD per annum of average daily total net assets.

Trustee Fee

The Trustee is the Delaware trustee of the Trust. In connection with the Trustee’s services to the Trust, USCF is responsible for paying the Trustee’s annual fee in the amount of $3,000.

Ongoing Registration Fees and Other Offering Expenses

The Funds pay (a) the Management Fee payable to USCF, discussed above, (b) brokerage fees, futures commission merchant fees and other fees and commissions incurred in connection with the trading activities of the Fund, (c) any costs and expenses related to registration of additional shares of the Fund and (d) all other expenses allocated to the Fund by USCF in consultation with REX MLPshares, LLC, as may be disclosed from time to time.

Independent Directors’ and Officers’ Expenses

The Sponsor is responsible for paying its portion of the directors’ and officers’ liability insurance for the Funds and the fees and expenses of the independent directors who also serve as audit committee members of the Funds. The directors also serve as the directors, and for the independent directors as audit committee members, of the Related Public Funds and the other Funds that are series of the Trust. The Sponsor shares the fees and expenses on a pro rata basis with each Related Public Fund, as described above, based on the relative asset value of the Funds to the total Related Public Fund’s asset value computed on a daily basis.

Investor Tax Reporting Cost

The fees and expenses associated with the Funds’ audit expenses and tax accounting and reporting requirements are paid by the Sponsor.

F-12

Other Expenses and Fees

In addition to the fees described above, each Fund pays all brokerage fees and other expenses in connection with the operation of the Funds, excluding costs and expenses paid by USCF.

NOTE 5 - CONTRACTS AND AGREEMENTS

Other Fund Service Providers

The Sponsor has entered into an agreement with REX MLPshares, LLC (“REX”), a single member limited liability company that was formed in the state of Delaware on December 3, 2015. REX is a wholly-owned subsidiary of REX Shares, LLC, a Delaware limited liability company (“REX Shares”). Pursuant to the agreement between the Sponsor and REX, REX will assist the Sponsor with the development and launch of each respective Fund and provide certain ongoing services. REX also licenses certain intellectual property rights to the Sponsor and certain of the Funds. REX does not make investment decisions for the Sponsor, the Trust or the Funds and is not involved in the day-to-day operations or maintenance of the Funds.

NOTE 6 – SUBSEQUENT EVENTS

The Trust and the Funds have performed and evaluated the need for disclosure and/or adjustments resulting from subsequent events through the date the financial statements were issued. Based on this evaluation, no adjustments were required to the financial statements.

F-13

APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms has the meaning set forth after such term:

1933 Act: The Securities Act of 1933.

Administrator: Brown Brothers Harriman & Co.

Authorized Participant: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to the Fund.

Benchmark Oil Futures Contracts: The near month futures contract for light, sweet crude oil traded on the NYMEX unless the near month futures contract will expire within two weeks of the valuation day, in which case the Benchmark Oil Futures Contract is the next month futures contract for light, sweet crude oil traded on the NYMEX.

BNO: United States Brent Oil Fund, LP.

Business Day: Any day other than a day when any of the NYSE, the NYMEX or the New York Stock Exchange is closed for regular trading.

CEA: Commodity Exchange Act.

CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Cleared Swap Contract: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is submitted to a central clearinghouse after it is either traded OTC or on an exchange or other trading platform.

Code: Internal Revenue Code.

Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures contracts or options on futures contracts collectively.

Commodity Pool Operator or CPO: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

CPER: United States Copper Index Fund.

Creation Basket: A block of 50,000 shares used by the Fund to issue shares.

Custodian: Brown Brothers Harriman & Co.

DNO: United States Short Oil Fund, LP.

Dodd-Frank Act: The Dodd-Frank Wall Street Reform and Consumer Protection Act that was signed into law July 21, 2010.

DTC: The Depository Trust Company. DTC will act as the securities depository for the shares.

DTC Participant: An entity that has an account with DTC.

Exchange Act: The Securities Exchange Act of 1934.

A-1

Exchange for Related Position (EFRP): An off market transaction which involves the swapping (or exchanging) of an over-the-counter (OTC) position for a futures position. The OTC transaction must be for the same or similar quantity or amount of a specified commodity, or a substantially similar commodity or instrument. The OTC side of the EFRP can include swaps, swap options, or other instruments traded in the OTC market. In order for an EFRP transaction to take place, the OTC side and futures components must be “substantially similar” in terms of either value or quantity. The net result is that the OTC position (and the inherent counterparty credit exposure) is transferred from the OTC market to the futures market. EFRPs can also work in reverse, where a futures position can be reversed and transferred to the OTC market.

FINRA: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

Fund: United States 3x Oil Fund

Futures Exchanges: NYMEX or other futures exchanges that trade the Benchmark Oil Futures Contract.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

Margin: The amount of equity required for an investment in futures contracts.

Marketing Agent: ALPS Distributors, Inc.

NAV: Net asset value of the Fund.

NFA: National Futures Association.

New York Mercantile Exchange (NYMEX): The primary exchange on which futures contracts are traded in the U.S. The Fund expects to invest primarily in futures contracts, and particularly in futures contracts traded on the NYMEX. The Fund expressly disclaims any association with the Exchange or endorsement of the Fund by the Exchange and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of such Exchange.

Oil Futures Contracts: Futures contracts for crude oil, diesel-heating oil, gasoline, natural gas, and other petroleum-based fuels that are traded on the NYMEX, ICE Futures Europe or other U.S. and foreign exchanges.

Oil Interests: Oil Futures Contracts and Other Oil-Related Investments.

Option: The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

OTC Derivative: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded OTC or off organized exchanges.

Other Oil-Related Investments: Other crude oil-related investments such as cash-settled options on Oil Futures Contracts, forward contracts for crude oil, and OTC transactions that are based on the price of crude oil, other petroleum-based fuels, Oil Futures Contracts and indices based on the foregoing.

Redemption Basket: A block of 50,000 shares used by the Fund to redeem shares.

Related Public Funds: USO, UNG, UGA, UHN, CPER, USAG, USCI, BNO, DNO, UNL, and USL; provided that upon the effectiveness of this registration statement on Form S-1, the Fund shall become part of the Related Public Funds. .

REX: REX MLPshares, LLC, a wholly-owned subsidiary of REX Shares, LLC.

REX Funds: the funds that are series of the USCF Funds Trust.

REX MLP Funds: the REX S&P MLP Fund and the REX S&P MLP Inverse Fund.

SEC: Securities and Exchange Commission.

Secondary Market: The stock exchanges and the OTC market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

Shareholders: Holders of shares.

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Shares: Units representing fractional undivided beneficial interests in the Fund.

Spot Contract: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.

Swap Contract: Swap transactions generally involve contracts between two parties to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Some swap transactions are cleared through central counterparties. These transactions, known as cleared swaps, involve two counterparties first agreeing to the terms of a swap transaction, then submitting the transaction to a clearing house that acts as the central counterparty. Swap transactions that are not cleared through central counterparties are called “uncleared” or OTC swaps.

Tracking Error: Possibility that the daily NAV of the Fund will not track, on a leveraged basis, the performance of the Benchmark Oil Futures Contracts.

Treasuries: Obligations of the U.S. government with remaining maturities of 2 years or less.

UCCO: USCF Canadian Crude Oil Index Fund.

Trust: USCF Funds Trust.

Trust Agreement: The Amended and Restated Declaration of Trust and Trust Agreement of the Trust effective as of June 23, 2017.

UGA: United States Gasoline Fund, LP.

UHN: United States Diesel-Heating Oil Fund, LP.

UNG: United States Natural Gas Fund, LP.

UNL: United States 12 Month Natural Gas Fund, LP.

USAG: United States Agriculture Index Fund.

USCF: The sponsor of the Fund, United States Commodity Funds LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of the Fund and other Funds.

USCI: United States Commodity Index Fund.

USCIFT: United States Commodity Index Funds Trust.

USL: United States 12 Month Oil Fund, LP.

USO: United States Oil Fund, LP.

Valuation Day: Any day as of which the Fund calculates its NAV.

You: The owner of shares.

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